Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECURITIES PURCHASE AGREEMENT

by and among

VIREO GROWTH INC.,

BWAB Holdings LLC,

Bridgewell Agribusiness LLC,

Agribusiness Holdings Limited Partnership,

the Ultimate Sellers set forth on Schedule I hereof,

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC

Dated as of June 5, 2026

Table of Contents

i

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EXHIBITS

Exhibit A	Specific Accounting Principles
Exhibit B	Inventory Accounting Principles
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Forms of Employment Agreements
Exhibit E	Historical Accounting Principles Exceptions
Exhibit F	Form of Convertible Note

Schedules

Schedule I – Ultimate Sellers
Schedule II – Indebtedness and Transaction Expenses

Schedule 2.05(d)(iii)(D)

Schedule 5.02

Schedule 6.11

Schedule 6.14

Schedule 7.02(a)(v)

DISCLOSURE SCHEDULES

bUYER DISCLOSURE SCHEDULES

THIS AGREEMENT IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF THE ACT; THE GUIDANCE OR INSTRUCTIONS OF ANY REGULATOR; OR THE POLICIES OR INSTRUCTIONS OF ANY APPLICABLE STOCK EXCHANGE.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of June 5, 2026, is entered into by and among Vireo Growth Inc., a British Columbia corporation (“Buyer”), Bridgewell Agribusiness LLC, an Oregon limited liability company (the “Company”), BWAB Holdings, LLC, an Oregon limited liability company (“BWAB Holdings”), each Person listed under the heading reading “Ultimate Sellers” on Schedule I attached hereto and made a part hereof (each such Person, an “Ultimate Seller” and together the “Ultimate Sellers”), Agribusiness Holdings Limited Partnership, an Oregon limited partnership (“Agribusiness Holdings”) and Shareholder Representative Services LLC, a Colorado limited liability company acting solely in its capacity as the Seller Representative (the “Seller Representative”).

RECITALS

WHEREAS, BWAB Holdings owns 100% of the issued and outstanding limited liability company membership interests of the Company (the “Company Securities”), Agribusiness Holdings owns 100% of the issued and outstanding limited liability company membership interests of BWAB Holdings, and the Ultimate Sellers own 100% of the issued and outstanding equity interests of Agribusiness Holdings (the “Partnership Interests”);

WHEREAS, Buyer desires to purchase from the Ultimate Sellers, and each of Ultimate Sellers desire to sell to Buyer, all of their respective Partnership Interests, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, in connection with the Ultimate Sellers’ sale and Buyer’s purchase of the Partnership Interests, Agribusiness Holdings and BWAB Holdings are joining Ultimate Sellers in making certain representations, warranties, covenants and agreements in connection therewith; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Accounting Principles” means (i) the specific terms and definitions in this Agreement and the specific policies, terms and matters set forth on Exhibit A, (ii) to the extent not inconsistent with the foregoing clause (i), the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies of the Company that were used in the preparation of the Financial Statements for the year of 2025, and (iii) to the extent not addressed in the foregoing clauses (i) or (ii), GAAP as of the Closing Date. For the avoidance of doubt, clause (i) shall take precedence over clauses (ii) and (iii), and clause (ii) shall take precedence over clause (iii).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Actual Closing Purchase Price” means the amount of the Closing Purchase Price as calculated and finally determined in accordance with Section 2.04(b) and (c).

“Adjusted Pro Rata Share” means, as to any Ultimate Seller, as of any point in time after Closing as determined by the Seller Representative from time to time after the Closing, the following fraction expressed as a percentage: (i) the numerator equals the original principal amount of the Convertible Note issued to that Ultimate Seller plus (or minus) any Upward Adjustment Amount (or Downward Adjustment Amount) credited to (or deducted from) that Ultimate Seller plus any Tariff Refund and/or Pre-Closing Tax Refund credited to that Ultimate Seller, plus in the case of Eric Brooks, the initial principal amount of the note issued to him as set forth on Schedule II (the “Redemption Note”); and (ii) the denominator equals the sum of the original principal amount of the Convertible Notes issued to all Ultimate Sellers plus (or minus) any  Upward Adjustment Amount (or Downward Adjustment Amount) credited to (or deducted from) all Ultimate Sellers plus any Tariff Refund and/or Pre-Closing Tax Refund credited to all Ultimate Sellers, plus the initial principal amount of the Redemption Note. For the avoidance of doubt, the aggregate Adjusted Pro Rata Shares shall at all times equal 100.00%. If Seller Representative for any reason fails to notify Buyer of a new Adjusted Pro Rata Share, Buyer shall be entitled to use the most recent Adjusted Pro Rata Share of which Buyer was notified by Seller Representative or, if none, the Base Pro Rata Share.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agribusiness Holdings” has the meaning set forth in the preamble.

“AI Technologies” means any and all deep learning, machine learning, and other artificial intelligence technologies, including without limitation any and all: (a) proprietary algorithms, software, or systems that make use of or employ neural networks, statistical learning algorithms (such as linear and logistic regression, support vector machines, random forests, or k-means clustering), or reinforcement learning; and (b) proprietary embodied artificial intelligence and related hardware or equipment.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means: (a) the Convertible Notes, (b) the Investor Rights Agreement, (c) the Employment Agreements, and (d) each other agreement, instrument or document entered into or required to be delivered in connection with the transactions contemplated hereby and thereby.

“Anti-Bribery and Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the Corruption of Foreign Public Officials Act (Canada), (c) the United Kingdom Bribery Act, (d) anti-bribery legislation promulgated by the European Union and implemented by its members states, (e) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (f) other anti-bribery and anti-corruption Laws.

“Assumed Indebtedness” means the outstanding principal and interest owing by the Company pursuant to the Debt Documents as set forth under the “Assumed Indebtedness” header on Schedule II.

“Assumed Transaction Expenses” means the Transaction Expenses owing by the Company as set forth under the “Assumed Transaction Expenses” header on Schedule II.

“Audited Financial Statements” has the meaning set forth in Section 3.06.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Base Pro Rata Share” means, with respect to each Ultimate Seller, the percentage set forth opposite such Ultimate Seller’s name on Schedule I under the header Base Pro Rata Share.

“Benefit Plan” means each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, commission, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, holiday, paid time off (PTO), health and welfare (including medical, vision, dental, short or long term disability, welfare, accidental death and dismemberment, life insurance) Code Section 125 cafeteria, life insurance, fringe-benefit and other similar agreement, plan, policy, program, practice, understanding or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, insured or self-insured, registered or unregistered, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company or the Canadian Subsidiary for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or the Canadian Subsidiary or any spouse or dependent of such individual, or under which the Company, the Canadian Subsidiary or any of its or their ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise, except statutory benefit plans solely required to be maintained pursuant to applicable Law.

“Blocker Entities” means, collectively, Agribusiness Holdings and BWAB Holdings.

“Business” has the meaning set forth in Section 5.06(b).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York or Vancouver, British Columbia are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Board” means the board of directors of Buyer.

“Buyer Disclosure Schedule” means the Disclosure Schedules delivered by the Buyer concurrently with the execution and delivery of this Agreement.

“Buyer Financial Statements” has the meaning set forth in Section 4.07.

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Buyer Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (a) on the business, prospects, results of operations, condition (financial or otherwise), Liabilities or assets of Buyer or its Subsidiaries, taken as a whole, or (b) on the ability of Buyer to perform in all material respects its obligations under this Agreement, or on the consummation of (whether by prevention or material delay) the transactions contemplated hereby; provided, however, that “Buyer Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) any changes in financial or securities markets in general; (c) any national or international political or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (d) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (e) any changes in applicable Laws or accounting rules; (f) the public announcement or pendency of the transactions contemplated by this Agreement; or (g) any failure (in and of itself) by Buyer or its Subsidiaries to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Buyer Material Adverse Effect); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (e) immediately above shall be taken into account in determining whether a Buyer Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Buyer or its Subsidiaries compared to other participants in the industries in which Buyer or its Subsidiaries conduct their businesses.

“Buyer Multiple Voting Shares” means the multiple voting shares in the authorized share structure of Buyer.

“Buyer Shares” means the subordinate voting shares in the authorized share structure of Buyer, or any subsequent securities which Buyer Shares are converted into or exchanged for in connection with any reorganization, recapitalization, reclassification, consolidation, merger or other transaction involving Buyer.

“BWAB Holdings” has the meaning set forth in the preamble.

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.

“Canadian Subsidiary” means BWAB Canada ULC.

“Cap” has the meaning set forth in Section 7.04(a).

“Cash” means cash and cash equivalents (including short-term investments convertible to cash in no more than ten (10) calendar days) calculated in accordance with the Accounting Principles.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Charter Documents” has the meaning set forth in Section 3.03.

“Closing” has the meaning set forth in Section 2.01.

“Closing Cash” means all Cash held by the Company at the Closing, which amount has been set forth on a “Closing Cash Schedule” delivered by the Company to Buyer prior to the Closing.

“Closing Certificate” means a certificate executed by the Chief Financial Officer of the Company certifying on behalf of the Company and the Canadian Subsidiary, as of the Closing Date, (a) an itemized list of all outstanding Closing Indebtedness and the Person to whom such outstanding Closing Indebtedness is owed and an aggregate total of such outstanding Closing Indebtedness, (b) the amount of Transaction Expenses remaining unpaid as of the Closing (including an itemized list of each such unpaid Transaction Expense with a description of the nature of such expense and the Person to whom such expense is owed), (c) the Estimated Closing Statement, and that the Estimated Closing Statement was prepared in all material respects in accordance with the Accounting Principles, and (d) the Inventory Statement, and that the Inventory Statement was prepared in all material respects in accordance with Section 2.04(a)(ii).

“Closing Date” has the meaning set forth in Section 2.01.

“Closing Indebtedness” means, subject to the limitations set forth in the definition of “Indebtedness,” the aggregate amount of any unpaid Indebtedness of the Company and each Subsidiary thereof remaining as of the Closing (other than, and without duplication of, the Assumed Indebtedness and amounts included in Current Liabilities that are taken into account in the calculation of the Closing Working Capital).

“Closing Purchase Price” means the sum of:

(a)            $40,000,000, plus

(b)            the Closing Cash, less

(c)            the amount of Assumed Indebtedness, less

(d)            the amount of Closing Indebtedness, less

(e)            the amount of any Pre-Closing Taxes, less

(f)             the amount of any unpaid Transaction Expenses, where “unpaid” means any Transaction Expenses other than the Assumed Transaction Expenses which are being paid at Closing by Buyer; provided, however, that the Transaction Bonuses and any Taxes related thereto shall not be a deduction to the Closing Purchase Price, plus

(g)            the amount by which Closing Working Capital exceeds the Target Working Capital or minus the amount by which Closing Working Capital is less than the Target Working Capital.

“Closing Share Price” means the greater of (a) the volume weighted average trading price of Buyer Shares for the twenty (20) consecutive trading days ending two (2) trading days prior to the Closing Date, and (b) $0.62, provided that in no event shall the Closing Share Price be less than the minimum price permitted under the policies of the Exchange.

“Closing Share Payment” means a number of Buyer Shares equal to the quotient of (a) the Estimated Closing Purchase Price, divided by (b) the Closing Share Price.

“Closing Working Capital” means: (a) the Current Assets of the Company (consolidated with those of its Subsidiaries), less (b) the Current Liabilities of the Company (consolidated with those of its Subsidiaries), determined as of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Auditor” means Baker Tilly.

“Company Intellectual Property” means all Intellectual Property that is owned by the Company or the Canadian Subsidiary.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts relating to Intellectual Property to which the Company or the Canadian Subsidiary is a party, beneficiary or otherwise bound, excluding so-called “off-the-shelf” products and “shrink wrap” software licensed to the Company or the Canadian Subsidiary in the Ordinary Course of Business.

“Company IP Registrations” means all Company Intellectual Property, which is registered or for which an application for registration has been filed by the Company, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or the Canadian Subsidiary.

“Company Securities” has the meaning set forth in the recitals.

“Confidential Information” has the meaning set forth in Section 5.06(b).

“Contracts” means all contracts, leases, subleases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether in writing or oral.

“Convertible Note” means, with respect to each Ultimate Seller, such Ultimate Seller’s certain unsecured, subordinated Convertible Note issued by Buyer to such Ultimate Seller on the Closing Date, convertible into a number of shares of Buyer Shares as set forth on the Estimated Closing Statement for such Ultimate Seller in accordance with its terms, in the form attached hereto as Exhibit F.

“Counsel” has the meaning set forth in Section 8.14(a).

“Current Assets” means, on a consolidated basis, accounts receivable, Inventory (prepared in accordance with the Inventory Accounting Principles set forth on Exhibit B), prepaid expenses and other current assets of the Company and each Subsidiary thereof, but excluding (a) Cash (including restricted cash), (b) the portion of any prepaid expense of which the Company will not receive the benefit following the Closing, (c) Tax assets and deferred Tax assets, (d) the current portion of any intercompany receivables, and (e) the current portion of any lease assets and rights of use, each determined in accordance with the Accounting Principles. For purposes of this definition, Inventory shall be determined in accordance with the definition of “Inventory” in this Agreement and the Inventory Accounting Principles.

“Current Liabilities” means, the accounts payable, accrued expenses (including compensation) and other current liabilities of the Company and each Subsidiary thereof, but excluding (a) Tax liabilities and deferred Tax liabilities, (b) the current portion of any lease liabilities, (c) the current portion of any intercompany payables, (d) Transaction Expenses, and (e) the current portion of any other Indebtedness of the Company or its Subsidiaries, including the Assumed Indebtedness and Closing Indebtedness, each determined in accordance with the Accounting Principles.

“Customs & Trade Laws” means any Laws and regulations relating to the import, export, reexport, or transfer of goods, services, and technical information, including, but not limited to, those under the Export Control Reform Act of 2018 (50 U.S.C. 4801 et seq.) and the Export Administration Regulations (15 C.F.R. Part 730 et seq.), the Arms Export Control Act (22 U.S.C. 2778) and the International Traffic in Arms Regulations (22 C.F.R. Part 120 et seq.), the Foreign Trade Regulations administered by the U.S. Department of Commerce Census Bureau, and applicable import Laws and regulations administered by the U.S. Department of Homeland Security Customs and Border Protection, and, with respect to Canada, the Export and Import Permits Act (Canada), the Customs Act (Canada), and the regulations promulgated thereunder, in each case as in effect as of the date hereof.

“D&O Indemnified Party” has the meaning set forth in Section 5.02(a).

“D&O Tail Policy” has the meaning set forth in Section 5.02(b).

“Debt Documents” means the Contracts, and amounts of Assumed Indebtedness under each such Contract, set forth on Schedule II attached hereto under the “Assumed Indebtedness” header, being all of the Contracts related to the Assumed Indebtedness and which together sum to the amount of the Assumed Indebtedness.

“Determination Date” has the meaning set forth in Section 7.06(a).

“Determined Loss” has the meaning set forth in Section 7.06(a).

“Deductible” has the meaning set forth in Section 7.04(a).

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Buyer concurrently with the execution and delivery of this Agreement.

“Disputed Amounts” has the meaning set forth in Section 2.04(c)(iii).

“Dollars” or “$” means the lawful currency of the United States; unless otherwise expressly set forth in this Agreement, any amounts referred to herein, or for any calculations hereunder, that rely upon or reference amounts in Canadian dollars shall be converted to United States Dollars for the purposes hereof, based on the exchange rate posted by the Bank of Canada on the trading day preceding the applicable date of such amount or calculation, to ensure that such amounts or calculations are determined or calculated on a consistent basis hereunder.

“Downward Adjustment Amount” has the meaning set forth in Section 2.04(d)(ii).

“Employment Agreements” means, those certain Employment Agreements by and between Prolific Supply LLC, on the one hand, and each of Pat McCauley and Casey Kaiser, on the other hand, in the form attached hereto as Exhibit D.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, assignment, option, preemptive purchase right, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Attributes” means any emissions and renewable energy credits, energy conservation credits, benefits, offsets and allowances, emission reduction credits or words of similar import or regulatory effect (including emissions reduction credits or allowances under all applicable emission trading, compliance or budget programs, or any other federal, state or regional emission, renewable energy or energy conservation trading or budget program) that have been held, allocated to or acquired for the development, construction, ownership, lease, operation, use or maintenance of the Company or the Canadian Subsidiary as of: (a) the date of this Agreement; and (b) future years for which allocations have been established and are in effect as of the date of this Agreement.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, importation, export, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any federal, state, provincial local and foreign analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq. (“FIFRA”); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., the Canadian Environmental Protection Act, 1999 (Canada); the Transportation of Dangerous Goods Act, 1992 (Canada); and all applicable similar or analogous state, local, Canadian federal and provincial laws.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, license, registration, clearance, consent, certification, approval, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Closing Purchase Price” has the meaning set forth in Section 2.04(a)(i).

“Estimated Closing Statement” has the meaning set forth in Section 2.04(a)(i).

“Exchange” means the Canadian Securities Exchange (provided, that references herein to trading prices on the Exchange shall, if applicable, be deemed to refer to any successor primary exchange on which Buyer chooses to list its Buyer Shares, and to the extent such successor exchange is a U.S. exchange, any corresponding references to conversions between Canadian dollars and US dollars will be accordingly ignored for purposes of this Agreement).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Approval” means the approval by the Exchange of the transactions contemplated by this Agreement if such is required by the Exchange pursuant to the policies of the Exchange, otherwise compliance with the Exchange’s notice-based requirements, including the filing of required notices and timely disclosure, the expiry of the applicable notice period without substantive comment (or the satisfactory resolution of any such comments).

“Excluded Taxes” means any Taxes taken into account as a reduction to the calculation of the Total Purchase Price.

“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3 and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960 and the regulations and rules promulgated under any of the foregoing.

“Final Closing Statement” has the meaning set forth in Section 2.04(b).

“Financial Statements” has the meaning set forth in Section 3.06.

“Fraud” means actual and intentional common law fraud under Delaware law.

“Fundamental Representations” has the meaning set forth in Section 7.01.

“GAAP” means the generally accepted accounting standards in the United States.

“Governmental Authority” means any federal, state, commonwealth, provincial, municipal, local or foreign government or political subdivision thereof, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government, or any supranational body, arbitrator, court or tribunal of competent jurisdiction, including, for greater certainty the Exchange.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“GST/HST” has the meaning set forth in Section 3.22(m).

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, mold, and polychlorinated biphenyls and per- and poly fluoroalkyl substances, in each case, to the extent regulated under applicable Law.

“Historical Accounting Principles” means with respect to the Financial Statements, GAAP applied on a consistent basis throughout the periods involved, except for the consistently applied deviations from GAAP described on Exhibit E.

“Incremental Pro Rata Share” means, with respect to each Ultimate Seller, the percentage set forth opposite such Ultimate Seller’s name on Schedule I under the header Incremental Pro Rata Share.

“Indebtedness” means, without duplication for any obligations which are already reflected in the Transaction Expenses or Current Liabilities, with respect to any Person (without duplication), (a) all obligations of such Person for borrowed money, including all obligations for principal and interest, and for prepayment and other penalties, fees, costs and charges of whatsoever nature with respect thereto, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of the Person’s business and paid in a manner consistent with industry practice and other than any such obligations for services to be rendered in the future), (d) except for purposes of the determination of Closing Purchase Price, all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (e) all finance lease obligations of such Person, including any such obligations that would be required to be capitalized under GAAP, (f) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person (but, for purposes of the determination of Closing Purchase Price, only to the extent drawn), (g) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, (h) any off balance sheet financing (but excluding all leases that would be recorded under GAAP as operating leases), (i) any earnout or other such similar contingent payment liabilities (but, for purposes of the determination of Closing Purchase Price, only to the extent no longer contingent or to the extent then due and payable), (j) any liabilities or obligations to current or former holders of equity securities in respect of dividends or other distributions, and (k) obligations in the nature of guarantees of obligations of the type described in clauses (a) through (j) above of any other Person (but, for purposes of the determination of Closing Purchase Price, only to the extent any such guarantee has been drawn or funded).

“Indemnified Party” has the meaning set forth in Section 7.05.

“Indemnified Taxes” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 7.05.

“Independent Accountant” has the meaning set forth in Section 2.04(c)(iii).

“Insurance Policies” has the meaning set forth in Section 3.15(a).

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, design patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights (registered and unregistered) and works of authorship, including moral and authorship rights, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media accounts or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof, whether or not Copyrights; and (i) rights of publicity.

“Inventory” means all inventory owned by the Company or any of its Subsidiaries as of the Closing (determined as of 12:01 a.m. local time at the applicable location on the Closing Date), wherever located and whether in transit, consisting of (a) finished goods held for resale in the Ordinary Course of Business, (b) packaging, labels and other materials incorporated into finished goods suitable for sale in the Ordinary Course of Business, (c) raw materials, supplies and consumables used in the Business, not to exceed the amounts of such materials, supplies and consumables held in the Ordinary Course of Business, and in any event, not to exceed such amounts held over the past six months, and (d) returned goods eligible for resale in the Ordinary Course of Business, not to exceed the average amount of such returned goods held for resale over the past six months, in each case excluding: (i) any obsolete, damaged, defective, expired, recalled, contaminated, nonconforming or otherwise unsaleable items (or items not eligible for lawful sale or distribution in the Ordinary Course of Business), (ii) samples, promotional items and marketing materials not held for sale, (iii) goods held on consignment (as consignor or consignee) or otherwise owned by third parties, (iv) equipment, furniture, fixtures, spare parts and other fixed assets (including any items properly classified as Property, Plant and Equipment), and (v) any Inventory that is (or that would be in the Ordinary Course of Business) written off or fully reserved in accordance with the Inventory Accounting Principles.

“Inventory Accounting Principles” has the meaning set forth in Section 2.04(a)(ii).

“Inventory Statement” has the meaning set forth in Section 2.04(a)(ii).

“Investor Rights Agreement” has the meaning set forth in Section 2.02(a)(xii).

“Knowledge” means, when used with respect to (a) Agribusiness Holdings, BWAB Holdings, or the Company, the actual knowledge of Patrick McCauley, and Casey Kaiser, after reasonable inquiry of those individuals at the Company who would reasonably be expected to have knowledge of the matters in question by virtue of their respective roles and responsibilities, and without imposing any personal liability on such Person, and (b) Buyer, the actual knowledge of John Mazarakis and Tyson Macdonald, after reasonable inquiry, and without imposing any personal liability on such Person.

“Lake Oswego Lease” means that certain Office Lease Agreement dated March 29, 2023 by and between Meadows Road LLC, a Delaware limited liability company, as Landlord, and Coppice Commodities, LLC, an Oregon limited liability company, as Tenant, as assigned to Agribusiness Holdings.

“Law(s)” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease” and “Leases” have the meanings set forth in Section 3.10(b).

“Liabilities” has the meaning set forth in Section 3.07.

“Licensed Intellectual Property” means all Intellectual Property in which the Company or the Canadian Subsidiary holds any rights or interests granted by other Persons, including any of their Affiliates.

“Losses” means losses, Taxes, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include any punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any effect, event, development, occurrence, fact, condition or change that has a material adverse effect, individually or in the aggregate, (1) on the business, results of operations, financial condition, Liabilities or assets of the Company and the Canadian Subsidiary, taken as a whole, or (2) on the ability of the Company to perform its obligations under this Agreement, or on the consummation of (whether by prevention or material delay) the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any effect, event, development, occurrence, fact, condition or change, directly arising out of or attributable to: (a) changes in general business, economic or political conditions; (b) any changes in financial or securities markets in general; (c) any national or international political or social conditions, including acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, pandemics, epidemics or states of emergency, whether declared or undeclared; (d) any “act of God,” including, but not limited to, weather, natural disasters and earthquakes; (e) any changes in applicable Laws or accounting rules, including GAAP; (f) the public announcement or pendency of the transactions contemplated by this Agreement; (g) any failure (in and of itself) by the Company to meet, with respect to any period or periods, any projections or forecasts, estimates of earnings or revenues or business plan (provided, that any effect, event, development, occurrence, fact, condition or change giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); or (h) any changes or conditions generally affecting the industries in which the Company and the Canadian Subsidiary operate; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (e) and clause (h) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Material Customers” has the meaning set forth in Section 3.15(a).

“Material Suppliers” has the meaning set forth in Section 3.15(a).

“Majority Holders” has the meaning set forth in Section 8.16(c).

“Mexican Subsidiary” means BWAB Mexico.

“Money Laundering Laws” means all applicable Laws relating to money laundering.

“Non-Privileged Deal Communications” has the meaning set forth in Section 8.14(c).

“Ordinary Course of Business” means the ordinary course of business, consistent with past practice, including with regard to nature, frequency and magnitude.

“Partnership Interests” has the meaning set forth in the recitals.

“PEO” means a professional employment organization who is treated as the co-employer of the employees of the Company and as a certified employer organization for purposes of Section 3511 of the Code.

“PEO Plan” means the single employer benefit plans and arrangements sponsored and maintained by the PEO for which the Company pays a service fee calculated by the PEO for the benefit of current or former employees of the Company under an arrangement between the Company and such PEO. Any PEO Plans are not Benefit Plans.

“Permits” means all permits, licenses, franchises, approvals, authorizations, variances, registrations, and certificates, obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.10(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any information that is considered “personally identifiable information,” “personal information,” “personal data,” or like terms under applicable Privacy Laws, including, but not limited to, information regarding or reasonably capable of being associated with an individual person or device, where such information is information that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, IP address, email address, financial account number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, or biometric information, and any other data used or intended to be used to identify, contact, precisely locate, or be associated with an individual. Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person and includes such information in any form, including paper and electronic forms.

“Platform Agreements” has the meaning set forth in Section 3.12(f).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Pre-Closing Tax Refund” has the meaning set forth in Section 6.10(a).

“Pre-Closing Taxes” means an amount equal to the sum of an amount (which amount shall not be less than zero for any taxpayer in any jurisdiction for any taxable period or portion thereof) equal to the sum of the Tax Liability separately calculated for each jurisdiction in which the Company or any Subsidiary thereof is subject to Taxes, calculated in accordance with the Accounting Principles and Section 6.04(a) with respect to any Straddle Period.

“Prevailing Party” has the meaning set forth in Section 8.01.

“Privacy Laws” means all applicable Laws concerning the privacy, security or Processing of Personal Information (which may include Laws of jurisdictions where Personal Information was collected), including applicable data-breach notification laws, consumer protection laws, laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, data security laws, and laws concerning email, text message or telephone communications, including but not limited to, as applicable, the New York SHIELD Act, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act and the California Privacy Rights Act, as amended, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the General Data Protection Regulation (EU 2016/679), the UK Data Protection Act 2018, the Personal Information Protection and Electronic Documents Act, Canada’s anti-spam law (CASL) and all other similar international, federal, state, provincial and local laws, as applicable.

“Privacy Requirements” means, collectively, all of the following to the extent relating to the Processing of Personal Information or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or the Canadian Subsidiary, including: (i) the Company’s own published externally facing privacy policies; (ii) all applicable Privacy Laws; (iii) industry standards applicable to the industry in which the Business operates (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)) and to which the Company is required to comply pursuant to Contract or applicable Law; and (iv) all Contracts into which the Company, the Canadian Subsidiary, or any of their Affiliates or Subsidiaries has entered or by which any of them are otherwise bound.

“Privileged Communications” has the meaning set forth in Section 8.14(a).

“Privileged Deal Communications” has the meaning set forth in Section 8.14(b).

“Process” (and the corollary term “Processing”) means to perform any operation or set of operations on data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, adopting, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, training, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available data.

“Prohibited Person” means any Person that is listed on, or directly or indirectly owned 50% or more in the aggregate by one or more Persons listed on, any sanctions-related list of designated Persons maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control, including the Specially Designated Nationals and Blocked Persons List.

“Real Property” means the real property owned, leased or subleased by the Company or the Canadian Subsidiary, together with all buildings, structures and facilities located thereon.

“Regulatory Consents” has the meaning set forth in Section 3.03(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Releasees” has the meaning set forth in Section 5.04.

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Consents” has the meaning set forth in Section 3.03.

“Resigning Executives” means, (a) with respect to the Company: Patrick R. McCauley, as Chief Executive Officer, Casey Kaiser, as President and Chief Financial Officer, Craig Mullen, as Chief Operating Officer, and Jamie Brenner, as Secretary; (b) with respect to BWAB Holdings, Patrick R. McCauley, as Chief Executive Officer, Casey Kaiser, as President and Chief Financial Officer, Craig Mullen, as Chief Operating Officer, and Jamie Brenner, as Secretary; and (c) with respect to the Canadian Subsidiary: Casey Kaiser, as President and Chief Financial Officer, Jamie Brenner, as Secretary, Rolf Mantel, as General Manager and Vice President, Canadian Food Safety, Craig Mullen, as Vice President, Operations, and Patrick R. McCauley, as Director. Agribusiness Holdings does not have any officers as of the Closing Date.

“Resolution Period” has the meaning set forth in Section 2.04(c)(ii).

“Restricted Area” has the meaning set forth in Section 5.06(a)(i).

“Restricted Parties” has the meaning set forth in Section 5.06(a).

“Restricted Period” has the meaning set forth in Section 5.06(a).

“Review Period” has the meaning set forth in Section 2.04(c)(i).

“Sanctioned Jurisdiction” means Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities legislation, securities regulation and securities rules, and the policies, notices, instruments and blanket orders having the force of Law (including those of the SEC, the Canadian Securities Regulators and the Exchange), in force from time to time in the United States, including any states of the United States, and the provinces or territories of Canada.

“SEDAR+” means the System for Electronic Data Analysis and Retrieval + (SEDAR+) as outlined in National Instrument 13-103.

“Seller Indemnitees” has the meaning set forth in Section 7.03.

“Seller Group” has the meaning set forth in Section 8.14(a).

“Seller Representative” has the meaning set forth in the preamble.

“Statement of Objections” has the meaning set forth in Section 2.04(c)(ii).

“Straddle Period” has the meaning set forth in Section 6.04(a).

“Subsidiary” means any subsidiary of a Person.

“Target Working Capital” means $9,300,000.

“Tariff Refund” has the meaning set forth in Section 6.11.

“Taxes” means all federal, state, local, provincial, municipal or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges in the nature of a tax that are imposed, assessed or collected by a Governmental Authority including, any income, gross receipts, imputed underpayments, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, escheat or unclaimed property, severance, stamp, occupation, business, business operations, premium, property (real or personal), real property gains, windfall profits, customs, duties, import, anti-dumping or countervailing duties or other taxes, fees, assessments or charges in the nature of a tax, of any kind whatsoever, whether computed on a separate or consolidated, unitary, combined or other similar basis, whether disputed or not, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, in each case including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supplement), as amended, and the regulations promulgated thereunder.

“Tax Allocation Schedule” has the meaning set forth in Section 6.14.

“Tax Claim” has the meaning set forth in Section 6.06.

“Tax Liability” means, with respect to any jurisdiction, an amount equal to the liability for Taxes of the Company or any Subsidiary thereof for the Pre-Closing Tax Period with respect to such jurisdiction, to the extent such liability is unpaid as of the Closing Date.

“Tax Return” means any return, declaration, election, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 7.05(a).

“Third-Party Consents” has the meaning set forth in Section 3.03.

“Total Purchase Price” means the Actual Closing Purchase Price.

“Training Data” means training data, validation data, and test data or databases used to train or improve an algorithm or model.

“Transaction Expenses” means, without duplication for any amounts which are already reflected in the Closing Indebtedness, all unpaid fees, costs and expenses (including (A) financial advisory, broker, investment banking or similar advisory fees, costs and expenses and (B) any and all change of control, stay bonus, transaction completion bonus, severance payment, payout of accrued but unused vacation leave or paid time off, or other similar payments made or required to be made to the current or former directors, managers, officers, independent contractors or employees of, or consultants or advisors to, the Company or any Subsidiary thereof, or any Blocker Entity, as a result of this Agreement or the transactions contemplated hereby (together with any employment and similar Taxes payable by the Company or any Subsidiary thereof in connection with such payments)), incurred by the Company and any Affiliate or Subsidiary at or prior to the Closing (including any such fees, costs and expenses that become payable, at any time, as a result of the occurrence of the Closing) arising from or incurred in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the transactions contemplated hereby and thereby, but only 50% of the costs of the D&O Tail Policy referenced in Section 5.02(b) and including all amounts due and payable to Great Star, and any costs allocated to the Company or any Subsidiary in the proviso in Section 8.01.

“Transaction Bonuses” has the meaning set forth in Section 6.11.

“Transaction Personal Information” has the meaning set forth in Section 8.15.

“Transaction Tax Deduction” means, other than as related to any Assumed Transaction Expenses, any Tax loss or deduction resulting from or attributable to (a) the payment of bonuses, change in control payments, severance payments, option payments, retention payments or similar payments made by the Company or any Subsidiary thereof on or before the Closing Date or included in the computation of the Closing Purchase Price; and (b) Transaction Expenses; provided that, in connection with the foregoing, the Company shall be treated as having made, and shall timely make, an election under Revenue Procedure 2011-29, 2011-18 IRB 746, to treat 70% of any success based fees as deductible in the Pre-Closing Tax Period that includes the Closing Date for U.S. federal and applicable state income Tax purposes.

“Unaudited Financial Statements” has the meaning set forth in Section 3.06.

“Undisputed Amounts” has the meaning set forth in Section 2.04(c)(iii).

“Union” has the meaning set forth in Section 3.21(a).

“Upward Adjustment Amount” has the meaning set forth in Section 2.04(d)(i).

“U.S. Trade Control Laws” means all applicable Laws relating to export controls, reexports and imports.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state and local laws related to plant closings, relocations, mass layoffs and employment losses.

Article II.
PURCHASE AND SALE

Section 2.01      Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”), including (i) the Ultimate Sellers selling, assigning, transferring and delivering to Buyer, and Buyer purchasing and acquiring from the Ultimate Sellers, all of each Ultimate Seller’s right, title and interest in and to all of their respective Partnership Interests, free and clear of all Encumbrances, and (ii) Buyer delivering the applicable Convertible Note to each such Ultimate Seller in accordance with this Article II, shall take place at 7:00 a.m., Central time, on the date hereof (the day on which the Closing takes place being the “Closing Date”). The Closing shall be deemed to occur solely for Tax and accounting purposes as of 12:01 a.m., Eastern time, on the Closing Date.

Section 2.02      Closing Deliverables.

(a)            At or prior to the Closing, the Ultimate Sellers shall deliver, or cause to be delivered, to Buyer the following:

(i)            duly executed assignments of the Partnership Interests in favor of Buyer, free and clear of Encumbrances, and other evidence satisfactory to Buyer with respect to the transfer of the Partnership Interests by the Ultimate Sellers to Buyer;

(ii)           duly executed resignations of the Resigning Executives;

(iii)          certificates of the Secretary (or equivalent officer) of the Company, BWAB Holdings, Agribusiness Holdings and Bridgewell Management Co., respectively, certifying (A) that attached thereto are true and complete copies of all resolutions adopted by each of the Company, BWAB Holdings, Agribusiness Holdings and Bridgewell Management Co. approving this Agreement and authorizing their respective execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and (B) that such resolutions are in full force and effect and are all the resolutions of the Company, BWAB Holdings, Agribusiness Holdings and Bridgewell Management Co., as applicable, adopted in connection with the transactions contemplated hereby and thereby;

(iv)           a good standing certificate (or its equivalent) for Agribusiness Holdings, BWAB Holdings, the Company and the Canadian Subsidiary from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company or the Canadian Subsidiary (as applicable) is organized;

(v)           the Closing Cash Schedule certified by the Chief Financial Officer of the Company;

(vi)          the Closing Certificate;

(vii)         a duly completed and executed IRS Form W-9 from each Ultimate Seller (or its regarded owner, if such Ultimate Seller is disregarded for U.S. Tax purposes) and from Agribusiness Holdings;

(viii)        the Convertible Notes, duly executed by the Ultimate Sellers;

(ix)           the Required Consents and each other waiver and consent necessary in connection with the Assumed Indebtedness and the transactions contemplated by this Agreement, in each case, on terms and conditions satisfactory to Buyer;

(x)            termination instruments evidencing the termination of the agreements and documents set forth on Section 3.24 of the Disclosure Schedules (other than the Debt Documents for Assumed Indebtedness listed therein), in each case, with no further obligation of the Company or any of its Subsidiaries and otherwise on terms and in form reasonably satisfactory to Buyer;

(xi)           the Investor Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), duly executed by the Ultimate Sellers;

(xii)          a list of all logins, passwords and authorized Persons for all tax accounts, bank accounts, social media, customer loyalty programs, portals and similar accounts and software used by Agribusiness Holdings, BWAB Holdings, the Company or any of their Subsidiaries, to be provided by the Company’s management directly to the Buyer at or immediately after the Closing;

(xiii)         the Employment Agreements, duly executed by Patrick R. McCauley and Casey Kaiser, respectively; and,

(xiv)         written evidence, including written consents and resolutions, as applicable, in form and substance satisfactory to Buyer, that each Benefit Plan that is intended to qualify under Section 401(a) or 401(k) of the Code has been terminated as of the Closing Date.

(b)            At the Closing, Buyer shall deliver to the Ultimate Sellers (or such other Person as may be specified herein) the following:

(i)            payment of third parties by wire transfer of immediately available funds that amount of money due and owing from the Company to such third parties as Transaction Expenses or Closing Indebtedness (other than the Assumed Indebtedness), as set forth on the Closing Certificate;

(ii)           the Convertible Notes, duly executed by Buyer;

(iii)          the Investor Rights Agreement, duly executed by Buyer;

(iv)          the Employment Agreements, duly executed by Prolific Supply LLC;

(v)           the Exchange Approval; and

(vi)          a release of BWAB Holdings, Agribusiness Holdings and Patrick R. McCauley from their respective obligations and liabilities under the Chicago Atlantic Documents (as defined in the Disclosure Schedule) effective as of the Closing and on terms and in form reasonably satisfactory to BWAB Holdings and Agribusiness Holdings.

Section 2.03      Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to the Ultimate Sellers pursuant to this Agreement or any Convertible Note, as applicable, such amounts as may be required to be deducted and withheld with respect to the issuance of such consideration under any provision of Law relating to Taxes; provided that prior to making any such deduction or withholding for Taxes, Buyer shall use commercially reasonable efforts to (a) notify the applicable payee reasonably in advance and (b) cooperate with the applicable payee to reduce or eliminate such deduction or withholding (including, if practicable under the circumstances, by providing the applicable payee a reasonable opportunity to deliver any properly completed forms, certifications or other documentation to establish an available reduction or exemption from withholding). To the extent that amounts are so deducted and withheld by Buyer, such amounts shall be timely remitted by Buyer to the applicable Governmental Authority and treated for all purposes of this Agreement as having been paid to the Ultimate Sellers. If any withholding is required to be satisfied in cash and the Ultimate Sellers do not, within five (5) Business Days (or such shorter period as may be required by applicable Law) after receipt of Buyer’s notice, pay Buyer in immediately available funds the amount necessary to satisfy such withholding obligation, Buyer is hereby authorized, but not required, to sell or otherwise dispose of such portion of any Buyer Shares or other security deliverable to any Ultimate Seller (including the Buyer Shares that would be issued under such Ultimate Seller’s Convertible Note, and Buyer is hereby authorized to modify any such Convertible Note as made necessary by application of this Section 2.03) as is necessary to provide sufficient funds (after deducting commissions payable, fees and other third-party, out-of-pocket costs and expenses) to Buyer to enable it to comply with such deduction or withholding requirement and Buyer shall notify the applicable payee and remit the applicable portion of the net proceeds of such sale to the appropriate Governmental Authority and, if applicable, any portion of such net proceeds (after deduction of all fees, commissions or third-party, out-of-pocket costs in respect of such sale) that is not required to be so remitted shall be paid to the applicable Ultimate Seller. Upon request of the applicable payee, Buyer shall provide the applicable payee reasonable documentation of the amount withheld and remitted pursuant to this Section 2.03. Any such sale will be made in accordance with applicable Laws and at prevailing market prices and Buyer shall not be under any obligation to obtain a particular price for the Buyer Shares or other security, as applicable, so sold. Neither Buyer, nor any other Person, will be liable for any loss arising out of any sale under this Section 2.03; provided that Buyer shall remain liable for its gross negligence or willful misconduct in connection with any sale or disposition effected pursuant to this Section 2.03.

Section 2.04      Closing Purchase Price and Closing Share Payment Adjustment.

(a)            Closing Adjustment.

(i)            Prior to the Closing, the Company has prepared and delivered to Buyer a statement (such statement, the “Estimated Closing Statement”), in reasonable detail, of the Company’s good faith estimated calculation of the Closing Purchase Price, and each component thereof, as of the Closing Date (the “Estimated Closing Purchase Price”), and the resulting Closing Share Payment (including as allocated to each Convertible Note for each Ultimate Seller in accordance with this Agreement), all prepared in all material respects in accordance with the Accounting Principles. The Estimated Closing Statement also contains an estimated consolidated balance sheet of the Company as of the Closing Date and an estimated consolidated statement of income for the prior twelve (12) calendar months immediately preceding the Closing Date, and for the twelve (12)-month period ended December 31, 2025, in each case prepared in accordance with the Accounting Principles. The Company has provided Buyer with reasonable access to the books and records of the Company and has caused the personnel of the Company and its Subsidiaries to reasonably cooperate with Buyer for the purpose of enabling Buyer to review the Company’s determination of all amounts and estimates in the Estimated Closing Statement and each component thereof, and such amounts have been adjusted in response to any reasonable comments of Buyer provided prior to the Closing.

(ii)            Inventory Statement. Prior to the Closing, the Company has delivered to Buyer or a representative of Buyer an Inventory estimate (the “Inventory Statement”) that shall be included as part of the Estimated Closing Statement, in accordance with the definition of Inventory and in accordance with the inventory accounting principles set forth in Exhibit B (the “Inventory Accounting Principles”); provided that, to the extent the definition of Inventory conflicts with the Inventory Accounting Principles, the definition of Inventory shall supersede the Inventory Accounting Principles. The Inventory Statement contains either (x) a list by product category, item number, or as is otherwise customary, the number and cost of each item of Inventory, and the estimated cost for such Inventory, as of the Closing; or (y) the lowest level of detail as regularly utilized by the Company’s management. Buyer and the Company shall conduct a physical review of the Inventory on the Closing Date or within one (1) Business Day following the Closing Date in accordance with the definitions in this Agreement and the Inventory Accounting Principles, which Inventory results shall be used in the determination of the Final Closing Statement pursuant to Section 2.04(b). The physical inventory shall, if taken following the Closing Date, be reconciled to the amount of Inventory as of the Closing Date.

(b)            Post-Closing Adjustment. Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Seller Representative a statement setting forth Buyer’s good faith calculation of, as of the Closing Date, (i) the Closing Cash, (ii) the Closing Indebtedness and Assumed Indebtedness, (iii) the unpaid Transaction Expenses, if any, (iv) the Closing Working Capital, (v) the amount of any Pre-Closing Taxes, (vi) the Actual Closing Purchase Price, determined based on the foregoing calculations of this Section 2.04(b)(i) through (v), together with the amounts included in the Estimated Closing Statement for clause (a) of the definition of “Closing Purchase Price”, and (vii) the Minimum Cash Amount (as finally determined pursuant to subsections (b) and (c), the “Final Closing Statement”), all calculated and prepared in all material respects in accordance with the Accounting Principles.

(c)            Examination and Review.

(i)            Examination. After receipt of the Final Closing Statement, the Seller Representative shall have forty-five (45) days (the “Review Period”) to review the Final Closing Statement. During the Review Period and during the resolution of any dispute pursuant to this Section 2.04(c), the Seller Representative and its accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Buyer, the Company, and/or their accountants to the extent that they relate to the Final Closing Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Final Closing Statement as the Seller Representative may reasonably request for the purpose of reviewing the Final Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Buyer or the Company; provided further that Buyer shall provide such access (including to reasonably requested workpapers and source data) as promptly as practicable.

(ii)            Objection. On or prior to the last day of the Review Period, the Seller Representative may object to the Final Closing Statement by delivering to Buyer a written statement setting forth its objections in reasonable detail, indicating each disputed calculation, item or amount and the basis for its disagreement therewith (the “Statement of Objections”). If the Seller Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Final Closing Statement shall be deemed to have been accepted by the Seller Representative, and shall be final and binding on the Ultimate Sellers in all respects; provided, that the Seller Representative’s failure to object shall not constitute acceptance of (A) manifest error, or (B) Fraud. If the Seller Representative delivers the Statement of Objections before the expiration of the Review Period, Buyer and the Seller Representative shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Final Closing Statement with such changes as may have been previously agreed in writing by Buyer and the Seller Representative, shall be final and binding.

(iii)           Resolution of Disputes. If the Seller Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any matters remaining in dispute (“Disputed Amounts” and any matters not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to Cohn Reznick or, if Cohn Reznick is unable to serve, Buyer and the Seller Representative shall appoint by mutual agreement the office of an impartial regionally recognized firm of independent certified public accountants that is not the Company Auditor (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Final Closing Statement. The parties hereto agree that all adjustments of Disputed Amounts shall be made without regard to materiality. The Independent Accountant shall only decide the specific calculations, items or amounts under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such calculation, item or amount in the Final Closing Statement and the Statement of Objections, respectively.

(iv)           Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Seller Representative, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Ultimate Sellers or Buyer, respectively, bears to the aggregate amount actually contested by the Seller Representative and Buyer.

(v)            Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable after their engagement, and their resolution of any disputed amount under this Agreement for which they are engaged, including the Disputed Amounts in this Section 2.04, and their adjustments to the Final Closing Statement, absent Fraud by any such Person or manifest mathematical error by the Independent Accountant, shall be conclusive and binding upon Seller Representative, the Ultimate Sellers, Buyer and the Company. The Independent Accountant’s resolution of the Disputed Amounts and their adjustments to the Final Closing Statement shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence.

(d)            Closing Purchase Price Adjustment.

(i)            If the Actual Closing Purchase Price as determined pursuant to Section 2.04(b) and (c) exceeds the Estimated Closing Purchase Price as determined pursuant to Section 2.04(a) (such excess, the “Upward Adjustment Amount”), then within ten (10) Business Days of such determination, Buyer shall modify the Convertible Notes to proportionally increase the number of Buyer Shares issuable to each such Ultimate Seller upon exercise (rounded up to the nearest whole number) equal to each Ultimate Seller’s Incremental Pro Rata Share of the quotient of (I) the Upward Adjustment Amount, divided by (II) the Closing Share Price.

(ii)            If the Actual Closing Purchase Price as determined pursuant to Section 2.04(b) and (c) is less than the Estimated Closing Purchase Price as determined pursuant to Section 2.04(a) (such deficit, the “Downward Adjustment Amount”), then within ten (10) Business Days of such determination, (A) each Ultimate Seller may (at its election in its discretion) pay to Buyer in cash in immediately available funds such Ultimate Seller’s Incremental Pro Rata Share of the Downward Adjustment Amount (or a portion thereof), or (B) if no such cash payment is made within ten (10) Business Days of such determination, Buyer may modify each Convertible Note to proportionally reduce the number of Buyer Shares (rounded up to the nearest whole number) issuable upon exercise equal to each Ultimate Seller’s Incremental Pro Rata Share of the quotient of (I) the Downward Adjustment Amount, divided by (II) the Closing Share Price.

(e)            Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.04 shall be treated as an adjustment to the Estimated Closing Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.

Section 2.05      Buyer Shares.

(a)            Issuances of Buyer Shares; Convertible Note. All Buyer Shares issued to Ultimate Sellers pursuant to this Agreement or the Convertible Note will, in the discretion of the Buyer, be evidenced by direct book-entry registration only, without the issuance of certificates representing such Buyer Shares. Buyer’s transfer agent shall document the terms, conditions and restrictions set forth in this Section 2.05. Each Ultimate Seller confirms, acknowledges and agrees that (i) Buyer has advised such Ultimate Seller that Buyer is relying on an exemption from the requirements to provide such Ultimate Seller with a prospectus and to sell securities through a person registered to sell securities under applicable Canadian Securities Laws and, as a consequence of acquiring the Convertible Note and the Buyer Shares pursuant to this exemption, certain protections, rights and remedies provided by Canadian securities laws, including statutory rights of rescission or damages, will not be available to such Ultimate Seller, (ii) there is no government or other insurance covering the Convertible Note or the Buyer Shares, (iii) there are risks associated with the acquisition of the Convertible Note and the Buyer Shares and such Ultimate Seller is aware of the risks and other characteristics of the Convertible Note and the Buyer Shares, and (iv) there may be restrictions on such Ultimate Seller’s ability to resell or transfer the Convertible Note or the Buyer Shares and it is the responsibility of such Ultimate Seller to find out what those restrictions are and to comply with them before selling or transferring them. Each Ultimate Seller hereby consents to Buyer making a notation on its records or giving instructions to its registrar and transfer agent in order to implement the restrictions on transfers of the Convertible Note and Buyer Shares. Buyer shall (and shall use commercially reasonable efforts to cause its transfer agent to) reasonably cooperate with each Ultimate Seller, at such Ultimate Seller’s sole cost and expense, to remove or cause the removal of any legend or restriction on transfer of the Buyer Shares to the extent such legend or restriction is no longer required under applicable Securities Laws or contractual restrictions.

(b)            Registration. The Convertible Note and the Buyer Shares to be issued to each Ultimate Seller pursuant to this Agreement or the Convertible Note (i) have not been and (except as may be expressly provided in the Investor Rights Agreement) will not be registered under the Securities Act and will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, and (ii) will be distributed pursuant to the prospectus exemption provided by BC Instrument 72-503 Distribution of Securities outside of British Columbia or such other exemption as may be available. Nothing in this Section 2.05(b) shall be construed to obligate Buyer to register the Convertible Note or the Buyer Shares for resale in any jurisdiction except to the extent expressly set forth in the Investor Rights Agreement.

(c)            Legend. The Convertible Note and the Buyer Shares to be issued to each Ultimate Seller pursuant to this Agreement or the Convertible Note shall be characterized as “restricted securities” for purposes of Rule 144 under the Securities Act, and the Convertible Note and such shares shall, until such time as the Convertible Note or such shares, as applicable, are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any legend required by applicable Securities Laws to the extent such Laws are applicable to the Convertible Note or the Buyer Shares issued pursuant to this Agreement):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED, ABSENT AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE CORPORATION UNDER THE SECURITIES ACT, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, OR IN ANY OTHER CASE AS REQUIRED BY THE TRANSFER AGENT, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE TRANSFER AGENT, IF ANY, OF THE CORPORATION STATING THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

The Buyer is not an “NV Issuer” for the purposes of Policy 6 under the written policies of the Exchange, and the Buyer Shares to be issued pursuant to this Agreement shall, until such time as the shares are not so restricted under the written policies of the Exchange, bear a legend identical or similar in effect to the following legend with respect to such restrictions on transfer:

“THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

First trades in the Buyer Shares are subject to a restricted period on resale set out in National Instrument 45-102 – Resale of Securities and the Buyer Shares shall also, until such time as such shares are not so restricted, bear a legend identical or similar in effect to the following legend with respect to such restrictions on transfer:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]”

(d)            Securities Laws.

(i)            Notwithstanding anything to the contrary in this Agreement, each Ultimate Seller acknowledges that the issuance and delivery of the Convertible Note and Buyer Shares pursuant to this Agreement or the Convertible Note shall require the approval of and/or be issued and delivered in accordance with the rules, policies and directives of the Exchange and any other applicable regulatory body, and must be made in compliance with Securities Laws and any other applicable Laws.

(ii)           Each Ultimate Seller consents: (A) to the disclosure of certain Personal Information regarding them and the transactions contemplated by this Agreement and the Convertible Note to the Exchange, the Canadian Securities Regulators and the SEC, including as required to be included in applicable Exchange issuance forms and as required by applicable Securities Laws, including pursuant to the filing of an exempt distribution report, and as may be required by the Securities Laws in any filing with the SEC, the Exchange, the Canadian Securities Regulators or other applicable securities regulators; and (B) to the collection, use and disclosure of their Personal Information by the Exchange, the SEC, the Canadian Securities Regulators or other applicable securities regulators or as otherwise identified by the Exchange, the SEC, the Canadian Securities Regulators or other applicable securities regulators, from time to time, in each case of clause (A) and clause (B), to the extent required by Securities Laws and in connection with the issuance of the Convertible Note and any Buyer Shares issuable pursuant to this Agreement or the Convertible Note.

(iii)          Each Ultimate Seller authorizes, the extent required by Securities Laws, the indirect collection of Personal Information (as that term is defined under applicable privacy legislation, including the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time and the policies of the Exchange) by the securities regulatory authority or regulator under the authority granted in the applicable Securities Laws for the purposes of the administration and enforcement of the securities legislation and confirms that such Ultimate Seller has been notified by Buyer that:

(A)            Buyer will be delivering the Personal Information, including Personal Information pertaining to each Ultimate Seller to be set out in Schedule 1 or 2 of the Form 45-106F1 – Report of Exempt Distribution (“ROED”), to the applicable securities regulatory authority or regulator;

(B)            such Personal Information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it in applicable Securities Laws;

(C)            such Personal Information is being collected for the purpose of the administration and enforcement of applicable Securities Laws of the local jurisdiction; and

(D)            the title, name, business address and business telephone number of the public official in the local jurisdiction where the ROED is filed who can answer questions about the security regulatory authority’s or regulator’s indirect collection of the Personal Information is set out in Schedule 2.05(d)(iii)(D).

(iv)          Each Ultimate Seller is, as a condition of receiving the Convertible Note and any Buyer Shares hereunder or under the Convertible Note, making representations and warranties contained herein and therein relating to compliance with applicable U.S. federal and state Securities Laws and will deliver any other supporting information as reasonably requested by Buyer in order to confirm such Ultimate Seller’s status and the availability of an exemption or exclusion from the registration requirements of the Securities Act and applicable state Securities Laws for the issuance of the Convertible Note and such Buyer Shares to such Ultimate Seller. In the event that, as of the time of required issuance of any Buyer Shares under this Agreement or the Convertible Note, any Ultimate Seller does not qualify for the applicable exemptions under federal and state Securities Laws required for Buyer to issue such Buyer Shares to such Ultimate Seller, then Buyer shall issue such Buyer Shares to a third party agent agreed upon by the parties, which shall hold the Buyer Shares on behalf of and for the benefit of such Ultimate Seller. Such third party shall thereafter be permitted to effect transfer of such Buyer Shares to such Ultimate Seller if and to the extent permitted under applicable Securities Laws, with such compliance with Securities Laws demonstrated to the reasonable satisfaction of counsel to Buyer, sell such Buyer Shares as permitted under applicable Securities Laws and transfer applicable proceeds to such Ultimate Seller. Each Ultimate Seller acknowledges and agrees that such Ultimate Seller shall be responsible for, and indemnify such third party for, any taxes such third party incurs in connection with any such sales and transfers. Further, if required by applicable Securities Laws, regulatory policy or Governmental Order or by any securities commission, stock exchange or other Governmental Authority, each Ultimate Seller shall execute, deliver and file and otherwise assist Buyer in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Convertible Note and the Buyer Shares.

(v)            Each Ultimate Seller shall not distribute or transfer the Convertible Note or any of the Buyer Shares to its equityholders (or any other persons) unless any such distribution or transfer is in compliance with all applicable Securities Laws.

Article III.
REPRESENTATIONS AND WARRANTIES of ULTIMATE SELLERS

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Ultimate Sellers hereby represent and warrant to Buyer as follows; provided that no representations and warranties herein are made with respect to the Mexican Subsidiary, provided, further, that the representations in Section 3.31 below are made by each Ultimate Seller severally (and not jointly) and solely with respect to itself (and not any other Ultimate Seller).

Section 3.01      Organization and Qualification.

(a)            BWAB Holdings is a limited liability company duly formed and validly existing under the Laws of the State of Oregon and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Agribusiness Holdings is an Oregon limited partnership, duly formed and validly existing under the Laws of the State of Oregon and has all requisite limited partnership power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Neither BWAB Holdings nor Agribusiness Holdings are, nor are they required to be, licensed or qualified as a foreign entity to do business in any state or jurisdiction.

(b)            The Company is a limited liability company duly formed and validly existing under the Laws of the State of Oregon and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. The Company is not licensed or qualified to do business in any state or jurisdiction other than as set forth on Section 3.01(b) of the Disclosure Schedules, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

(c)            Each Subsidiary of the Company is an entity of the type described on Section 3.01(c) of the Disclosure Schedules, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation set forth on Section 3.01(c) of the Disclosure Schedules, and has all requisite corporate (or other) power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. The Canadian Subsidiary is not licensed or qualified to do business in any state or jurisdiction other than as set forth on Section 3.01(c) of the Disclosure Schedules, and the Canadian Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.02      Authority. Each of BWAB Holdings, Agribusiness Holdings and the Company has all requisite limited liability company power (or other applicable power) and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of BWAB Holdings, Agribusiness Holdings and the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by BWAB Holdings, Agribusiness Holdings and the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of BWAB Holdings, Agribusiness Holdings and the Company, respectively, and no other limited liability company or other proceedings on the part of BWAB Holdings, Agribusiness Holdings or the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of BWAB Holdings, Agribusiness Holdings and the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of each of BWAB Holdings, Agribusiness Holdings and the Company enforceable against BWAB Holdings, Agribusiness Holdings and the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity. When each Ancillary Document to which BWAB Holdings, Agribusiness Holdings or the Company is a party has been duly executed and delivered by BWAB Holdings, Agribusiness Holdings or the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of BWAB Holdings, Agribusiness Holdings or the Company, respectively, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity.

Section 3.03      No Conflicts; Consents. The execution, delivery and performance by BWAB Holdings, Agribusiness Holdings and the Company of this Agreement and the Ancillary Documents to which BWAB Holdings, Agribusiness Holdings or the Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement, limited partnership agreement, articles of incorporation, by-laws or other organizational documents (“Charter Documents”) of BWAB Holdings, Agribusiness Holdings or the Company or the Canadian Subsidiary; (b) subject to obtaining the consents, authorizations, Governmental Orders and approvals from the Governmental Authorities set forth in Section 3.03(b) of the Disclosure Schedules (the “Regulatory Consents”), conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to BWAB Holdings, Agribusiness Holdings or the Company or the Canadian Subsidiary; (c) except for the Regulatory Consents (if any) and as set forth in Section 3.03(c) of the Disclosure Schedules (the items set forth on Section 3.03(c) of the Disclosure Schedules, the “Third-Party Consents,” and, together with the Regulatory Consents (if any) and any consents necessary for the assumption of the Assumed Indebtedness by Prolific Supply BW Holdings, LLC, the “Required Consents”), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company or the Canadian Subsidiary is a party or by which the Company or the Canadian Subsidiary is bound or to which its or their properties and assets are subject or any Permit affecting the properties, assets or business of the Company or the Canadian Subsidiary; or (d) result in the creation or imposition of (i) any Encumbrance on the Partnership Interests, or (ii) any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company or the Canadian Subsidiary, except, in the case of clause (c), for any consents, conflicts, violations, breaches, defaults, accelerations, terminations, modifications, or cancellations that, or where the failure to obtain or provide any such consents, notices or take any other actions, in each case, would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to BWAB Holdings, Agribusiness Holdings or the Company or the Canadian Subsidiary in connection with the execution, delivery and performance by BWAB Holdings, Agribusiness Holdings and the Company of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby by BWAB Holdings, Agribusiness Holdings and the Company, except for the Regulatory Consents.

Section 3.04      Capitalization.

(a)            BWAB Holdings holds beneficially and of record all of the Company Securities issued and outstanding, as set forth on Section 3.04(a) of the Disclosure Schedules. Agribusiness Holdings owns all of the issued and outstanding equity securities of BWAB Holdings, as set forth on Section 3.04(a) of the Disclosure Schedules, and does not conduct any trade or business with third parties. Except for the foregoing, there are no other classes of equity interests of the Company or BWAB Holdings.

(b)            (i) No subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company or any Subsidiary thereof is authorized or outstanding, and (ii) there is no commitment by the Company or any Subsidiary thereof to issue membership interests or other equity interests, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of the Company or any Subsidiary thereof or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends or distributions with respect to any membership interests or the equity interests of the Company or any Subsidiary thereof.

(c)            All issued and outstanding Company Securities and all issued and outstanding equity interests of the Company’s Subsidiaries are (i) duly authorized, validly issued, and, to the extent applicable, fully paid and non-assessable; (ii) not subject to any preemptive rights created by statute, the Charter Documents of the Company or such Subsidiary, or any agreement to which the Company or such Subsidiary is a party; and (iii) except as set forth on Section 3.04(c) of the Disclosure Schedules, free of any Encumbrances. All issued and outstanding Company Securities and all issued and outstanding equity interests of the Company’s Subsidiaries were issued in compliance with applicable Law in all material respects.

(d)            Except as set forth on Section 3.04(d) of the Disclosure Schedules, no outstanding Company Securities and no outstanding equity interests of the Company’s Subsidiaries are subject to vesting or forfeiture rights or repurchase rights. There are no outstanding or authorized stock or unit appreciation, dividend equivalent, phantom stock or units, profit participation or other similar rights with respect to the Company or any Subsidiary thereof, or any of its or their securities.

(e)            All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Company and each Subsidiary thereof were undertaken in compliance with the applicable Charter Documents of the Company or such Subsidiary then in effect, any agreement to which the Company or such Subsidiary then was a party and in compliance with applicable Law in all material respects. There are no declared or accrued but unpaid dividends with respect to any capital stock (or other equity interests) of the Company or any Subsidiary thereof.

Section 3.05      No Subsidiaries. The Company does not own or have any interest in any shares or other equity interests (including any option, warrant, convertible instrument or other right or obligation of any nature to acquire any equity interest) nor does it have an ownership interest in any other Person, other than as set forth on Section 3.01(c) of the Disclosure Schedules.

Section 3.06      Financial Statements. True and complete copies of the audited consolidated financial statements of Agribusiness Holdings consisting of the balance sheet as at December 31, 2024, and the related consolidated statements of income and retained earnings, members’ equity and cash flow for the year then ended (the “Audited Financial Statements”), the Company’s unaudited consolidated financial statements consisting of the balance sheet of the Company as at December 31, 2025, and the related consolidated statements of income and retained earnings, members’ equity and cash flow (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been made available to Buyer. The Financial Statements have been prepared in accordance with the Historical Accounting Principles. The Financial Statements are based on the books and records of the Company and its Subsidiaries. The Audited Financial Statements fairly present, in all material respects, the consolidated financial position of Agribusiness Holdings as of the respective dates they were prepared and the consolidated results of the operations of Agribusiness Holdings for the periods indicated. The Unaudited Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries for the period indicated and the consolidated results of the operations of the Company and its Subsidiaries for the period indicated, in each case, in accordance with the Historical Accounting Principles, subject to normal year-end adjustments and the absence of footnotes, none of which would be material. The consolidated balance sheet of the Company as of December 31, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.07      Undisclosed Liabilities. Except as set forth on Section 3.07 of the Disclosure Schedules, the Company does not have any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the Ordinary Course of Business since the Balance Sheet Date, and which are not, individually or in the aggregate, material in amount, and (c) those arising under or in connection with this Agreement or any Ancillary Document.

Section 3.08      Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, except as set forth in Section 3.08 of the Disclosure Schedules, there has not been, with respect to the Company or the Canadian Subsidiary, any:

(a)            effect, event, development, occurrence, fact, condition or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)            amendment of any Charter Documents of the Company or any Subsidiary thereof;

(c)            split, combination or reclassification of any shares of capital stock or other equity capital;

(d)            issuance, sale or other disposition of any of its capital stock or other equity interests;

(e)            declaration or payment of any dividends or distributions on or in respect of any capital stock or other equity capital or redemption, purchase or acquisition of capital stock or other equity capital (other than in the Ordinary Course of Business);

(f)             material change in any method of accounting or accounting practice, except as required by GAAP or as set forth in Exhibit E, or as disclosed in the notes to the Financial Statements;

(g)            material change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, except as required by GAAP or as set forth in Exhibit E, or as disclosed in the notes to the Financial Statements;

(h)            entry into any Contract that would constitute a Material Contract;

(i)             incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the Ordinary Course of Business;

(j)             transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements (other than in the Ordinary Course of Business);

(k)            transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements;

(l)             abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property;

(m)           material damage, destruction or loss (whether or not covered by insurance) to its property;

(n)           capital investment in, or any loan to, any other Person;

(o)           acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(p)           capital expenditures individually in excess of $25,000;

(q)           imposition of any Encumbrance (other than a Permitted Encumbrance) upon any properties, capital stock or assets, tangible or intangible;

(r)            other than in the Ordinary Course of Business, (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as required for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $100,000, (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant, other than as provided for in any written agreements provided to Buyer prior to the date hereof or (iv) grant or payment of any severance or termination pay to any former employees, officers, directors, independent contractors or consultants;

(s)            hiring or promoting any person as or to (as the case may be) the position of an officer or hiring or promoting any employee below officer except in the Ordinary Course of Business;

(t)            adoption, modification or termination of any: (i) employment, severance, retention, change of control, deferred compensation, bonus or other similar agreement with any current or former employee, officer, director, independent contractor or consultant, except in the Ordinary Course of Business, (ii) Benefit Plan, except as required by terms of such Benefit Plan or applicable Law, or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u)           any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its equity holders, or current or former directors, officers and employees;

(v)            entry into a new line of business or abandonment or discontinuance of existing lines of business;

(w)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x)            purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $100,000, individually (in the case of a lease, per annum) or $200,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the Ordinary Course of Business;

(y)            acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z)            Tax election made, modified or revoked, adoption or change in any Tax accounting method, amendment to any income or other material Tax Return, consent to any extension (other than in connection with the filing of a Tax Return in the ordinary course) or waiver of the limitation period applicable to any Tax claim or assessment, surrender any right to a refund of Taxes, any closing agreement entered into, voluntary disclosure agreement initiated with any taxing authority, or Tax claim or assessment initiated or settled; or

(aa)       Contract to do any of the foregoing.

Section 3.09      Material Contracts.

(a)            Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company and the Canadian Subsidiary as of the date of this Agreement (such Contracts, collectively with the Debt Documents, all Contracts listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules, and all Company IP Agreements set forth in Section 3.12(a) of the Disclosure Schedules, being “Material Contracts”):

(i)            each Contract (including each individual purchase order with remaining unfulfilled obligations and each Contract with a professional employer organization), involving aggregate consideration in excess of $100,000 per calendar year, and which, in each case, cannot be cancelled by the Company or the Canadian Subsidiary without penalty or without more than thirty (30) days’ notice;

(ii)            all Contracts that require the Company or the Canadian Subsidiary to purchase its total requirements of any product or service from a third party;

(iii)            any Contract with the provider of any raw material, intermediate key components or consumables that is not readily commercially available from other Persons at reasonably similar prices and is material to the Company’s operations or revenues or that of the Canadian Subsidiary;

(iv)            all Contracts that provide for the indemnification by the Company or the Canadian Subsidiary of any Person, other than Contracts entered into in the Ordinary Course of Business the primary purpose of which is not to provide for the indemnification by the Company (or the Canadian Subsidiary) of any Person, to include any of their respective directors, officers, or employees, or the assumption of any Tax, environmental or other Liability of any Person, whether or not entered into in the Ordinary Course of Business;

(v)             all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(vi)            all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts involving aggregate consideration in excess of $100,000 per calendar year;

(vii)           any Contract for the employment or engagement of any officer, director employee, other individual service provider or other Person on a full-time, part-time, or other basis or any Contract providing for severance or other termination payments, change of control payments, retention bonuses, deferred compensation, retirement benefits or other special compensation arrangements or benefits, or any Contract relating to loans to officers, directors, managers, employees, other individual service providers or Affiliates;

(viii)          all Contracts with independent contractors or consultants (or similar arrangements) and which are not cancellable without material penalty or payment, or severance pay, or without more than thirty (30) days’ notice;

(ix)             all Contracts that contain any non-solicitation covenant or confidentiality covenant (other than confidentiality agreements entered into in the Ordinary Course or in connection with the transactions contemplated by this Agreement), in each case which binds the Company or the Canadian Subsidiary;

(x)              except for Contracts relating to trade payables in the Ordinary Course of Business, all Contracts relating to indebtedness (including guarantees) or is a Contract that creates an Encumbrance (other than a Permitted Encumbrance);

(xi)             all Contracts with any Governmental Authority;

(xii)            all Contracts that (A) limit or purport to limit the ability of the Company or the Canadian Subsidiary to compete in any line of business, with respect to any product with any Person or in any geographic area or market or during any period of time, or (B) obligates the Company or the Canadian Subsidiary to purchase or otherwise obtain or sell or otherwise provide any product or service exclusively from or to a single Person or that otherwise grants any material exclusive right to any Person, or that, in each case, would purport to bind Buyer or the Canadian Subsidiary following the Closing;

(xiii)           all Contracts that provide for any joint venture, partnership or similar arrangement, and any management services agreements with respect to the operation of a third party’s business or portion thereof;

(xiv)           all collective bargaining agreements, Contracts, or similar agreements with any Union or other employee representative;

(xv)            any profit sharing, profits interest, equity option, equity purchase, equity appreciation, deferred compensation, severance, other similar plan or Contract, or any Benefit Plan, for the benefit of the current or former directors, managers, shareholders, members, officers, directors, employees, or other individual service providers of any of the Company or the Canadian Subsidiary;

(xvi)           any Contract that contains a “most favored nation,” “most favored customer,” “most favored licensee,” exclusivity, minimum purchase requirement, “take or pay”, rights of first refusal or any provision similar to any of the foregoing, in each case, in which such provision places an obligation on the Company or the Canadian Subsidiary or that would purport to bind Buyer or any of its Affiliates after the Closing;

(xvii)          any Contract that, concerning the license or sublicense of, or other material grant of rights or imposition of restrictions with respect to, any Intellectual Property or other intangible asset (whether inbound or outbound) that (A) provides for payment of $100,000 or more per year, or (B) grants material exclusive rights or rights to material Intellectual Property for which no commercial alternative is reasonably available, or (C) imposes material constraints on the use or assertion of rights by the Company or the Canadian Subsidiary in any Intellectual Property material to the business of the Company or the Canadian Subsidiary as now conducted;

(xviii)         any other Contract that, to the Knowledge of the Company, is material to the Company or the Canadian Subsidiary and not previously disclosed pursuant to this Section 3.09 (provided that such materiality and Knowledge qualifications in this Section 3.09(a)(xviii) shall not be disregarded under Section 7.04(d)); and

(xix)            any Contract to which any Blocker Entity is subject to or otherwise bound.

(b)            Each Material Contract is valid and binding on the Company, the Canadian Subsidiary or such Blocker Entity, as applicable, in accordance with its terms and is in full force and effect, except to the extent that a Material Contract has expired according to its terms, in which case, such Material Contract remains valid and binding and in full force and effect with respect to the provisions that survive the expiration or termination thereof; provided that, for the avoidance of doubt, the Company shall not be required to list or disclose on Section 3.09(a) of the Disclosure Schedules any Contract that has expired or terminated prior to the date of this Agreement. None of the Company, the Canadian Subsidiary, any Blocker Entity, or to the Company’s Knowledge, any other party thereto, is in material breach of or material default under (or is alleged to be in material breach of or material default under), or has provided notice or received any notice of any intention to terminate, any Material Contract. To the Knowledge of the Company, and other than as set forth on Section 3.03(c) of the Disclosure Schedules, no event or circumstance has occurred that, with notice or lapse of time or both, would, with respect to the Company, the Canadian Subsidiary, any Blocker Entity, or any other party thereto, constitute an event of default under any Material Contract, result in a termination thereof or cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Neither BWAB Holdings nor the Company nor the Canadian Subsidiary, nor any other Blocker Entity, has provided any notice, or received any written notice or, to the Company’s Knowledge, oral notice, threatening or invoking legal action in accordance with the performance by the Company or the Canadian Subsidiary or such Blocker Entity of its respective obligations under any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

(c)            Except as set forth on Section 3.09(a) of the Disclosure Schedule, neither the Company nor the Canadian Subsidiary, nor any Blocker Entity, is currently party to any Material Contract with any party for the supply of cannabis or cannabis related products.

Section 3.10           Title to Assets; Real Property.

(a)            The Company or the Canadian Subsidiary has a valid leasehold interest in all Real Property leased by it and good and valid title to all personal property and other assets reflected in the Balance Sheet or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the items set forth in Section 3.10(a) of the Disclosure Schedules and the following (collectively referred to as “Permitted Encumbrances”):

(i)             Encumbrances for Taxes not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;

(ii)            easements, rights of way, covenants, restrictions of record, maps, zoning ordinances and other similar Encumbrances affecting Real Property which do not, and would not, interfere with the use or operation of such Real Property as such Real Property is presently used or operated in connection with the Company’s business;

(iii)           Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the business of the Company or its applicable Subsidiary; or

(iv)           Encumbrances arising under or in connection with (A) the Assumed Indebtedness or (B) Indebtedness that will be discharged at Closing.

(b)            Neither the Company nor the Canadian Subsidiary owns, or has ever owned, any Real Property. Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property leased by the Company or the Canadian Subsidiary; (ii) the lease (including all amendments, modifications, extensions, and guaranties, and any other agreements thereof) pursuant to which such Real Property is leased, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such Real Property. Neither the Company nor the Canadian Subsidiary is a party to any agreement or option to purchase any Real Property or interest therein. With respect to leased Real Property, the Company has delivered or made available to Buyer true, complete, and correct copies of any leases (and all amendments, modification, and any other agreements with respect thereto) affecting such leased Real Property (the “Leases” and individually, each a “Lease”). Except as set forth in Section 3.10(b) of the Disclosure Schedules, neither the Company nor the Canadian Subsidiary is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Real Property. The Company’s possession and quiet enjoyment of the Real Property or that of the Canadian Subsidiary has not been disturbed, and to the Company’s Knowledge, there are no disputes with respect to any Real Property. To the Knowledge of the Company, the present use and operation of the Real Property in the conduct of the Company’s business or that of the Canadian Subsidiary as presently conducted does not violate in any material respect (I) any Law, or (II) covenant, condition, restriction, easement, license, permit or agreement, applicable to the Real Property. To the Company’s Knowledge, no material improvements constituting a part of the Real Property encroach on real property leased by a Person other than the Company or the Canadian Subsidiary. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting any Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Each Lease is valid and binding on the Company or the Canadian Subsidiary in accordance with its terms and is in full force and effect. None of the Company, the Canadian Subsidiary, nor, to the Company’s Knowledge, any other party to any Lease is in material breach or material default under (or is alleged to be in breach of or default under) such Lease, and to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time, or both would constitute such breach or default, or permit the termination, modification, or acceleration of rent under such Lease. Neither the Company nor the Canadian Subsidiary has collaterally assigned or granted any other security interest in any Real Property. The Real Property comprises all of the real property used or intended to be used by or otherwise related to the Company’s business.Error! Reference source not found.

Section 3.11          Condition and Sufficiency of Assets. To the Knowledge of the Company, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and the Canadian Subsidiary are structurally sound, are in good operating condition and repair in all material respects, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property (including Company Intellectual Property) owned or leased by the Company and the Canadian Subsidiary, together with the Licensed Intellectual Property, are sufficient for the continued conduct of the Company’s business and that of the Canadian Subsidiary after the Closing in substantially the same manner as the business was conducted prior to the Closing, and the property and assets reflected in the Balance Sheet, or acquired after the Balance Sheet Date, and any other property or assets currently leased by the Company or the Canadian Subsidiary, constitute all of the property and assets presently used by the Company and the Canadian Subsidiary to conduct the Company’s business as currently conducted.

Section 3.12          Intellectual Property.

(a)            Section 3.12(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; (ii) all unregistered and/or common law material Trademarks included in such Company Intellectual Property; (iii) all unregistered and material Copyrights included in the Company Intellectual Property; (iv) all proprietary software of the Company or the Canadian Subsidiary; (v) all domain names included in the Company Intellectual Property; and (vi) all other material Company Intellectual Property used in the Company’s business or that of the Canadian Subsidiary as currently conducted.

(b)            Section 3.12(b) of the Disclosure Schedules contains a correct, current and complete list of all Company IP Agreements, specifying for each the date, title and parties thereto, and separately identifying such Company IP Agreements: (i) under which the Company or the Canadian Subsidiary is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property; (ii) under which the Company or the Canadian Subsidiary is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Company’s ownership or use, or that of the Canadian Subsidiary, of Intellectual Property, in each case identifying the Intellectual Property covered by such Company IP Agreement. The Company has made available to Buyer true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each such Company IP Agreement is valid and binding on the Company or the Canadian Subsidiary in accordance with its terms and is in full force and effect. Neither the Company nor the Canadian Subsidiary, nor, to the Company’s Knowledge, any other party thereto is, or is alleged to be, in breach of or default under, and, neither the Company nor any Subsidiary has provided notice or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any such Company IP Agreement.

(c)            Except as set forth in Section 3.12(b) of the Disclosure Schedules, the Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use by the Company or the Canadian Subsidiary in the conduct of the Company’s business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Except as set forth in Section 3.12(b) of the Disclosure Schedules, the Company and the Canadian Subsidiary has, and enforces, a policy requiring their employees to execute a non-competition, proprietary information and assignment agreement and has provided Buyer with the form of such Contract. Except as set forth in Section 3.12(b) of the Disclosure Schedules, the Company and the Canadian Subsidiary has entered into binding, valid and enforceable, written agreements with each current and former employee, current and former independent contractor, and any other Person involved in the creation or development of Company Intellectual Property whereby such employee, independent contractor, or other Person (i) acknowledges the Company’s or the Canadian Subsidiary’s exclusive ownership of all Company Intellectual Property; (ii) grants to the Company or the Canadian Subsidiary a present, irrevocable assignment of any ownership interest such employee, independent contractor, or other Person may have in or to Company Intellectual Property, to the extent such Company Intellectual Property does not constitute a “work made for hire” within the meaning of 17 U.S.C. §§ 101 and 201 of the Copyright Act; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any Company Intellectual Property, to the extent permitted under the Law.

(d)            Other than the Required Consents, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s or the Canadian Subsidiary’s rights to own or use any Company Intellectual Property or Licensed Intellectual Property.

(e)            All Company IP Registrations are subsisting and in full force and effect. Except as set forth on Section 3.12(e) of the Disclosure Schedules, the Company has taken all necessary steps to maintain and enforce such Company Intellectual Property which is registered or for which an application for registration has been filed, and taken all reasonable steps to preserve the confidentiality of all Trade Secrets included in such Company Intellectual Property. Except as set forth on Section 3.12(e) of the Disclosure Schedules, all required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. The Company has made available to Buyer true and complete copies of all material file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Company IP Registrations.

(f)             The conduct of the Company’s business and that of the Canadian Subsidiary as currently and formerly conducted and as currently proposed to be conducted by the Company, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Company and the Canadian Subsidiary have not infringed, misappropriated or otherwise violated, the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g)            There are no Actions (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or threatened in writing (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company or the Canadian Subsidiary of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or the Company’s or the Canadian Subsidiary’s right, title, or interest in or to any Company Intellectual Property or, to the Knowledge of the Company, the Licensed Intellectual Property; or (iii) by the Company or the Canadian Subsidiary or, to the Company’s Knowledge, by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation or other violation by any Person of such Company Intellectual Property or such Licensed Intellectual Property. To the Company’s Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to such Action. Neither the Company nor the Canadian Subsidiary is subject to any outstanding or, to the Company’s Knowledge, prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any such Company Intellectual Property or Licensed Intellectual Property.

(h)            Section 3.12(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in the Company’s business and that of the Canadian Subsidiary. The Company and the Canadian Subsidiary have complied in all material respects with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or, to the Company’s Knowledge, threatened, against the Company or the Canadian Subsidiary alleging any (A) breach or other violation of any Platform Agreement by the Company or the Canadian Subsidiary; or (B) defamation, violation of publicity rights of any Person, or any other violation of applicable Law by the Company or the Canadian Subsidiary in connection with its use of social media.

(i)             The Company or the Canadian Subsidiary owns, or has a valid right to access and use all computer systems, all Company IT Systems. All Company IT Systems are in good working condition in all material respects and are all of the Company IT Systems used in the operation of the Company’s business and that of the Canadian Subsidiary as currently conducted and as currently proposed to be conducted by the Company. Since January 1, 2021, there has been no material malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has not been remedied. The Company has taken and maintained commercially reasonable administrative, technical, physical, organizational, and other steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems and any Personal Information or Confidential Information stored on or Processed by or through any Company IT Systems, including implementing and maintaining commercially reasonable backup, disaster recovery, and software and hardware support arrangements. No open source software (OSS) contained in any proprietary software owned by the Company requires the Company to disclose or license its proprietary software code to a third party.

(j)             Since January 1, 2021, the Company and the Canadian Subsidiary have complied in all material respects with all applicable Privacy Requirements and have implemented and maintained reasonable policies, procedures and systems relating to Processing of Personal Information that are consistent with applicable Privacy Laws, including for receiving and appropriately responding to requests from individuals concerning their Personal Information. Since January 1, 2021, the Company and the Canadian Subsidiary have not (i) to the Knowledge of the Company, experienced any data breach or other security incident involving the unauthorized Processing of Personal Information in their possession or control or held or Processed by any vendor, processor or other third party for or on behalf of the Company or the Canadian Subsidiary (any such security incident, a “Security Incident”), (ii) received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company’s (or the Canadian Subsidiary’s) or its agent’s collection, use, Processing, storage, transfer, or protection of Personal Information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action. Neither the Company nor the Canadian Subsidiary have received any ransomware demands with respect to the Company IT Systems or the information contained therein and, to the Company’s Knowledge, no vendor or other Person providing services to the Company or the Canadian Subsidiary, or any other Person who otherwise has access to Personal Information or other confidential data or customer data of the Company or the Canadian Subsidiary, has received a ransomware demand with respect to data processed by that Person by or on behalf of the Company or the Canadian Subsidiary. Neither the Company nor the Canadian Subsidiary have paid, nor have they directed the payment of, any ransomware demand payment to a third party.

(k)            Except as set forth on Section 3.12(k) of the Disclosure Schedules, the Company and the Canadian Subsidiary have data processing Contracts in place with all affiliates, vendors, processors, service providers, or other Persons whose relationship with the Company or the Canadian Subsidiary involves the Processing of Personal Information on behalf of the Company or the Canadian Subsidiary, to ensure that those affiliates, vendors, processors, service providers, or other Persons have agreed to comply with applicable Privacy Laws and safeguard Personal Information Processed for or on behalf of the Company or the Canadian Subsidiary.

(l)             Since January 1, 2021, the Company and the Canadian Subsidiary has maintained a cyber insurance policy that is adequate and suitable for the nature and volume of Personal Information processed by or on behalf of the Company or the Canadian Subsidiary. No claim has been made under the Company’s cyber insurance policy since January 1, 2021. The Company has delivered or made available to Buyer a true, complete, and correct copy of such cyber insurance policy.

(m)            The Company, itself or through the Canadian Subsidiary, does not, in the conduct of the Business, either directly or indirectly, (A) use proprietary AI Technologies developed by or for the Company or the Canadian Subsidiary, (B) distribute or otherwise make available AI Technologies to customers or other Persons for any purpose other than in the Ordinary Course of Business, (C) offer different prices or quality of goods or services to end consumers through any product or service where such price or quality differences are determined by Personal Information about the end consumer, or (D) with its express written permission permit any Personal Information associated with the Company or the Canadian Subsidiary thereof or its or their customers (including deidentified data) to be used as Training Data by any other Person. To the extent that the Company or the Canadian Subsidiary uses AI Technologies in the conduct of the Business (including in connection with processing of Personal Information), that use complies in all material respects with the Privacy Requirements, all applicable Laws, and all applicable Contracts. The Company and the Canadian Subsidiary have not, to the Knowledge of the Company: (i) included any Personal Information, trade secrets or material confidential or proprietary information of the Company, the Canadian Subsidiary, or of any third Person under an obligation of confidentiality by the Company or the Canadian Subsidiary, in any prompts or inputs into any AI Technology deployed or sanctioned by the Company or the Canadian Subsidiary for use in the Business, except in cases where the owner of the applicable AI Technology has agreed in writing (1) to keep such information, prompts, inputs and resulting outputs confidential and not to use them for any purpose other than providing the applicable AI Technology to the Company or the Canadian Subsidiary, as applicable and (2) not to use such information, prompts, inputs or resulting outputs to train the machine learning or algorithm of the AI Technology or improve the services related to the AI Technology; and (ii) used AI Technology to develop any Intellectual Property that any Company or the Canadian Subsidiary has intended to maintain as proprietary in a manner that would materially affect the Company’s or the Canadian Subsidiary’s ownership or rights therein.

(n)            Subject to compliance with Section 8.15, the execution, delivery or performance of this Agreement and the consummation of any of the transactions contemplated by this Agreement do not and will not (i) violate the privacy and data security policies of the Company or the Canadian Subsidiary or (ii) require the consent of or notice to any Person concerning Personal Information.

Section 3.13          Inventory. All inventory (including Inventory) of the Company and the Canadian Subsidiary (a) consists of a quality and quantity usable or salable consistent with good and accepted industry practices and in the Ordinary Course of Business, except for obsolete, damaged, contaminated, discontinued, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established, (b) except as set forth in Section 3.13 of the Disclosure Schedule, is of a quantity usable or saleable consistent with good and accepted industry practices and in the Ordinary Course of Business, and (c) was produced, tested, handled and delivered in accordance with all applicable Laws in all material respects. Other than such inventory sold or otherwise disposed of in the Ordinary Course of Business, all such inventory (including Inventory) is owned by the Company or the Canadian Subsidiary free and clear of all Encumbrances, other than Permitted Encumbrances, and no such inventory (including Inventory) is held on a consignment basis. For the avoidance of doubt, any inventory quality or quantity matter that is reflected as an adjustment in the determination of the Final Closing Statement pursuant to Section 2.04 shall not also give rise to an indemnification claim under this Section 3.13.

Section 3.14          Accounts Receivable. Except as set forth in Section 3.14 of the Disclosure Schedules, the accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the date thereof (net of allowances for doubtful accounts as reflected thereon) (a) have arisen from bona fide transactions entered into by the Company or the Canadian Subsidiary involving the sale of goods or the rendering of services in the Ordinary Course of Business; and (b) constitute only valid, undisputed claims of the Company or the Canadian Subsidiary not subject to claims of set-off or other defenses or counterclaims, other than normal cash discounts accrued in the Ordinary Course of Business. The reserve for bad debts shown on the Balance Sheet on the accounting records of the Company have been determined in accordance with the Historical Accounting Principles, and, with respect to accounts receivable arising after the Balance Sheet Date have been determined in accordance in all material respects with the Historical Accounting Principles, both consistently applied, and both subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15          Customers and Suppliers.

(a)            Section 3.15(a) of the Disclosure Schedules sets forth (i) the ten (10) largest customers of the Company and the Canadian Subsidiary (measured in terms of revenues) for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Section 3.15(a) of the Disclosure Schedules, no Material Customer has ceased, and neither the Company nor the Canadian Subsidiary has received any written notice that any Material Customer intends to cease after the Closing, and the Company does not have Knowledge of such intent to cease, to use of its goods or services or otherwise terminate or materially reduce its relationship with the Company or the Canadian Subsidiary. Neither Agribusiness Holdings, BWAB Holdings, nor, to the Knowledge of the Company, any Ultimate Seller has any direct or indirect interest in any Material Customer.

(b)            Section 3.15(b) of the Disclosure Schedules sets forth (i) the ten (10) largest suppliers of the Company and the Canadian Subsidiary (measured in terms of total spend) for the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 3.15(a) of the Disclosure Schedules, no Material Supplier has ceased, and neither the Company nor the Canadian Subsidiary has received any written notice that any Material Supplier intends to cease after the Closing, and the Company does not have Knowledge of such intent to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company. Neither Agribusiness Holdings, BWAB Holdings, nor, to the Knowledge of the Company, any Ultimate Seller has any direct or indirect interest in any Material Supplier. No Material Supplier has notified the Company, BWAB Holdings, Agribusiness Holdings, the Canadian Subsidiary or, to the Knowledge of the Company, any Ultimate Seller, in writing of the potential to declare, a “force majeure” or similar event (other than those no longer continuing) or has been (or has notified the Company, BWAB Holdings, Agribusiness Holdings, the Canadian Subsidiary, or to the Knowledge of the Company, any Ultimate Seller in writing that it will be) unable to deliver raw materials, intermediates, packaging, consumables or equipment in accordance with contractual requirements. Neither Company, the Canadian Subsidiary, BWAB Holdings, Agribusiness Holdings, nor, to the Knowledge of the Company, any Ultimate Seller has received written notice that any of its material suppliers has or reasonably expects to have difficulty in obtaining, in the quantity and quality and at a price consistent with past practices, the raw materials, supplies or component parts required for the manufacture, assembly or production of any Company product or that of any of the Canadian Subsidiary.

Section 3.16          Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company and the Canadian Subsidiary and relating to the assets, business, operations, employees, officers and directors of the Company or the Canadian Subsidiary (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and, subject to the Required Consents or except as otherwise disclosed on Section 3.16 of the Disclosure Schedules, shall remain in full force and effect immediately following the consummation of the transactions contemplated by this Agreement. Neither the Company nor the Canadian Subsidiary has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid in accordance with the payment terms of each such Insurance Policy. Such Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or the Canadian Subsidiary. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the Company’s Knowledge, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. Except as set forth on Section 3.16 of the Disclosure Schedules, there are no claims related to the business of the Company or the Canadian Subsidiary pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor the Canadian Subsidiary is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. Such Insurance Policies are, to the Knowledge of the Company, of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and the Canadian Subsidiary and are for coverage in amounts in compliance with all applicable Laws and Material Contracts to which the Company or the Canadian Subsidiary is a party or by which it is bound.

Section 3.17          Legal Proceedings; Governmental Orders.

(a)            Except as set forth in Section 3.17(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened (i) against or by the Company or the Canadian Subsidiary affecting any of their respective properties or assets; or (ii) against or by BWAB Holdings, Agribusiness Holdings, the Company or any Subsidiary thereof that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Section 3.17(a)

(b)            There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or the Canadian Subsidiary or any of their respective properties or assets. To the Knowledge of the Company, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of such Governmental Order.

Section 3.18          Compliance With Laws; Permits.

(a)            Except as set forth in Section 3.18(a) of the Disclosure Schedules, since January 1, 2021, the Company and the Canadian Subsidiary have complied and are now complying in all material respects with all Laws applicable to it or their business, properties or assets.

(b)            All Permits required for the Company and the Canadian Subsidiary to conduct its respective business as presently conducted have been obtained by it and are valid and in full force and effect.

(c)            All fees and charges with respect to such Permits have been paid in full. Section 3.18(c) of the Disclosure Schedules lists all current Permits issued to the Company or the Canadian Subsidiary, including the names of the Permits and their respective dates of issuance and expiration. Except as set forth in Section 3.18(c) of the Disclosure Schedules and to the Knowledge of the Company, no event has occurred, or failed to occur, that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, surrender or limitation of any Permit set forth in Section 3.18(c) of the Disclosure Schedules.Section 3.18(c)Section 3.18(c)Section 3.18(c)

Section 3.19          Environmental Matters.

(a)            Since January 1, 2021, the Company and the Canadian Subsidiary has been in compliance in all material respects with all Environmental Laws and has not received from any Person any: (i) written Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. To the Knowledge of the Company, there are no facts, circumstances, or conditions that could reasonably be expected to result in an Environmental Claim.

(b)            The Company and the Canadian Subsidiary has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and the Canadian Subsidiary as presently conducted, and all such Environmental Permits are in full force and effect, and, to the Company’s Knowledge, no condition, event or circumstance exists with respect to the Company or the Canadian Subsidiary, or its or their business or operations as presently conducted, that constitutes a material violation of any such Environmental Permit.

(c)            To the Knowledge of the Company, no Real Property currently or formerly operated or leased by the Company or the Canadian Subsidiary is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state, Canadian federal or provincial list.

(d)            To the Knowledge of the Company, there has been no Release of Hazardous Materials by the Company or any Subsidiary in contravention of, or that could reasonably be expected to give rise to liability under, any Environmental Law with respect to the business or assets of the Company or the Canadian Subsidiary, or, by the Company or the Canadian Subsidiary with respect to any Real Property currently operated or leased by the Company or the Canadian Subsidiary, or formerly operated or leased by the Company or the Canadian Subsidiary, and neither the Company nor the Canadian Subsidiary has received a written Environmental Notice that any Real Property currently or formerly operated or leased in connection with the business of the Company or the Canadian Subsidiary (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company or the Canadian Subsidiary.

(e)            Section 3.19(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks for Hazardous Materials owned or operated by the Company or the Canadian Subsidiary.

(f)            Section 3.19(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or the Canadian Subsidiary and any predecessors as to which the Company or the Canadian Subsidiary may retain liability, and, to the Company’s Knowledge, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA or any similar state, Canadian federal or provincial list, and neither the Company nor the Canadian Subsidiary has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage or disposal facilities or locations used by the Company or the Canadian Subsidiary.

(g)            Neither the Company nor the Canadian Subsidiary has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(h)            The Company has provided or otherwise made available to Buyer true, correct, and complete copies of: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or the Canadian Subsidiary or any currently or formerly owned, operated or leased real property which are in the possession or control of the Company or the Canadian Subsidiary related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including costs of remediation, pollution control equipment and operational changes).

(i)            Except as set forth on Section 3.19(i) of the Disclosure Schedules, no per- and polyfluoroalkyl substances have been manufactured, used, stored, handled, treated, transported, disposed of, or Released by the Company, the Canadian Subsidiary, or by any Person on behalf of the Company or the Canadian Subsidiary, at, or under, in, to or from any Real Property currently owned, leased, or operated by the Company or the Canadian Subsidiary in violation of Environmental Law.

(j)            To the Company’s Knowledge, no condition, event or circumstance concerning the Release or regulation of Hazardous Materials exists that could reasonably be expected to prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company or the Canadian Subsidiary as currently carried out.

(k)            Neither the Company nor the Canadian Subsidiary possesses, or is entitled to, any Environmental Attributes, except as set forth on Section 3.19(k) of the Disclosure Schedules.

Section 3.20          Employee Benefit Matters.

(a)            Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each Benefit Plan and each PEO Plan. No Benefit Plan contains a change in control provision.

(b)            With respect to each Benefit Plan, the Company has made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any related trust agreements, insurance or annuity contracts and policies, certificates of coverage, recordkeeping or other third-party agreement and group annuity contract relating to any Benefit Plan, or other funding arrangements, participation agreements, adopted agreements, custodial agreements, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of the most recent summary plan descriptions, summaries of material modifications subsequent to any such summary plan description, summaries of current benefits and coverage, COBRA communications, employee handbooks and any other material written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Benefit Plan’s continued qualification; (vi) in the case of any Benefit Plan for which a Form 5500 must be filed, a copy of the three (3) most recently filed Forms 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the three (3) most recently completed plan years, if any; (viii) the nondiscrimination tests performed under the Code, if any, with respect to the three (3) most recently completed plan years; and (ix) copies of any material notices, letters or other non-routine correspondence from the Internal Revenue Service, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to a Benefit Plan. BWAB Holdings has made commercially reasonable efforts to obtain accurate and complete copies of the PEO Plans and has delivered or made copies available to Buyer of the PEO Plans it has received.

(c)            Each Benefit Plan that is intended to qualify under Section 401(a) or 401(k) of the Code, such plan has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under Section 501(a) of the Code and, to the Knowledge of the Company, nothing has occurred since the date of such letter to adversely affect such qualification or exemption. With respect to each Benefit Plan, and each PEO Plan to the Knowledge of the Company with respect to participation by its employees thereunder, and except as set forth on Section 3.20(c) of the Disclosure Schedules, (i) each Benefit Plan has been established, administered and maintained in compliance with its terms and in compliance in all material respects with all applicable Laws, neither the Company nor the Canadian Subsidiary has received any written, or oral notice from any Governmental Authority or other Person questioning or challenging such compliance, (ii) all service fees calculated by the PEO for benefits provided under the PEO Plans and all contributions, benefits, costs or premiums required to be made under the terms of each Benefit Plan have been timely made in accordance with its terms and all applicable Laws or, if not yet due, have been properly accrued and reflected in the Financial Statements; (iii) neither the Company or an ERISA Affiliate has engaged in any transaction or acted or failed to act in any manner that would subject the Company to any liability for a breach of fiduciary duty under ERISA; (iv) neither the Company or an ERISA Affiliate has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) or 4975(d) of the Code; (v) the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) are satisfied, whether or not waived, and no application for a waiver of the minimum funding standard has been submitted to the Internal Revenue Service; (vi) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (vii) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or an ERISA Affiliate, and all premiums to the PBGC have been timely paid in full; (viii) the PBGC has not instituted proceedings to terminate any Benefit Plan that is subject to Title IV of ERISA; (ix) no Benefit Plan is currently, or is reasonably expected to be, in “at-risk” status (as defined in Section 303 (i)(4) of ERISA or Section 430(i)(4) of the Code); and (x) to the Knowledge of the Company, no events have occurred that could result in a payment by or penalty, liability or assessment against the Company of any excise taxes under Section 4972, 4975, 4976, 4979, 4980B, 4980D, 4980E or 5000 of the Code or Section 4069, 4212(c) or 502 of ERISA.

(d)            Neither BWAB Holdings, nor any of its ERISA Affiliates have within the past six (6) years, adopted, sponsored, maintained, contributed to, had an obligation to contribute to or had any liability or obligation under or with respect to (i) any plan subject to Title IV of ERISA or Section 412 of the Code (or any similar plan under non-U.S. Law), (ii) a “multiemployer plan” within the meaning of Section 4001(A)(3) of ERISA (or any similar plan under non-U.S. Law), (iii) a “multiple employer plan” that is subject to Section 4063 or 4064 of ERISA or Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(4) of ERISA.

(e)            Each Benefit Plan can be amended, terminated or otherwise discontinued at any time, including after the Closing in accordance with its terms, without material cost or liability, whether absolute or contingent, to the Company or the Canadian Subsidiary, other than any acceleration of vesting of benefits as may be required by such terms or otherwise mandated by Law. Neither the Company nor the Canadian Subsidiary has any express or implied commitment or obligation and has not made any written or oral representations to any current or former employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(f)            Neither the Company nor the Canadian Subsidiary has incurred any current or projected Liabilities in respect of post-employment or post-retirement health, medical or life insurance coverage for current, former or retired employees, independent contractors or consultants or other services providers (or to spouses, beneficiaries or dependents thereof), except as may be required pursuant to applicable Law or under the service agreement with the PEO with respect to COBRA coverage under the PEO Plans that are group health plans. None of the Benefit Plans provides benefits to retired or terminated employees or to the beneficiaries or dependents of retired or terminated employees, other than death benefits when termination occurs upon death, disability benefits or continuation of benefits during any required or agreed upon period of notice following termination of employment by the Company Group. None of the Benefit Plans require or permit a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement, or require additional premiums or payments on termination of the Benefit Plan.

(g)            No Benefit Plan is a “registered pension plan” as that term is defined in subsection 248(1) of the Tax Act. No Benefit Plan contains a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act. No Benefit Plan has participating employers other than the Company or the Canadian Subsidiary.

(h)            There is no pending or threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan is or has been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is or has been a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(i)             There has been no amendment to, announcement by the Company or any of its Affiliates or the Canadian Subsidiary relating to, or change in employee participation or coverage under, any Benefit Plan that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis and other than increases to expenses to provide of maintain a Benefit Plan incurred in the Ordinary Course of Business).

(j)             Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. Neither the Company nor the Canadian Subsidiary has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(k)            The Company and the Canadian Subsidiary has, for purposes of each Benefit Plan, correctly classified those individuals performing services for the Company or the Canadian Subsidiary, as applicable, as common law employees, leased employees, or independent contractors of the Company or the Canadian Subsidiary. No individual engaged by the Company or the Canadian Subsidiary as an independent contractor, temporary employee, leased employee, or any other service provider compensated other than through reportable wages has been improperly excluded from any Benefit Plan. Neither the Company nor the Canadian Subsidiary has any leased employees within the meaning of Section 414(n) of the Code.

(l)             Except as disclosed on Section 3.20(l) of the Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events) entitle any current or former director, officer, employee, independent contractor or consultant of the Company or the Canadian Subsidiary to severance pay, a bonus, or accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual. Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) limit or restrict the right of the Company or the Canadian Subsidiary to merge, amend or terminate any Benefit Plan; (ii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (iii) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (iv) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

(m)           The Company and each Subsidiary is, and since January 1, 2020, has been, in compliance in all material respects with the applicable requirements of (i) COBRA, (ii) the Health Insurance Portability and Accountability Act of 1996, as amended, and the Laws (including the proposed regulations) thereunder and (iii) the Patient Protection and Affordable Care Act of 2010, and all rules and official guidance promulgated thereunder, and to the Knowledge of the Company, no circumstance exists or event has occurred, which reasonably could be expected to result in a material violation of, or penalty or Liability under, the foregoing. All of the Company’s medical, dental, vision and similar benefits are provided under PEO Plans and not Benefit Plans.

(n)            No Benefit Plan is maintained, sponsored, contributed to, or required to be contributed to by the Company or the Canadian Subsidiary on behalf of, or covers, employees primarily residing or working outside of the United States or Canada.

Section 3.21          Employment Matters.

(a)            Section 3.21(a) of the Disclosure Schedules contains a list of all Persons who are employees (whether full-time, part-time or otherwise) of the Company or the Canadian Subsidiary, or independent contractors or consultants who are regularly engaged in the business or operations of the Company or the Canadian Subsidiary, in each case as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position; (iii) status (active or inactive, including whether absent for any reason such as lay-off or leave of absence, full-time or part-time and fixed-term or indefinite); (iv) hire or retention date; (v) current annual base compensation or hourly rate (or contract fee, as applicable); (vi) commission, bonus or other incentive-based compensation; (vii) a description of the fringe benefits provided to each such individual as of the date hereof, including accrued vacation or paid time off and overtime entitlement, accrual and benefits; (viii) exempt or non-exempt classification under the Fair Labor Standard Act or any equivalent Laws of any jurisdiction; (ix) eligibility to receive termination or severance benefits and a description of each such individual’s termination or severance benefits; (x) visa/immigration status; (xi) country, state and province of principal work location; and (xii) whether or not each such individual has a written agreement with the Company. As of the date hereof, all compensation, including wages, commissions, bonuses, fees, other incentive-based entitlements, overtime pay, vacation pay, public holiday pay, termination pay, severance pay and any premiums or payments relating to employment insurance and the Canada Pension Plan, and other compensation, payable to all current or former employees, independent contractors or consultants of the Company or the Canadian Subsidiary for services performed on or prior to the date hereof have been paid in full (or will be included as Current Liabilities in the estimated Closing Working Capital). There are no outstanding agreements, understandings or commitments of the Company with respect to any increases to compensation, commissions, bonuses or fees payable to employees, independent contractors or consultants of the Company or the Canadian Subsidiary for services performed after Closing.

(b)            Neither the Company nor the Canadian Subsidiary is, and has not been, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council, employee associate or labor organization (collectively, “Union”), and there is not, and has never been, any Union representing or purporting to represent any employee of the Company or the Canadian Subsidiary. No Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company, the Canadian Subsidiary or any of its or their employees. Neither the Company nor the Canadian Subsidiary has any duty to bargain with any Union. No complaint against the Company or the Canadian Subsidiary is currently pending or threatened before the National Labor Relations Board or the Equal Employment Opportunity Commission or before any analogous entity in any jurisdiction and neither the Company nor the Canadian Subsidiary has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Law to conduct an investigation with respect to or relating to employees and no such investigation is in progress. There are, and since January 1, 2021, have been, no labor or employment-related proceedings of any kind, pending or, threatened in writing in any forum, relating to an alleged violation by the Company or the Canadian Subsidiary (or its or their directors, managers, officers, consultants, independent contractors, or employees (in their capacity as such)) of any Law.

(c)            The Company and the Canadian Subsidiary is and since January 1, 2021, has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, consultants and independent contractors of the Company or the Canadian Subsidiary. Without limiting the foregoing, (A) with respect to employees, consultants and independent contractors based in the United States, the Company has complied in all material respects with all applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance, work authorization and verification of employment eligibility, background checks, payroll documents and wage statements, pay transparency and restrictive covenants, and (B) with respect to employees, consultants and independent contractors based in Canada, the Canadian Subsidiary has complied in all material respects with all applicable Laws relating to labor relations, employment standards, human rights, pay equity, accessibility, electronic monitoring of employees, disconnecting from work requirements, privacy (including respecting the collection, use, disclosure, retention, processing, transfer and destruction of all employee data), health and safety, exposure to designated substances, workers’ compensation, leaves of absence, Canada or Quebec pension plan premiums, employment insurance premiums, workers compensation premiums, and other withholdings, employer health tax, employment standards record keeping and restrictive covenants. All individuals characterized and treated by the Company and the Canadian Subsidiary as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company or the Canadian Subsidiary classified as exempt under the Fair Labor Standards Act and state, provincial and local wage and hour laws are properly classified in all material respects. The Company and the Canadian Subsidiary is and has been in compliance in all material respects with all applicable immigration laws, including Form I-9 requirements. There are no and there has not since January 1, 2021, been any Actions against the Company or the Canadian Subsidiary pending, or threatened in writing to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Company or the Canadian Subsidiary, including any charge, investigation or claim relating to (x) with respect to employees, consultants and independent contractors based in the United States, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance, work authorization and verification of employment eligibility, background checks, payroll documents and wage statements, pay transparency and restrictive covenants, and (y) with respect to employees, consultants and independent contractors based in Canada, labor relations, employment standards, human rights, pay equity, accessibility, electronic monitoring of employees, disconnecting from work requirements, privacy (including respecting the collection, use, disclosure, retention, processing, transfer and destruction of all employee data), health and safety, exposure to designated substances, workers’ compensation, leaves of absence, Canada or Quebec pension plan premiums, employment insurance premiums, workers compensation premiums, and other withholdings, employer health tax, employment standards record keeping and restrictive covenants, or any other employment-related matter arising under applicable Laws.

(d)            All amounts due or accrued for remuneration, compensation, fees, wages, bonuses, commissions, other incentive-based entitlements, overtime pay, vacation pay, public holiday pay, termination pay, severance pay and any premiums or payments relating to employment insurance and the Canada Pension Plan in respect of employees, independent contractors and consultants of the Company and the Canadian Subsidiary for services performed on or prior to the Closing Date have been paid in full, accrued in the Financial Statements, or will be included as Current Liabilities in the determination of Closing Working Capital.

(e)            To the Knowledge of the Company, no current or former employee of the Company or the Canadian Subsidiary or independent contractor engaged by the Company or the Canadian Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, nonsolicitation or proprietary rights agreement, between such employee or independent contractor, as the case may be, and any other Person, in each case that (x) limits or otherwise restricts the employee’s or independent contractor’s ability to perform such employee’s or independent contractor’s duties to the Company or the Canadian Subsidiary, (y) would be breached or violated by such employee’s or independent contractor’s performance of such duties, or (z) adversely affects the ability of the Company or the Canadian Subsidiary to conduct their respective businesses consistent with past practice or in a manner consistent with the conduct of such business prior to the Closing.

(f)            The Company and the Canadian Subsidiary has complied in all material respects with the WARN Act and all other employment loss notification obligations arising under any statute or otherwise. Neither the Company nor the Canadian Subsidiary has engaged in any transaction or engaged in layoffs, terminations or relocations sufficient in number to trigger any WARN Act obligation or any mass or group notice requirements under applicable employment standards legislation or any similar applicable Law. No former employees of the Company or the Canadian Subsidiary have suffered an “employment loss” (as defined in WARN) by the Company or the Canadian Subsidiary in the ninety (90) days prior to the date hereof.

(g)            Except as set forth on Section 3.21(g) of the Disclosure Schedules, no employee of the Company or the Canadian Subsidiary is party to any agreement with the Company or the Canadian Subsidiary as to length of notice or severance payment required to terminate such employee’s employment, including in connection with a change of control.

(h)            Except as set forth on Section 3.21(h) of the Disclosure Schedules, no employee is on a visa sponsored by the Company or the Canadian Subsidiary, which visa will require continued sponsorship, and neither the Company nor the Canadian Subsidiary has received a “no match” letter from the Social Security Administration concerning any current or former employee. To the Knowledge of the Company, all employees, agents, consultants and contractors of the Company and the Canadian Subsidiary are legally authorized to work in the applicable jurisdiction in which they are employed or providing services either because of their status as citizens, legal permanent residents, or by virtue of possessing a visa under applicable Law relating to immigration control which visa allows for such employee to work in the applicable jurisdiction. The Company and the Canadian Subsidiary has been in compliance in all material respects with the requirements of the United States Immigration Reform and Control Act of 1986, Immigration and Refugee Protection Act (Canada), or equivalent applicable local Law. The Company and the Canadian Subsidiary maintains accurate and complete USCIS Form I-9s with respect to each of their current employees, and has retained Form I-9s for former employees, in each case in accordance with applicable Laws concerning immigration and employment eligibility verification obligations. The Company has no Knowledge that any such Form I-9 was improperly prepared or that false documentation was provided in connection with satisfying the requirements of such Form I-9. Neither the Company nor the Canadian Subsidiary is a party to or otherwise bound by any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

(i)            There is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, and no charge of violence, sexual harassment, sexual assault, sexual misconduct, or similar behavior, which has been asserted and not settled or is now pending or, to the Company’s Knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any Person. Since January 1, 2021 and to the Knowledge of the Company, there have been no workplace accidents, injuries or exposures involving any employee, independent contractor or third party that have resulted, or could reasonably be expected to result in, a claim for worker’s compensation payments or benefits, or a violation of the Occupational Health and Safety Act or state, provincial or local equivalent. All costs, charges, premiums, experience rating assessments or other assessments or other known Liabilities, contingent or otherwise, under workers’ compensation/ workplace safety and insurance legislation or other legislation relating to occupational accident or occupational disease claims applicable to the Company and the Canadian Subsidiary have been paid or accrued and reflected in the Financial Statements.

(j)            Neither the Company nor the Canadian Subsidiary has received written notice from any third party that any current or former employee or independent contractor: (i) has violated any of the terms or conditions of any employment, non-competition, non-solicitation or non-disclosure agreement that such employee has entered with any third party, (ii) has disclosed to, or utilized on behalf of, the Company or the Canadian Subsidiary, any Trade Secrets or proprietary information or documentation of any third party, or (iii) has interfered in the employment relationship between any third party and any of such third party’s present or former employees. Neither the Company nor the Canadian Subsidiary is obligated to defend or indemnify any current or former employee for any such employee’s breach of any terms or conditions of any employment, non-competition, non-solicitation or non-disclosure agreement that such Person has entered with any third party.

(k)            Neither the Company nor the Canadian Subsidiary has received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Law to conduct an investigation with respect to or relating to employees and, to the Knowledge of the Company, no such investigation is in process.

(l)             Other than the Resigning Executives, no executive officer of the Company or the Canadian Subsidiary has, or has notified the Company in writing of his or her intent to, (i) terminate his or her employment or service with the Company or the Canadian Subsidiary, (ii) terminate his or her employment or service upon the consummation of the transactions contemplated by this Agreement, or (iii) demand additional compensation in connection with, or upon the consummation of, the transactions contemplated by this Agreement.

(m)           Except as set forth on Section 3.21(m) of the Disclosure Schedules, each former employee of the Company and the Canadian Subsidiary whose employment with the Company or the Canadian Subsidiary was involuntarily terminated within two (2) years prior to the Closing Date has signed a release in favor of the Company or the Canadian Subsidiary.

(n)            In the last three (3) years: (i) neither the Company nor the Canadian Subsidiary has entered into any settlement agreement with a current or former director, officer, employee, independent contractor or customer of the Company or the Canadian Subsidiary relating to the allegations of violence, sexual assault, sexual harassment or sexual misconduct or similar behavior by any officer, director or employee; and (ii) to the Knowledge of the Company, no material discrimination, harassment or assault or assault allegations have been made against any of any Company officers or senior employees or those of any Subsidiary. The Company does not reasonably expect any material Liabilities with respect to any harassment allegation of which they are or were made aware in the last three (3) years, whether at the Company or the Canadian Subsidiary.

Section 3.22          Taxes. Except as set forth in Section 3.21(a) of the Disclosure Schedules:

(a)            All income and other Tax Returns required by applicable Law to be filed or caused to be filed on or before the Closing Date by Agribusiness Holdings, BWAB Holdings, the Company or by Canadian Subsidiary (the “Company Entities”) have been timely filed with the appropriate taxing authorities. Such Tax Returns are true, complete and correct in all material respects. All income and other material Taxes due and owing by any Company Entity on or before the Closing Date have been timely and properly paid.

(b)            The Company Entities have timely and properly withheld and paid all Taxes required to have been withheld and paid (or has had paid on its behalf) in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, equity holder, or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.

(c)            No claim has been made in writing by any taxing authority in any jurisdiction where a Company Entity does not file Tax Returns that such Company Entity has been, is, or may be, subject to Tax by that jurisdiction.

(d)            The Canadian Subsidiary has timely remitted (or made adequate provision for the payment of) all Canada Pension Plan contributions, provincial pension plan contributions, Employment Insurance premiums, employer health taxes and all other Taxes required to be paid, withheld or remitted by it in respect of its employees to the appropriate taxing authority in accordance with applicable Law.

(e)            No waiver, extension or comparable consent given by any Company Entity regarding the filing of any Tax Return or the application of the statute of limitations with respect to any Taxes (including any assessment or deficiency) or Tax Returns is outstanding, nor is any request for any such waiver, extension, or consent pending, in each case other than as a result of automatic, six-month extensions granted in connection with the filing of an originally-filed Tax Return.

(f)            The amount of the Liability of the Company Entities for unpaid Taxes for all periods ending on or before the Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Liability of the Company Entities for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of Company Entities.

(g)            No deficiency for, or request for information relating to, any Taxes has been proposed in writing, asserted or assessed against any Company Entity.

(h)            There is no pending Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Tax Returns of any Company Entity, nor has there been any written notice to any Company Entity by any taxing authority regarding any such potential or threatened Tax audit or other proceeding.

(i)             The Company Entities have made available or will make available to Buyer correct and complete copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by, the Company Entities for all Tax periods ending after December 31, 2021.

(j)             There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Company Entity.

(k)            No Company Entity is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation, or similar agreement.

(l)             No Company Entity has requested or received a ruling from any taxing authority or signed any binding agreement with any taxing authority that might affect the amount of Tax due from any Company Entity after the Closing Date. Other than powers of attorney executed by a Company Entity in the Ordinary Course of Business for the purposes of filing Tax Returns and responding to inquiries related thereto, all of which may be terminated after the Closing, no power of attorney with respect to Taxes has been executed or filed with any taxing authority by or on behalf of any Company Entity that will remain in effect at the Closing.

(m)            The Canadian Subsidiary is duly registered under the Excise Tax Act (Canada) for purposes of the goods and services tax and harmonized sales tax and has complied in all material respects with all applicable requirements thereunder, including the proper collection, reporting and remittance of goods and services tax and harmonized sales tax (collectively, “GST/HST”). The Canadian Subsidiary has not received any written notice of assessment, reassessment, audit or investigation in respect of GST/HST that remains outstanding.

(n)            All Tax credits (including, for greater certainty, all research and development Tax credits) claimed by the Canadian Subsidiary have been claimed in accordance with the Tax Act and the relevant provincial tax law, and the Canadian Subsidiary has satisfied the relevant criteria and conditions entitling it them to claim such credits.

(o)            The Company Entities have complied in all material respects with the intercompany transfer pricing provisions (including provisions applicable to intercompany and related--party debt) of each applicable Tax law, including all applicable contemporaneous documentation and disclosure requirements thereunder.

(p)            The Canadian Subsidiary has not entered into any transaction or series of transactions that could reasonably be expected to result in a liability under section 160 of the Tax Act or section 325 of the Excise Tax Act (Canada).

(q)            The Canadian Subsidiary has not, directly or indirectly, transferred property to or acquired property from, or provided or received services from, any non-arm’s length Person for consideration other than fair market value, except as would not reasonably be expected to result in a material Tax liability.

(r)            None of sections 15, 17 or 79 to 80.04, inclusive, of the Tax Act have applied to the Canadian Subsidiary or will apply to the Canadian Subsidiary at any time up to and including the Closing Date. The Canadian Subsidiary has no unpaid amounts that may be required to be included in income under section 78 of the Tax Act.

(s)            No Company Entity has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than any such group of which Agribusiness Holdings is the common parent). No Company Entity has Liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor or by contract. No Company Entity owns any equity or other interest treated as equity for Tax purposes in any Person.

(t)             No Company Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for taxable period or portion thereof ending after the Closing Date as a result of:

(i)             any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Laws relating to Taxes), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii)            intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code, or similar provision of state, local, or foreign law;

(iii)           an installment sale or open transaction occurring on or prior to the Closing Date;

(iv)           a prepaid amount received on or before the Closing Date outside of the Ordinary Course of Business; or

(v)            any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law.

(u)            No Company Entity is, nor has been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). The Canadian Subsidiary has not entered into a “reportable transaction” within the meaning of section 237.3 of the Tax Act, a “notifiable transaction” within the meaning of section 237.4 of the Tax Act or a transaction giving rise to “reportable uncertain tax treatment” within the meaning of section 237.5 of the Tax Act.

(v)            Each of the Company, BWAB Holdings, and the Canadian Subsidiary is treated as a disregarded entity for U.S. federal income tax purposes. Agribusiness Holdings is treated as a partnership for U.S. federal income tax purposes. Mexican Subsidiary is treated as a corporation for U.S. federal income tax purposes.

Section 3.23          Books and Records. The minute books and/or other corporate records of the Company and each Subsidiary, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books and/or other corporate records of the Company and the Canadian Subsidiary contain, in all material respects, accurate and complete records of all meetings, and actions taken by written consent of, BWAB Holdings, and the boards or equivalent governance bodies of the Canadian Subsidiary. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.24          Related Party Transactions. Except as set forth on Section 3.24 of the Disclosure Schedules, no executive officer or director of the Company or the Canadian Subsidiary, any person owning, directly or indirectly, five percent (5%) or more of the Company Securities (or any of such person’s immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its assets, rights or properties or has any interest in any property owned by the Company or the Canadian Subsidiary or has engaged in any transaction with any of the foregoing within the last twelve (12) months. Without limiting the foregoing, there are no agreements, contracts, transfers of assets or liabilities or other material commitments or transactions, whether or not entered into in the Ordinary Course of Business, to or by which BWAB Holdings, Agribusiness Holdings or the Company, on the one hand, and any of their respective Affiliates, on the other hand, are or have been a party or otherwise bound, other than as set forth on Section 3.24 of the Disclosure Schedule.

Section 3.25          Brokers. Except as set forth on Section 3.25 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of BWAB Holdings, Agribusiness Holdings, the Company or the Canadian Subsidiary.

Section 3.26          Securities Law Representations.

(a)            Each Ultimate Seller is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as defined by Section 1.1 of National Instrument 45-106 – Prospectus Exemptions. Each Ultimate Seller has such knowledge and experience in financial, Tax and business matters as to be capable of evaluating independently the merits and risks of its investment in the Buyer Shares and is able, without impairing its financial condition, to hold such Buyer Shares for an indefinite period of time and to bear the economic risks, and withstand a complete loss, of such investment.

(b)            The Buyer Shares to be acquired by each Ultimate Seller pursuant to this Agreement or the Convertible Note will be acquired for investment for such Ultimate Seller’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or applicable Canadian Securities Laws, and such Ultimate Seller has no present intention of selling, contributing, granting any participation in, or otherwise distributing the same in violation of the Securities Act or applicable Canadian Securities Laws.

(c)            Each Ultimate Seller is an entity or individual resident outside of Canada, is not acquiring the Buyer Shares pursuant to this Agreement or the Convertible Note on behalf of, or for the account or benefit of, any person or company in Canada and the acquisition of Buyer Shares pursuant to the Convertible Note is not part of a plan or scheme to avoid the prospectus requirements in connection with a distribution of such securities to a person or company in Canada. Each Ultimate Seller acknowledges that Buyer Shares may be subject to resale restrictions under applicable Law and covenants that any resale or further distribution of the Buyer Shares will be made only in compliance with applicable Law.

(d)            Each Ultimate Seller is not acquiring the Buyer Shares pursuant to this Agreement or the Convertible Note as a result of any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act) including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet, or broadcast over the internet, radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(e)            Each Ultimate Seller understands that (i) the Buyer Shares issuable pursuant to this Agreement or the Convertible Note have not been and will not have been registered under the Securities Act or any state securities laws, by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Ultimate Seller’s representations as expressed herein, (ii) the Buyer Shares are, or will, when issued pursuant to this Agreement or the Convertible Note, be “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Ultimate Seller may not resell or otherwise transfer the Buyer Shares unless they are registered with the SEC and qualified by state authorities, or an exemption or exclusion from such registration and qualification requirements is available, (iii) except as may be set forth in the Investor Rights Agreement, Buyer will have no obligation to register or qualify Buyer Shares for resale in the United States, (iv) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale requirements, the holding period for the Buyer Shares, and on requirements relating to Buyer that are outside of such Ultimate Seller’s control, and which Buyer is under no obligation and may not be able to satisfy (other than Buyer’s obligations under the Investor Rights Agreement, including under Section 5 thereof), and (v) no public market may continue to exist for the Buyer Shares in the U.S. or elsewhere, and that Buyer has made no assurances that a public market will continue to exist for the Buyer Shares in the U.S. or elsewhere.

(f)             Each Ultimate Seller understands and acknowledges that (i) if Buyer is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may not be available for resales of the Buyer Shares, and (ii) Buyer is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the Securities Act (or any other exemption) available for resales of the Buyer Shares, provided that nothing in this Section 3.26(f) shall be deemed to limit Buyer’s express obligations, if any, under the Investor Rights Agreement.

(g)            Each Ultimate Seller understands and acknowledges that no agency, Governmental Authority, regulatory body, stock exchange or other entity (including, without limitation, the SEC or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the transactions contemplated hereby or the Buyer Shares.

(h)            Each Ultimate Seller is a United States person (as defined by Section 7701(a)(30) of the Code), or, if such Ultimate Seller is not a United States person (as defined by Section 7701(a)(30) of the Code), such Ultimate Seller hereby represents that he, she or it has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with such Ultimate Seller’s acquisition of the Buyer Shares, or any use of this Agreement, including (i) the legal requirements within his, her or its jurisdiction for the acquisition of the Buyer Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to such Ultimate Seller as a result of the transactions contemplated hereby and the acquisition, holding, redemption, sale, or transfer of the Buyer Shares.

(i)            Each Ultimate Seller’s receipt of and continued beneficial ownership of the Buyer Shares under this Agreement or the Convertible Note will not violate any applicable securities or other Laws.

Section 3.27          Certain Business Practices.

(a)            To the Knowledge of the Company, neither the Company nor the Canadian Subsidiary has, since January 1, 2021, directly or indirectly, (i) offered, made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction, or failed to disclose such activity in violation of the Law or (ii) offered, made or authorized any contribution to any candidate for public office, in each case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Bribery and Corruption Laws of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Closing. The Company and each Subsidiary has instituted and maintained, and enforced, a compliance program which includes policies and procedures designed to ensure compliance with Anti-Bribery and Corruption Laws.

(b)            To the Knowledge of the Company, neither BWAB Holdings, nor Agribusiness Holdings, nor the Company, nor any of its or their Affiliates or Subsidiaries, nor any of their respective directors, officers, employees, agents or other Representatives, or anyone acting on their behalf, is aware of or has taken, since January 1, 2021 any action, directly or indirectly, that would result in a violation of: the FCPA, the CFPOA, or any analogous Anti-Bribery and Corruption Laws, including: (i) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, or failed to disclose such activity in violation of the Law; (ii) offering, paying, promising to pay or authorizing the payment of money or anything of value to a “foreign official”, as that term is defined in the FCPA (15 U.S.C. §78dd-1, et seq.), or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign official or Person and used for the purpose of: (A) influencing any act or decision of a foreign official or other Person, including a decision to fail to perform official functions, (B) inducing any foreign official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any foreign official or other Person to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist BWAB Holdings, Agribusiness Holdings, any Ultimate Seller, the Company or any of their respective Affiliates or Subsidiaries in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Bribery and Corruption Laws; (iii) making, paying, giving, offering, promising, or authorizing or agreeing to give any bribe, contribution, gift, rebate, payoff, influence payment, kickback or other payment of any nature to any Person, private or public, directly or indirectly, regardless of form whether in money, property, or services, in violation of, or that is prohibited by any Law, including applicable Anti-Bribery and Corruption Law; or (iv) otherwise taking, directly or indirectly, any action that would cause the Company to be in violation of any Anti-Bribery and Corruption Laws.

(c)            No Action by or before any Governmental Authority involving BWAB Holdings, Agribusiness Holdings, the Company, or the Canadian Subsidiary or, to the Knowledge of the Company, any of their respective Affiliates or its or their directors, officers, employees, or agents, or anyone acting on their behalf with respect to any applicable Anti-Bribery or Corruption Laws is pending or, to the Knowledge of the Company, threatened. Since January 1, 2021, (1) no civil or criminal penalties have been imposed on BWAB Holdings, Agribusiness Holdings, the Company or the Canadian Subsidiary, or any of their respective Affiliates acting on behalf of the Company or the Canadian Subsidiary with respect to (i) violations of any applicable Anti-Bribery and Corruption Laws, or (ii) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a “foreign official,” to any political party or official thereof or to any candidate for political office, and (2) no voluntary disclosures been submitted to any Governmental Authority with respect to violations of the FCPA, the CFPOA, or any other applicable Anti-Bribery and Corruption Laws.

(d)            The operations of the Company and the Canadian Subsidiary are and have been, since January 1, 2021, conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Action by or before any court or governmental agency, authority or body or any arbitrator with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Company has instituted and maintained, and enforced, a compliance program which includes policies and procedures designed to ensure compliance with Money Laundering Laws by the Company and the Canadian Subsidiary.

(e)            BWAB Holdings and the Canadian Subsidiary has, since January 1, 2020, materially complied with all applicable Customs & Trade Laws and Sanctions Laws. Neither BWAB Holdings, nor Agribusiness Holdings, nor the Company, nor the Canadian Subsidiary, nor any of their directors, officers or employees have to the Company’s Knowledge:

(i)             directly or indirectly, engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods, or services to or for the benefit of, provided any payments or material assistance to, or otherwise engaged in or facilitated any transactions to or for the benefit of a Prohibited Person that (w) is the target of any Sanctions Laws, (x) is located or conducting operations in any country or territory designated as a Sanctioned Jurisdiction, including Cuba, Iran, North Korea, and the Crimea, Donetsk, and Luhansk regions of Ukraine, (y) has conducted or is conducting any unlawful dealings with the Government of Russia or any Persons located in Russia or in or with the government of Venezuela or any Person owned or controlled by the government of Venezuela, or (z) is acting on behalf of or for the benefit of any Person that is a national of such country or territory or that is the target of any Sanctions Laws;

(ii)            been listed on the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, the U.S. Department of Commerce Denied Persons List, Entity List, or Unverified List, or any similar restrictive list of Persons or entities promulgated to any Sanctions Laws or Customs & Trade Laws;

(iii)           as applicable under relevant Sanctions Laws, is fifty percent (50%) or more owned or controlled, directly or indirectly, individually or in the aggregate, by any Person or Persons that is or are designated under Sanctions Laws, or conducted or engaged in, or is now conducting or engaging in, any unlawful dealings or transactions, directly or indirectly, with or for the benefit of a Person that is designated under Sanctions Laws, or (50%) or more owned or controlled, directly or indirectly, individually or in the aggregate, by a Person or Persons designated under Sanctions Laws under subclauses (i) and (ii) of this Section 3.27(e); and

(iv)            neither Agribusiness Holdings, nor BWAB Holdings, nor the Company, nor the Canadian Subsidiary, nor, any of their respective Affiliates, directors, officers or, to the Knowledge of the Company, employees is a Prohibited Person.

(f)             The Company and the Canadian Subsidiary has: (i) been in compliance in all material respects with Customs & Trade Laws; (ii) conducted all exports, reexports, direct and indirect imports, permanently or temporary, and transfers of goods, services, software, technology, and technical information in compliance with U.S. Trade Control Laws, including all required export licenses, authorizations and approvals, including obtaining licenses or other authorizations as required for access by foreign nationals in the U.S. to controlled technology.

(g)            Neither BWAB Holdings, nor Agribusiness Holdings, nor the Company, nor the Canadian Subsidiary, nor, their respective Affiliates, is listed on any export-, reexport-, transfer-, or import-related denied parties list such as but not limited to the debarred parties lists maintained by the U.S. Department of State and the Bureau of Industry and Security or the Entity List.

(h)            The Company and the Canadian Subsidiary has instituted and implemented, and enforce, a Customs & Trade Laws and Sanctions compliance program which includes corporate policies and procedures designed to ensure compliance with applicable Customs & Trade Laws and Sanctions Laws. Since January 1, 2021, no civil or criminal penalties have been imposed on the Company or the Canadian Subsidiary with respect to violations of applicable Customs & Trade Laws or Sanctions Laws, nor have any voluntary disclosures relating to Customs & Trade Laws and Sanctions Laws issues been submitted to any Governmental Authority. To the Knowledge of the Company, neither BWAB Holdings nor the Canadian Subsidiary has been since January 1, 2021, and are not now under any administrative, civil or criminal investigation or indictment, action, seizure, detention, compliance assessment, focused assessment, subpoena, request for information, proposed charges, fine or penalty, audit, review, or enforcement proceedings involving alleged violations of any applicable Customs & Trade Laws or Sanctions Laws. No Governmental Authority has notified BWAB Holdings, the Company or the Canadian Subsidiary in writing since January 1, 2021, of any actual or alleged violation or breach of any applicable Laws relating to Customs & Trade Laws and Sanctions Laws. To the Knowledge of the Company, neither the Company nor the Canadian Subsidiary has, since January 1, 2021: (i) undergone or is undergoing any internal or external audit, review, inspection, investigation, survey or examination of records relating to any Customs & Trade Laws activity of the Company or the Canadian Subsidiary; (ii) made or provided any materially false statement or omission to any Governmental Authority or to any customer in connection with any payment, transaction, export, reexport, transfer, or import; or (iii) engaged in any conduct that could give rise to any action, seizure, detention, compliance assessment, focused assessment, subpoena, request for information, proposed charges, fine or penalty, investigation, inquiry, litigation, audit, review, civil action, or administrative or enforcement proceeding.

Section 3.28          Registrations, Products and Certain Compliance Matters.

(a)            All products of the Company and the Canadian Subsidiary (i) are, and have been, properly licensed or registered in compliance in all material respects with applicable Laws and regulations according to their formulations, label claims and all other promotional claims and/or product descriptions and (ii) to the extent required by Law, have been manufactured at sites that were properly licensed or registered for that purpose. To the Knowledge of the Company, all applications, filings and records submitted to any Governmental Authority at all times have been truthful, not misleading or fraudulent and in compliance in all material respects with all applicable Laws and regulations. Except as would not be material to the Company, the Company has paid and is in good standing regarding all fees, penalties, Taxes or other monetary obligations of any kind owed to any Governmental Authority.

(b)            Except as set forth on Section 3.28(b) of the Disclosure Schedules, the labels used on the Company’s products and those of the Canadian Subsidiary are truthful and accurate in all material respects, do not omit any ingredient that is required to be disclosed by applicable Law, and are otherwise consistent and compliant in all material respects with applicable Law. To the Knowledge of the Company, the Company’s products and those of the Canadian Subsidiary are fit for the purpose and use for which they are intended, and all of the Company’s claims and those of the Canadian Subsidiary regarding the efficacy and performance of the Company’s products and those of the Canadian Subsidiary are true and correct in all material respects, and are consistent with and compliant with approved labels and applicable Law in all material respects. To the Knowledge of the Company, there is no quality, toxicity, safety and/or efficacy concerns that would impair the utility or safety of the Company’s products or those of the Canadian Subsidiary.

(c)            Neither BWAB Holdings nor the Company nor the Canadian Subsidiary are using any UPC Codes other than related to the Company’s business (or that of the Canadian Subsidiary), and the Company or the Canadian Subsidiary has the rights to use all UPC Codes that it uses to identify the Company’s products or those of the Canadian Subsidiary.

(d)            All products of the Company or the Canadian Subsidiary are, if and to the extent required by applicable Law, accompanied by warning labels that satisfy in all material respects all applicable legal or regulatory requirements and instructions for proper use that are written in plain and understandable language. Such warning labels are in all languages required by the countries in which the Company or the Canadian Subsidiary authorizes such products to be sold.

(e)            Advertising claims made by or on behalf of the Company or the Canadian Subsidiary on the Company’s product’s labels and sales sheets (or those of the Canadian Subsidiary), are properly substantiated as required by applicable Law at the time such claim was released for use in-market and are consistent with and compliant in all material respects with approved labels and applicable Law. All of the products of the Company and the Canadian Subsidiary conform in all material respects to the applicable requirements of the Federal Communications Commission of the United States and any analogous Governmental Authority outside the United States, as applicable, and to the Knowledge of the Company, neither the Company nor the Canadian Subsidiary are the subject of any active investigations, litigations, or inquiries by either consumers, competitors, the Federal Trade Commission or any other applicable Governmental Authority with respect to any such product claims, statements, or assertions appearing on Company product labels and sales sheets or those of the Canadian Subsidiary.

Section 3.29          Product Warranties; Labels and Packaging; Product Liabilities; Recalls

(a)            Except as set forth on Section 3.29(a) of the Disclosure Schedules, since January 1, 2021, and to the Knowledge of the Company, (i) neither the Company nor the Canadian Subsidiary has manufactured, sold or distributed any finished products and goods or formulas that were, at the time they were manufactured, sold or distributed, faulty or defective or that did not comply in all material respects with any and all warranties or representations made by or on behalf of the Company or the Canadian Subsidiary and in compliance in all material respects with all applicable Laws; and (ii) all finished products manufactured, sold, distributed, provided, shipped or licensed by the Company or the Canadian Subsidiary and each service rendered by the Company or the Canadian Subsidiary has conformed in all material respects with all material contractual commitments, warranties and Laws, and to the Knowledge of the Company, there are no material design, manufacturing or other defects, latent or otherwise, in such finished products, goods or formulas. Except as set forth on Section 3.29(a) of the Disclosure Schedules, all finished products and goods or formulas manufactured, sold or distributed by the Company or the Canadian Subsidiary have materially complied with all applicable requirements of Laws and regulations related to warning labels, advertising claims, packaging, containers, and all other labeling requirements.

(b)            (i) Since January 1, 2021, (A) neither the Company nor the Canadian Subsidiary has received any written notice asserting a material claim or series of related material claims for product liability, breach of warranty (including implied warranties), or failure to properly label or package any product or substance and (B) neither the Company nor the Canadian Subsidiary has been denied product liability insurance coverage by a third-party insurance provider for any material claim brought under such insurance, in the case of each of clauses (A) and (B), that are not and were not subject to any Action and (ii) (A) neither the Company nor the Canadian Subsidiary has received any written notice asserting a material claim or series of related material claims for product liability or breach of warranty (including implied warranties) or failure to properly label or package any product or substance and (B) neither the Company nor the Canadian Subsidiary has been denied product liability insurance coverage by a third-party insurance provider for any material claim brought under such insurance, in the case of each of clauses (A) and (B), are subject to any Action as of the date hereof.

(c)            Except as set forth on Section 3.29(c) of the Disclosure Schedules, since January 1, 2021, there has been no voluntary or mandatory product recall by the Company of any Company product.

Section 3.30          No Other Representations and Warranties. The representations and warranties made by BWAB Holdings, Agribusiness Holdings, and the Company contained in this Article III (as modified by the Disclosure Schedules) constitute the sole and exclusive representations and warranties of BWAB Holdings, Agribusiness Holdings, and the Company to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including (a) any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company or its business or operations, or (b) as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer or its representatives) are specifically disclaimed by BWAB Holdings, Agribusiness Holdings and the Company.

Section 3.31          Representations and Warranties of Each Ultimate Seller

Each Ultimate Seller, severally (and not jointly) and solely with respect to itself (and not any other Ultimate Seller), represents and warrants to Buyer as follows:

(a)            Organization. Such Ultimate Seller is an individual or entity of the type set forth on Section 3.31(a) of the Disclosure Schedules, duly formed (if an entity), validly existing and in good standing (to the extent applicable to such Ultimate Seller) under the Laws of the State set forth on Section 3.31(a) of the Disclosure Schedules with respect to such Ultimate Seller, and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted, to the extent such concepts are applicable to such Ultimate Seller.

(b)            Authority. Such Ultimate Seller has all requisite power and authority (or, if an individual, full legal capacity) to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Ultimate Seller of this Agreement and any Ancillary Document to which it is a party have been duly authorized by all requisite action on the part of such Ultimate Seller. This Agreement has been duly executed and delivered by such Ultimate Seller, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of such Ultimate Seller enforceable against such Ultimate Seller in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity.

(c)            No Conflicts. The execution, delivery and performance by such Ultimate Seller of this Agreement and the Ancillary Documents to which such Ultimate Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Ultimate Seller (if an entity); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Ultimate Seller; or (iii) require the consent, notice or other action by any Person under any Contract to which such Ultimate Seller is a party, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, prevent or materially impair the ability of such Ultimate Seller to consummate the transactions contemplated by this Agreement.

(d)            Ownership. Such Ultimate Seller holds beneficially and of record the equity securities of Agribusiness Holdings set forth opposite such Ultimate Seller’s name on Section 3.31(d) of the Disclosure Schedules, free and clear of all Encumbrances other than restrictions arising under applicable securities Laws and the organizational documents of Agribusiness Holdings.

(e)            Legal Proceedings. There are no Actions pending or, to such Ultimate Seller’s knowledge, threatened against such Ultimate Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)            Related Party Transactions. Except as set forth on Section 3.31(f) of the Disclosure Schedules, such Ultimate Seller is not a party to any Contract with or binding upon the Company or the Canadian Subsidiary or assets, rights or properties and does not have any interest in any property owned by the Company or the Canadian Subsidiary, in each case, other than by virtue of such Ultimate Seller’s indirect ownership interest in the Company through Agribusiness Holdings and Seller.

(g)            Sanctions and Prohibited Person Status. Such Ultimate Seller is not, and is not owned or controlled by, a Prohibited Person. Such Ultimate Seller is in compliance in all material respects with all applicable Sanctions Laws.

(h)            Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Ultimate Seller.

(i)            No Other Representations. The representations and warranties made by such Ultimate Seller in this Article III (as modified by the Disclosure Schedules) constitute the sole and exclusive representations and warranties of such Ultimate Seller to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied are specifically disclaimed by such Ultimate Seller.

Section 3.32          Competition Act. For the purposes of determining whether the Parties are required to comply with the pre-merger filing requirements in Part IX of the Competition Act (Canada), the aggregate value of the assets in Canada of the Company and by entities controlled by the Company is less than $93 million Canadian dollars and the aggregate gross revenues from sales in, from or into Canada of the Company and by entities controlled by the Company are less than $93 million Canadian dollars, in each case, as determined pursuant to Part IX of the Competition Act (Canada), and the Notifiable Transactions Regulations made thereunder.

Section 3.33          Investment Canada Act. Neither the Company, any Subsidiary or any of their respective controlled Affiliates is engaged in any of the activities described as (i) a “cultural business” in section 14.1(6) of the Investment Canada Act (Canada); or (ii) in the Sensitive Technology List incorporated into the Guidelines on the National Security Review of Investments made under the Investment Canada Act (Canada).

Section 3.34          Representations and Warranties Regarding the Blocker Entities

(a)            Organization. Each Blocker Entity not otherwise specified in Section 3.01 and except as set forth on Section 3.34(a) of the Disclosure Schedule is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted.

(b)            Authority. Each Blocker Entity not otherwise specified in Section 3.02 and that is a party to this Agreement or any Ancillary Document has all requisite power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each such Blocker Entity of this Agreement and any Ancillary Document to which it is a party have been duly authorized by all requisite action on the part of such Blocker Entity. This Agreement has been duly executed and delivered by each such Blocker Entity, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of such Blocker Entity enforceable against such Blocker Entity in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity.

(c)            No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Documents to which any Blocker Entity not otherwise specified in Section 3.03 is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of any Blocker Entity; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Blocker Entity; or (iii) require the consent, notice or other action by any Person under any Contract to which any Blocker Entity is a party, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, prevent or impair the ability of any Blocker Entity to consummate the transactions contemplated by this Agreement.

(d)            Legal Proceedings. There are no Actions pending or threatened against any Blocker Entity that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e)            Related Party Transactions. No Blocker Entity is a party to any Contract with or binding upon the Company or the Canadian Subsidiary or any of their respective assets, rights or properties and no Blocker Entity has any interest in any property owned by the Company or the Canadian Subsidiary, in each case, other than by virtue of such Blocker Entity’s direct or indirect ownership interest in the Company.

(f)             Sanctions and Prohibited Person Status. No Blocker Entity is, or is owned or controlled by, a Prohibited Person. Each Blocker Entity is in compliance with all applicable Sanctions Laws.

(g)            Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Blocker Entity.

(h)            No Assets or Liabilities. No Blocker Entity has any assets (other than ownership of all of the outstanding equity of BWAB Holdings and the Company), liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

(i)            Capitalization. The capitalization of each Blocker Entity is as set forth on Section 3.34(i) of the Disclosure Schedule.

Article IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Except (a) as set forth in the correspondingly numbered Section of the Disclosure Schedules or (b) as disclosed in any reports, schedules, exhibits, forms, statements (including registration statements), prospectuses, certifications, and other documents that Buyer filed with or furnished to the SEC pursuant to the Securities Act or the Exchange Act (together with any exhibits and schedules thereto and other information incorporated therein) or filed on SEDAR+ on or after December 31, 2022 and no later than three (3) Business Days prior to the date of this Agreement, Buyer represents and warrants to the Ultimate Sellers as follows:

Section 4.01          Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Buyer has full corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Buyer has sufficient authorized and unissued Buyer Shares to meet its obligations under this Agreement and the Convertible Note. The execution, delivery and performance by Buyer of this Agreement and any Ancillary Document to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction, except as such enforceability may be limited by applicable Laws and by general principles of equity. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

Section 4.02          No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the notice of articles, articles or other organizational documents of Buyer; (b) subject to the Exchange Approval, and assuming BWAB Holdings qualifies for a valid exemption under applicable Securities Laws with respect to receipt of any Buyer Shares, conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 4.02 of the Buyer Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. The Buyer Board, by resolutions duly adopted by unanimous written consent of the Buyer Board, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the issuance of Buyer Shares pursuant to this Agreement and the Convertible Note, are fair to, and in the best interests of, the shareholders of Buyer, and (ii) approved and declared advisable the transactions contemplated by this Agreement, including the issuance of Buyer Shares pursuant to this Agreement and the Convertible Note. No approval of Buyer’s shareholders is required for Buyer to execute and deliver this Agreement and the Convertible Note or for the issuance of the Buyer Shares. Other than the Exchange Approval and any other filings and approvals as may be required under Securities Laws, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03          Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.04          Legal Proceedings. Except as disclosed in Section 4.04 of the Buyer Disclosure Schedules, there are no Actions pending or, to Buyer’s Knowledge, threatened against or by Buyer or any of its Affiliates that (a) materially affect any of their properties or assets, or (b) challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Buyer’s Knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.05          Capitalization.

(a)            As of the close of business on June 4, 2026, the issued and outstanding share capital of Buyer consists of (i) 1,455,017,319 Shares, (ii) 232,490 Buyer Multiple Voting Shares, and (iii) nil super voting shares. In addition, as of the close of business on June 4, 2026, an aggregate of 97,905,448 Buyer Shares are issuable upon the exercise of outstanding equity award options, 95,503,937 Buyer Shares are issuable upon the exercise of outstanding warrants to purchase Buyer Shares and 15,440,000 shares are issuable upon exercise of outstanding convertible notes. After giving effect of the issuance of the Convertible Notes on the Closing Date, the Ultimate Sellers will in aggregate hold (on a fully diluted, as-converted, as-exercised basis) approximately 1.0% of Buyer’s issued and outstanding capital share.

(b)            The Buyer Shares issuable to the Ultimate Sellers pursuant to this Agreement and the Convertible Note will, when issued, (i) be duly authorized, validly issued, fully paid and non-assessable; (ii) not be subject to any preemptive rights created by statute, the notice of articles, articles or other organizational documents of Buyer, or any agreement to which Buyer is a party; (iii) except as set forth on Section 4.05(b) of the Buyer Disclosure Schedules, be free of any Encumbrances created by Buyer in respect thereof; and (iv) be issued in compliance with applicable Laws.

Section 4.06          Financial Statements. Complete copies of Buyer’s unaudited financial statements consisting of the balance sheet of Buyer as of December 31, 2025 and the related statements of income and retained earnings for the twelve-month period then ended (the “Buyer Financial Statements”) have been made available via public filing on sec.gov or SEDAR+. The Buyer Financial Statements fairly present, in all material respects, the financial position of Buyer as of the date thereof and the results of the operations of Buyer for the periods indicated thereby, subject to normal and recurring year-end adjustments and the absence of notes.

Section 4.07          Absence of Buyer Material Adverse Effect. Since the date of the Buyer Financial Statements, in connection with the execution and delivery of this Agreement and the other documents and agreements entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby, there has not been or occurred any event, condition, change, or effect that has resulted in a Buyer Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.08          Compliance With Laws. Buyer has complied, and is now complying, in all material respects with all Laws applicable to it or its business, properties or assets except as would not have a Buyer Material Adverse Effect.

Section 4.09          Securities Law Matters. Buyer is a “reporting issuer” or the equivalent thereof and is not on the list of reporting issuers in default under applicable Canadian Securities Laws in the provinces of British Columbia, Alberta and Ontario. Buyer files reports with the SEC pursuant to Section 12(g) of the Exchange Act. No delisting, suspension of trading in or cease trading order with respect to any securities of Buyer and, to the Knowledge of Buyer, no inquiry or investigation (formal or informal) of Buyer or the public disclosure record of the Buyer by any Securities Authority or the SEC, is in effect or ongoing or, to the Knowledge of Buyer, is threatened or expected to be implemented or undertaken. Buyer has not taken any action to cease to be a reporting issuer in any such province or to deregister the Buyer Shares under the Exchange Act, nor has Buyer received notification from any Canadian Securities Regulators seeking to revoke the reporting issuer status of Buyer or from the SEC seeking to deregister the Buyer Shares under the Exchange Act. The Buyer Shares are listed and posted for trading on the Exchange and quoted on the OTCQX. Buyer is in compliance with applicable requirements of the Securities Laws, the Exchange and the OTCQX, except where noncompliance would not result in a Buyer Material Adverse Effect.

Section 4.10          Taxes. Buyer is presently, and upon the Closing will be, treated as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code.

Section 4.11          No Other Representations and Warranties. The representations and warranties made by Buyer contained in this Article IV constitute the sole and exclusive representations and warranties of Buyer in connection with the transactions contemplated hereby, and the Company, BWAB Holdings, Agribusiness Holdings, and each Ultimate Seller understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including (a) any relating to the future or historical financial condition, results of operations, assets or liabilities of Buyer or its business or operations, or (b) as to the accuracy or completeness of any information regarding Buyer furnished or made available to the Company, BWAB Holdings, Agribusiness Holdings, any Ultimate Seller or their respective representatives) are specifically disclaimed by Buyer.

Section 4.12          Acknowledgement and Representations by Buyer. Buyer acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations and warranties of the Company set forth in this Agreement, and Buyer acknowledges that, other than as set forth in this Agreement and in the certificates or other instruments delivered pursuant hereto (including, for avoidance of doubt, any Ancillary Documents), neither the Company nor any of its directors, officers, managers, members, employees, affiliates, stockholders, equity holders, agents or representatives makes or has made any representation or warranty, either express or implied, (x) as to the accuracy or completeness of any of the information provided or made available to Buyer or any of its respective agents, representatives, lenders or affiliates prior to the execution of this Agreement, or (y) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company heretofore or hereafter delivered to or made available to Buyer or any of its respective agents, representatives, lenders or Affiliates.

Article V.
COVENANTS

Section 5.01          Resignations; Benefit Plan Termination. At the Closing the Company shall deliver to Buyer written resignations, effective as of the Closing Date, of the Resigning Executives. Further, at the Closing the Company shall deliver to Buyer written evidence, including written consents or resolutions as applicable, that each Benefit Plan that is intended to qualify under Section 401(a) or 401(k) of the Code has been terminated at or prior to the Closing. BWAB Holdings, each Ultimate Seller and Agribusiness Holdings agree that following the Closing no Buyer Indemnitee shall have any Liability relating to or arising from any such Benefit Plan.

Section 5.02          Directors’ and Officers’ Indemnification and Insurance.

(a)            Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof an officer or director of the Company (each a “D&O Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.02 and provided to Buyer prior to the date hereof, shall survive the Closing and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period that would be covered thereunder, until the final disposition of such proceeding or claim.

(b)            Prior to the Closing, the Company obtained and fully paid for “tail” insurance policies with a claims period of at least six (6) years from the Closing with at least the same coverage and amount and containing terms and conditions that are not less advantageous to the directors and officers of the Company as the Company’s existing policies with respect to claims arising out of or relating to events which occurred before or at the Closing (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). Buyer and the Ultimate Sellers shall pay the premium and all related expenses for the D&O Tail Policy at the Closing, provided that the Ultimate Sellers on the one hand, and Buyer, on the other, shall each bear 50% of the cost of the premium and all related expenses (with the Ultimate Sellers’ 50% being borne as a Transaction Expense). During the term of the D&O Tail Policy, Buyer shall not (and shall cause the Company not to) take any action following the Closing to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

(c)            The obligations of Buyer and the Company under this Section 5.02 shall survive the Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.02 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.02 applies shall be third-party beneficiaries of this Section 5.02, each of whom may enforce the provisions of this Section 5.02).

(d)            In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing Company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Section 5.02. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any D&O Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.02 is not prior to, or in substitution for, any such claims under any such policies.

(e)            Buyer shall, and shall cause the Company to, reasonably cooperate, to the extent reasonably requested, with the D&O Indemnified Parties and any applicable insurer in connection with the timely and reasonable reporting, prosecution, defense and settlement of any claim covered by this Section 5.02 (including providing access to information and witnesses), subject to reasonable confidentiality and privilege protections.

Section 5.03          Public Announcements. Buyer and the Company shall mutually agree pre-Closing on the initial press release or releases with respect to the execution of this Agreement. Thereafter, unless otherwise required by applicable Law or stock exchange or trading market requirements (based upon the reasonable advice of counsel) or otherwise permitted by this Agreement, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and the Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement; provided that no separate approval will be required in respect of any press release or public announcement to the extent such content is substantially replicated in a subsequent press release or other announcement or substantially consistent with a previously approved press release or announcement. Notwithstanding the foregoing, nothing in this Section 5.03 shall restrict Buyer from making any disclosure required by applicable Securities Laws, the policies of the Exchange, or the rules or requirements of any Canadian Securities Regulator.

Section 5.04          Release. BWAB Holdings, Agribusiness Holdings and each Ultimate Seller, on such BWAB Holdings’, such Agribusiness Holdings’ and such Ultimate Seller’s own behalf and on behalf of such BWAB Holdings’, such Agribusiness Holdings’ and such Ultimate Seller’s owners, successors, assigns and any other Person that may claim by, through or under BWAB Holdings, Agribusiness Holdings or such Ultimate Seller, hereby irrevocably waives, releases and discharges the Company and each Subsidiary, its and their past, present and future controlled Affiliates and present and former managers, directors, officers, agents, employees and representatives (collectively, the “Releasees”) from any and all Liabilities to BWAB Holdings, Agribusiness Holdings or such Ultimate Seller, in each case, arising prior to the Closing of any kind or nature whatsoever, whether as an equity holder, employee, service provider, officer or manager of the Company or any Subsidiary or otherwise, including arising in connection with the negotiation or execution of this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement, instrument or understanding or otherwise at law or equity, and BWAB Holdings, Agribusiness Holdings and such Ultimate Seller covenants and agrees that neither BWAB Holdings, nor Agribusiness Holdings nor such Ultimate Seller, nor any of BWAB Holdings’, Agribusiness Holdings’ or such Ultimate Seller’s owners, successors, assigns and any other Person that may claim by, through or under BWAB Holdings, Agribusiness Holdings or such Ultimate Seller, shall seek to recover any amounts in connection therewith or thereunder from any Releasee, other than (i) Liabilities arising under this Agreement or any Ancillary Document, and (ii) claims arising from Fraud.

Section 5.05          Further Assurances. At any time after the Closing Date, each Ultimate Seller shall promptly execute, acknowledge and deliver any other assurances or documents and take, or cause to be taken, all actions reasonably requested by Buyer and necessary for Buyer to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

Section 5.06          Restrictive Covenants.

(a)            For purposes of this Agreement:

(i)             “Restricted Area” means the Australia, Canada, China, Ecuador, Great Britain, Italy, Japan, Mexico, Spain, Taiwan and the United States;

(ii)            “Restricted Parties” means each Ultimate Seller (other than Eric Brooks); and

(iii)           “Restricted Period” means a period beginning on the Closing Date and ending, (A) with respect to Patrick R. McCauley and Casey Kaiser, on the date that is five (5) years after the Closing Date, and (B) with respect to each other Restricted Party, on the date that is three (3) years after the Closing Date.

(b)            Each Restricted Party covenants and agrees (solely as to his, her or its own conduct) that, during the Restricted Period in the Restricted Area, such Restricted Party will not, directly or indirectly, and whether acting as a principal, agent, employee, consultant, stockholder or otherwise, carry on or engage in or otherwise be interested in or concerned with any activity which competes with the business of the Company and the Canadian Subsidiary (the “Business”), or advise, invest in, lend money to, or guarantee the debts or obligations of, any Person engaged in any respect in the Business or any activity which, directly or indirectly, competes in any respect with the Business. Notwithstanding the foregoing, nothing in this Section 5.06(b) shall prohibit a Restricted Party from owning, solely as a passive investment and without any right to control or influence management, and subject to Section 5.06(c) below, not more than five percent (5%) of the outstanding equity securities or debt of any publicly traded company or private investment fund, provided that such ownership does not otherwise violate the provisions of this Agreement. Each Restricted Party specifically acknowledges that the restrictions contained in this Section 5.06(b) are a reasonable measure to protect Buyer’s business interests.

(c)            Except as otherwise expressly required by Law, at no time will any Restricted Party: (i) disclose any Confidential Information (as defined below) to any Person whatsoever, other than (A) to Buyer or its Affiliates or their respective Representatives or (B) to its Representatives who have a need to know and are bound by contractual, professional or other obligations of confidentiality, or (ii) sell or use for his or her own direct or indirect personal benefit in any manner whatsoever, any Confidential Information. For purposes of this Agreement, “Confidential Information” means the confidential or proprietary business information of the Company and each of its Subsidiaries and the Business, including any business plans, technology, plans, blueprints, drawings, models, designs, templates, processes, formulae, computer programs, customer lists, supplier lists, pricing data, financial data, trade secrets or other information identified or marked as confidential or proprietary business information; provided, however, that Confidential Information will not include: (x) any information in the public domain through no fault of a Restricted Party or (y) any information required to be disclosed by Applicable Law.

(d)            Each Restricted Party covenants and agrees that, during the applicable Restricted Period, such Restricted Party will not, directly or indirectly, on his or her own behalf or on behalf of any Person (other than Buyer or its Affiliates) engaged in the Business or a business similar to the Business: (i) solicit any client, contractor, independent contractor, or other individual performing services to or on behalf of Buyer or any of its Subsidiaries (including the Company or any Subsidiary thereof) for which employees of the Business have performed work or with whom employees of the Business otherwise had contact at any time during the two-year period immediately preceding the date of the solicitation; or (ii) induce or attempt to induce any Person employed, contracted, or engaged by Buyer or any subsidiary (including the Company or any Subsidiary thereof) to terminate his or her employment, contract, or engagement, as applicable, with Buyer or any subsidiary (including the Company or any Subsidiary thereof) or enter into the employ of any other business (other than Buyer or its Affiliates) engaged in the Business, or hire any such Person. Notwithstanding the foregoing, the restrictions set forth in this Section shall not apply to (A) hiring or engagement resulting from general solicitations not specifically targeted Buyer or any of its Subsidiaries; or, (B) the solicitation, hiring, or engagement of any Person who initiates contact with the Restricted Party on their own initiative without any prior direct or indirect solicitation.

(e)            Each of the covenants and agreements set forth in Sections 5.06(b) through (d) are and will be deemed and construed as separate and independent covenants and agreements. If any such covenant or agreement or any part thereof is held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness or unenforceability will in no way render invalid, void or unenforceable any other part thereof not declared invalid, void or unenforceable, and this Agreement will be construed as if the invalid, void or unenforceable parts were omitted.

(f)            Each Restricted Party hereby acknowledges and agrees that any breach of the provisions of this Section 5.06 would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy therefor. In the event of any breach of the provisions of this Section 5.06, Buyer is entitled to institute and prosecute an Action in any court of competent jurisdiction, either at law or in equity, and without posting bond, to seek damages for any breach of this Section 5.06, to sue for specific performance, to obtain an injunction against performance of any acts or to seek any other available remedy.

Section 5.07        Dissolution of Mexican Subsidiary. The Ultimate Sellers shall, at their sole cost and expense (as provided in subsections (i) and (ii) below), take all steps necessary to wind down, dissolve and liquidate the Mexican Subsidiary in an orderly manner and in accordance with all applicable Laws, in each case in a manner reasonably acceptable to Buyer. Without limiting the foregoing, the Ultimate Sellers shall promptly pay or reimburse the Buyer for all reasonable costs, fees, expenses and Liabilities incurred by Buyer or any Affiliate thereof (including, without limitation, the Company and any Blocker Entity) in connection with such winding down, dissolution and liquidation, including all legal, accounting, Tax, filing or regulatory costs and expenses related thereto; provided that Buyer shall obtain such reimbursement (i) from the Tariff Refund Holdback, to the extent of funds available and (ii) otherwise recourse against Ultimate Sellers to satisfy such reimbursement shall be in any method permitted under Section 7.06(b). The Ultimate Sellers shall keep Buyer reasonably informed of the status of such dissolution and shall provide Buyer with copies of all filings, correspondence and other documents related thereto.

Section 5.08        Waiver of LPA Restrictive Covenants. Agribusiness Holdings hereby waives, releases and terminates the restrictive covenants binding each of Craig Mullen, Patrick McCauley and Casey Kaiser under that certain Third Amended and Restated Limited Partnership Agreement of Agribusiness Holdings Limited Partnership (the “LPA”).

Section 5.09        Lake Oswego Lease. Following the Closing, the Ultimate Sellers shall diligently pursue the assignment of all rights under the Lake Oswego Lease to the Company. Pending the completion of such assignment, the Ultimate Sellers shall take all actions necessary to provide the Company and Buyer with the full benefit of the Lake Oswego Lease as if such lease had been assigned to the Company prior to the Closing.

Section 5.10        Confidentiality Information of Ultimate Sellers. Following the Closing, Buyer shall not, and shall cause its Affiliates to not, disclose any confidential information relating to Ultimate Sellers which was learned or acquired by Buyer or its Affiliates in connection with the transactions contemplated by this Agreement to any Person, except (a) as required by Law or (b) to their respective Representatives who have a need to know and are bound by contractual, professional or other obligations of confidentiality.

Article VI.
TAX MATTERS

Section 6.01        Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest and any real property transfer Tax and any other similar Tax) incurred in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby, shall be borne by the Ultimate Sellers, on a several basis based on their respective Adjusted Pro Rata Share, and paid by the Ultimate Sellers when due. The Company and the Ultimate Sellers, as necessary, shall reasonably cooperate with Buyer in connection with the filing of any Tax Returns with respect thereto as necessary.

Section 6.02        Termination of Existing Tax Sharing Agreements. Any and all existing Tax indemnity, Tax sharing, Tax allocation, or similar agreements (whether written or not) binding upon any Company Entity or the Mexican Subsidiary shall be terminated as of the Closing Date. After such date, no Company Entity nor Mexican Subsidiary nor any of their Representatives shall have any further rights or liabilities thereunder.

Section 6.03        Tax Indemnification. Subject to Section 7.04(c) and excluding all Excluded Taxes (to the extent such Excluded Taxes actually reduce the Total Purchase Price), the Ultimate Sellers shall, on a several basis based on their respective Adjusted Pro Rata Share, indemnify the Buyer Indemnitees and hold them harmless from and against all Taxes of any Company Entity or Mexican Subsidiary for all Pre-Closing Tax Periods (collectively, “Indemnified Taxes”). If a Loss for Indemnified Taxes is agreed to by the Ultimate Sellers or finally adjudicated to be payable pursuant to this Section 6.03, Buyer shall be entitled to modify the applicable Convertible Note to reduce the number of Buyer Shares (rounded up to the nearest whole number) issuable upon exercise equal to the quotient of (1) the Canadian dollar equivalent (based on the average exchange rate posted by the Bank of Canada as of the end of each trading day during the period described in the following clause (2)) of such Indemnified Taxes, divided by (2) the twenty (20)-day volume weighted average price of the Buyer Shares ending on the day prior to such reduction on the Exchange, as reported by Bloomberg Finance L.P.

Section 6.04        Tax Returns.

(a)            The Ultimate Sellers shall prepare and timely file, or cause to be prepared and timely filed, at the Ultimate Sellers’ expense, on a several basis based on their respective Adjusted Pro Rata Share, all Tax Returns required to be filed by any Company Entity or the Mexican Subsidiary that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are shown as due and payable on such Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice of the relevant Company Entity or Mexican Subsidiary, as the case may be (unless otherwise required by applicable Law). The Ultimate Sellers shall submit to Buyer any income and other material Tax Return (together with schedules, statements and, to the extent requested by Buyer, supporting documentation) prepared, or caused to be prepared, by the Ultimate Sellers at least thirty (30) days prior to the due date (including extensions) of such Tax Return for Buyer’s review and comment, and the Ultimate Sellers and Buyer shall reach agreement on such Tax Returns prior to the filing thereof. Should the Ultimate Sellers and Buyer disagree on any matter in any such Tax Return, the Ultimate Sellers and Buyer shall cooperate in good faith to resolve such dispute and, to the extent the Ultimate Sellers and Buyer are unable to resolve any such dispute, such items then-remaining in dispute shall be submitted to the Independent Accountant for resolution in accordance with the provisions of Section 2.04(c)(iii)-(v).

(b)            Buyer shall, other than Tax Returns that are governed by Section 6.04(a), prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by any Company Entity or Mexican Subsidiary, as the case may be, that are first due after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Returns shall be prepared in a manner consistent with past practice of the relevant Company Entity or Mexican Subsidiary (unless otherwise required by applicable Law) and, if it is an income or other material Tax Return with respect to a Pre-Closing Tax Period, shall be submitted by Buyer to the Seller Representative (together with schedules, statements and, to the extent requested by the Ultimate Seller, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Tax Return for the Seller Representative’s review and comment. Buyer shall consider the Seller Representative’s comments in good faith. The parties agree to treat any Transaction Tax Deductions as deductible in the Pre-Closing Tax Period ending on the Closing Date to the extent supported by a “more likely than not” or higher reporting basis for U.S. federal income Tax purposes. The parties shall cooperate in good faith to resolve any dispute regarding all such Tax Returns, and to the extent Buyer and the Ultimate Sellers are unable to resolve all disputes with respect to any such Tax Return, such items remaining in dispute shall be submitted to the Independent Accountant for resolution in accordance with the provisions of Section 2.04(c)(iii)-(v). Within ten (10) Business Days after payment by Buyer of Taxes due with respect to the filing of any such Tax Return that relates to Pre-Closing Tax Periods, the Ultimate Sellers shall cause to be paid and/or released to Buyer the amount of Taxes shown as due on such Tax Return that are attributable to a Pre-Closing Tax Period (to the extent such Taxes due are not Excluded Taxes) in a manner consistent with the payment of any Indemnified Taxes owed to Buyer under Section 6.03. For the avoidance of doubt, (i) the preparation and filing of any Tax Return of any Company Entity or Mexican Subsidiary that does not relate in whole or in part to a Pre-Closing Tax Period shall be exclusively within the control of Buyer and shall not be provided to the Seller Representative or the Ultimate Sellers for review or comment, and (ii) in no event shall Buyer be required to provide to the Seller Representative or the Ultimate Sellers the Tax Returns of Buyer, including any Tax Return of a consolidated group of which Buyer is a member.

Section 6.05        Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are allocable to the portion of such Straddle Period ending on the Closing Date for purposes of this Agreement shall be:

(a)            in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable period ended with the Closing Date; provided that any transactions or events undertaken, or caused to be undertaken, by Buyer that are outside the Ordinary Course of Business and occur after the Closing on the Closing Date (other than any transactions or events taken pursuant to this Agreement) will be treated for all purposes under this Agreement as occurring in the portion of the Straddle Period beginning after the Closing Date; and

(b)            in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.06        Contests. Buyer shall give prompt written notice to the Seller Representative (and in all events, within thirty (30) days of the receipt thereof) of the receipt of any written notice by a Company Entity, Mexican Subsidiary, Buyer or any of Buyer’s Subsidiaries, which involves the assertion of any claim, or the commencement of any Action relating to Taxes in respect of which an indemnification claim may be made by any Buyer Indemnitee pursuant to this Agreement (a “Tax Claim”); provided, that the failure to comply with such notice provision shall not affect Buyer’s right to indemnification hereunder, except and only to the extent that the Seller Representative or Ultimate Sellers forfeits rights or defenses by reason of such failure or is otherwise materially and adversely impacted thereby. Buyer shall control the contest or resolution of any Tax Claim; provided that (a) Buyer shall provide the Seller Representative copies of all material written correspondence related to such Tax Claim and otherwise keep the Seller Representative reasonably apprised of all material developments with respect to any Tax Claim, (b) Buyer shall obtain the prior written consent of the Ultimate Sellers, which consent shall not be unreasonably withheld, conditioned or delayed, before entering into any settlement of a claim or ceasing to defend such claim, and (c) the Seller Representative shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Ultimate Sellers, on a several basis based on their respective Adjusted Pro Rata Share.

Section 6.07        Cooperation and Exchange of Information. The Company Entity, Mexican Subsidiary, the Ultimate Sellers, the Seller Representative and Buyer shall provide each other with such cooperation and information as any of them reasonably may request of the others in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of any Company Entity or Mexican Subsidiary. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Company Entities, Mexican Subsidiary, the Ultimate Sellers and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company Entities or Mexican Subsidiary for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company Entities or Mexican Subsidiary for any taxable period beginning before the Closing Date, the Ultimate Sellers, the Company Entities, Mexican Subsidiary or Buyer (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

Section 6.08        Survival. The provisions of this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days; provided, however, any claim for indemnification by the Buyer Indemnitees pursuant to Section 6.03 for Indemnified Taxes, Section 7.02(a)(i) for any breach of a representation contained in Section 3.21(a), or Section 7.02(a)(ii) for any breach of a covenant, undertaking, agreement or obligation contained in this Article VI, to the extent asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party on or prior to the applicable expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.09        Precedence. Notwithstanding anything to the contrary in this Agreement, Article VI shall govern with respect to Tax Claims and, to the extent that any obligation or responsibility pursuant to Article VII may conflict with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

Section 6.10        Refunds.

(a)            All refunds of income Taxes of any Company Entity and attributable to any income Tax Return filed by or with respect to any Company Entity for a Pre-Closing Tax Period (net of any Taxes and any documented, out-of-pocket expenses of Buyer or its Affiliates (including the Company) reasonably incurred to obtain such refund and net of any portion of such Tax refund that is attributable (as determined on a with and without basis) to the carryback of a Tax attribute (including a net operating loss, net capital loss, foreign tax credit, or research and development credit) arising in a Post-Closing Tax Period) (a “Pre-Closing Tax Refund”), shall, subject to the other terms of this Section 6.10, be the property of the Ultimate Sellers.

(b)            Subject to the last proviso of this Section 6.10(a), no later than ten (10) days following receipt by Buyer or its Subsidiaries (including the Company and Canadian Subsidiary) of any Pre-Closing Tax Refund, Buyer shall pay the amount of such Pre-Closing Tax Refund to the Ultimate Sellers in accordance with their respective Incremental Pro Rata Shares in cash in immediately available funds; provided that, for any such refund, if at the time such Pre-Closing Tax Refund would otherwise be payable to the Ultimate Sellers pursuant to this Section 6.10, without limiting the applicability of any survival periods or other limitations on the Ultimate Sellers’ indemnification obligations pursuant to Section 6.03 or Article VII, a Buyer Indemnitee has a claim for indemnification for a Loss under Section 6.03 or Article VII agreed to by the Ultimate Sellers or finally adjudicated as owed to a Buyer Indemnitee, Buyer may retain such Pre-Closing Tax Refund, or a portion thereof, in the amount of such Loss, and the Ultimate Sellers’ indemnification obligations under Section 6.03 and Article VII with respect to such Loss shall be reduced by the amount of such Pre-Closing Tax Refund retained pursuant to this Section 6.10.

Section 6.11        Tariff Refunds.

(a)            Any refund, rebate, credit, recovery or other amount received by Buyer, the Company or any of their Affiliates after the Closing that is attributable to any tariffs, duties, imposts or similar charges paid by or on behalf of the Company with respect to any period ending on or before the Closing Date (including any portion of a Straddle Period ending on the Closing Date) (each, a “Tariff Refund”) shall belong to the Ultimate Sellers, subject to setoff by Buyer as otherwise provided in this Agreement.

(b)            Notwithstanding the foregoing:

(i)            Upon receipt of any Tariff Refund, Buyer shall notify the Seller Representative of the amount of the Tariff Refund and cause the Company to hold such amount in an unrestricted account and to use such cash solely as permitted under this Agreement (the “Tariff Refund Holdback”). From and after the Closing, Buyer shall provide written notice to the Seller Representative to describe any use of the Tariff Refund Holdback, supporting documentation with respect to any such use, and the balance of the Tariff Refund Holdback before and after such use.

(ii)            Upon Receipt of any Tariff Refund, Buyer shall apply the Tariff Refund Holdback to (1) fund the transaction bonuses payable to the Persons and in the amounts set forth on Schedule 6.11 (the “Transaction Bonuses”), including any applicable Taxes, (2) reimburse each Ultimate Seller for any Tax obligation or liability arising from the Company’s receipt of such Tariff Refund, (3) reimburse each Ultimate Seller for any Tax obligation or liability arising from or attributable to accrued interest or original issue discount under such Ultimate Seller’s Convertible Note on the dates as specified in such Convertible Note, (4) create the Expense Fund funded in the amount specified by the Sellers Representative to the Buyer, which will be used for expense reimbursements as indicated in Section 8.16, (5) use such funds for the purposes of winding down the Mexican Subsidiary in accordance with Section 5.07 as consented to by the Seller Representative, (6) reimburse Buyer for paying Ultimate Sellers’ 50% share of the D&O Tail Policy at the Closing, (7) reimburse Buyer for paying the Sellers Representative fees on behalf of the Ultimate Sellers at the Closing, and (8) hold any remainder of the Tariff Refund Holdback to provide a source of cash for setoffs in accordance Section 7.06(b).

(iii)            Immediately before any Ultimate Seller’s Convertible Note converts into Buyer Shares: (1) the number of Buyer Shares issuable to such Ultimate Seller under its Convertible Note shall increase by any amount equal to such Ultimate Seller’s Incremental Pro Rata Share of the amount then remaining in the Tariff Refund Holdback (such Incremental Pro Rata Share of then-remaining cash in the Tariff Refund Holdback, the “Released Cash”), divided by the Closing Share Price, and (2) the Company may release the Released Cash from the Tariff Refund Holdback. Buyer and each Ultimate Seller shall reasonably cooperate with one another as is necessary to accomplish the foregoing.

Section 6.12        Prohibited Actions. Without the prior written consent of the Seller Representative (which shall not be unreasonably withheld, conditioned, or delayed), following the Closing, Buyer and its Subsidiaries (including the Company) shall not, unless otherwise required by applicable Law, (i) amend any previously filed income Tax Return of any Company Entity or waive or extend any statute of limitations period in respect of any income Tax or income Tax Return of any Company Entity for any Pre-Closing Tax Period, (ii) make or change any Tax election of any Company Entity that would have the effect of increasing Taxes owed by any Company Entity for a Pre-Closing Tax Period, or (iii) initiate discussions or examinations (including any voluntary disclosure proceedings) with any taxing authority regarding Taxes or Tax Returns of any Company Entity with respect to a taxable period ending on or before the Closing Date. Notwithstanding the foregoing, nothing in this Section 6.12 shall be construed to prevent the Buyer and its Affiliates (including the Company and Canadian Subsidiary) from filing Tax Returns in any jurisdiction after Closing with respect to any taxable period ending after the Closing Date.

Section 6.13        Cash Limitation. Except as expressly set forth in this Agreement, no cash or other boot consideration shall be payable by Buyer to or for the benefit of the Ultimate Sellers in connection with the transactions contemplated hereby (including pursuant to Section 6.10 and amounts treated as interest, if any), other than cash in lieu of fractional shares and other than the Assumed Indebtedness and Assumed Transaction Expenses.

Section 6.14        Intended Tax Treatment; Purchase Price Allocation. The parties agree that the purchase of the Partnership Interests contemplated herein should be governed by Situation 2 of IRS Revenue Ruling 99-6 (the “Intended Tax Treatment”). Accordingly, for U.S. federal income tax purposes, Buyer will be treated as purchasing the assets of Agribusiness Holdings and the Ultimate Sellers will be treated as selling partnership interests in Agribusiness Holdings. The purchase price consideration for the assets deemed purchased for U.S. federal income Tax purposes as a result of the purchase and sale of the Partnership Interests, as computed for U.S. federal income Tax purposes (and any applicable corresponding state, local, or foreign Tax purposes) taking into account the Closing Purchase Price and the liabilities assumed or treated as assumed by Buyer, as adjusted from time to time pursuant to this Agreement (including as a result of any adjustment pursuant to Section 2.04) will be allocated among the assets of the Company in accordance with the methodology included in Schedule 6.14 to be prepared and delivered by Buyer to the Seller Representative after the Closing (the “Tax Allocation Schedule”). Buyer and the Ultimate Sellers agree to (i) prepare and file each of their respective Tax Returns and any required amendments, on a basis consistent with the Tax Allocation Schedule and the Intended Tax Treatment, and (ii) unless otherwise required pursuant to a determination (within the meaning of section 1313(a) of the Code), take no position inconsistent with the Tax Allocation Schedule and the Intended Tax Treatment on any applicable Tax Return or in any Proceeding before any Governmental Authority. For the avoidance of doubt, the amounts set forth on the Tax Allocation Schedule with respect to the restrictive covenants in Section 5.06 of the Agreement shall not limit or otherwise adversely impact in any respect the applicable indemnification obligations under Article VII with respect to any breach of the restrictive covenants in Section 5.06 of the Agreement.

Article VII.
INDEMNIFICATION

Section 7.01        Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing until the date that is twelve (12) months from the Closing Date; provided, that the representations and warranties in 0, Section 3.01(b), Section 3.03, Section 3.03, Section 3.21(a), Section 3.25, Section 3.31, Section 3.34, Section 4.01, Section 4.02, Section 4.03, Section 4.05 and Section 4.09 (collectively, the “Fundamental Representations”) shall survive until the date which is five years after the Closing Date; provided that Section 3.21(a) shall survive Closing until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI which are subject to the survival periods specified in Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation, warranty, or covenant and such claims shall survive until finally resolved.

Section 7.02        Indemnification By the Ultimate Sellers. From and after the Closing, subject to the other terms and conditions of this Article VII:

(a)            Each Ultimate Seller (collectively, the “Seller Indemnifying Parties”) shall indemnify and defend each of Buyer and its Affiliates (including the Company, the Canadian Subsidiary and each Blocker Entity) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(i)            any inaccuracy in or breach of any of the representations or warranties of an Ultimate Seller contained in this Agreement (other than in Section 3.31) or in any certificate or instrument delivered by or on behalf of an Ultimate Seller pursuant to this Agreement;

(ii)           any breach, violation or non-fulfillment of any covenant, agreement or obligation to be performed by the Ultimate Sellers pursuant to this Agreement (other than pursuant to Section 5.06) or in any certificate or instrument delivered by or on behalf of an Ultimate Sellers pursuant to this Agreement;

(iii)          any amounts paid or required to be paid by Buyer or any of its Affiliates (including the Company) pursuant to Section 6.03;

(iv)          any Transaction Expenses or Closing Indebtedness to the extent not paid or satisfied by the Company at or prior to the Closing, or if paid (or assumed) by Buyer at or prior to the Closing, to the extent not deducted in the determination of Closing Purchase Price; and

(v)           the items set forth on Schedule 7.02(a)(v) (the “Specific Indemnities”).

(b)            each Ultimate Seller shall, on a several basis and solely as to itself, indemnify and defend each of the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(i)            any inaccuracy in or breach of any of the representations or warranties of such Ultimate Seller made in Section 3.31 solely as to itself; or

(ii)            any breach, violation or non-fulfillment of any covenant, agreement or obligation to be performed by such Ultimate Seller pursuant to Section 5.06 solely as to itself.

(c)            Notwithstanding anything herein to the contrary, the liability of each Ultimate Seller under Section 7.02(a) shall be on a several basis in accordance with such Ultimate Seller’s Adjusted Pro Rata Share; provided, however, that the foregoing shall not apply to Losses arising under the representations and warranties at Section 3.34, for which the Ultimate Sellers shall be jointly and severally liable.

Section 7.03        Indemnification By Buyer. From and after the Closing, subject to the other terms and conditions of this Article VII, Buyer shall indemnify and defend each Ultimate Seller and its or his Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)            any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; or

(b)            any breach, violation or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement (including the Convertible Note and the Investor Rights Agreement).

Section 7.04        Certain Limitations. The indemnification provided for in Section 7.02 and Section 7.03 (and, with respect to Section 7.04(c), Section 6.03) shall be subject to the following limitations and additional provisions:

(a)            Except as set forth in Section 7.04(c), the Seller Indemnifying Parties shall not be liable to the Buyer Indemnitees for indemnification under Section 7.02(a)(i) and Section 7.02(b)(i) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a)(i) and Section 7.02(b)(i) exceeds an amount equal to $300,000 (the “Deductible”), in which event the Seller Indemnifying Parties shall be required to pay or be liable for all such Losses from the first dollar (i.e., including the Deductible). Except as set forth in Section 7.04(c), the aggregate amount of all Losses for which the Seller Indemnifying Parties shall be liable pursuant to Section 7.02(a)(i) and Section 7.02(b)(i) shall not exceed an amount equal to $4,000,000 (the “Cap”) (except for (i) any Losses related to any inaccuracy in or breach of any Fundamental Representations, which are subject to the limitation set forth in Section 7.04(c), and (ii) any Losses on the part of the Buyer Indemnitee claiming indemnification hereunder resulting from Fraud, which shall not be subject to the Cap).

(b)            Except as set forth in Section 7.04(c), Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 7.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) exceeds the Deductible, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar (i.e., the Deductible). Except as set forth in Section 7.04(c), the aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 7.03(a) shall not exceed the Cap (except for any Losses on the part of a Seller Indemnitee claiming indemnification hereunder resulting from Fraud, which shall not be subject to the Cap).

(c)            Notwithstanding anything to the contrary herein, (i) the limitations set forth in Section 7.04(a) and Section 7.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation, (ii) the aggregate amount of all Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation, for which the Seller Indemnifying Parties shall be liable pursuant to Section 7.02(a)(i) and Section 7.02(b)(i), or for which Buyer shall be liable pursuant to Section 7.03(a), shall not exceed one hundred percent (100%) of the Actual Closing Purchase Price, except, in each case, in the case of Fraud, and (iii) except in the case of Fraud, intentional misconduct or Losses arising under item number 6 set forth on Schedule 7.02(a)(v) (such item number 6, the “Blocker Entity Special Indemnity”), in no event shall the liability of any Ultimate Seller pursuant to this Article VII (including, for the avoidance of doubt, any claim arising under Section 6.01, Section 6.03 and Section 6.04) exceed such Ultimate Seller’s Adjusted Pro Rata Share of the Actual Closing Purchase Price and Tarriff Refund (with any such liability permitted to be satisfied by any method under Section 7.06(b)) (the “Aggregate Cap”); provided that, (A) with respect to the exceptions for Fraud or intentional misconduct in clauses (ii) or (iii) above , only the specific Ultimate Seller who committed the Fraud or intentional misconduct shall be liable in excess of the applicable limits with respect to such Fraud or intentional misconduct; and (B), with respect to Eric Brooks only, in no event shall the liability of Eric Brooks exceed the Aggregate Cap (plus the original principal amount and interest of the note held by Eric Brooks as set forth on Schedule II) due to any obligations with respect to the Blocker Entity Special Indemnity.

(d)            For purposes of this Section 7.04, in determining the existence of an inaccuracy in or a breach of any representation or warranty and for purposes of calculating the amount of any Losses with respect to any inaccuracy in or breach of any representation or warranty, such determinations and calculations shall be made without regard to any materiality, Material Adverse Effect, Knowledge or other similar qualification contained in or otherwise applicable to such representation or warranty, provided that this Section 7.04(d) shall not apply with respect to the use of “Material Adverse Effect” in Section 3.08(a) and the definitions and use of the defined terms “Material Contract”, “Material Customer” and “Material Supplier” throughout this Agreement.

(e)            Any indemnification payment required under this Article VII shall be adjusted for the amount of any Losses that are actually recovered from any insurance proceeds (net of cost of enforcement and collection of insurance proceeds and deductibles and increases in insurance premiums) and any indemnity, contribution or similar payment received by the Indemnified Party in respect of any such Losses.

(f)            No party shall be entitled to (i) double recovery for any indemnifiable Losses even though such Losses may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement or (ii) recover any Excluded Taxes or, without duplication, any amounts to the extent such amounts were treated as liabilities or were otherwise specifically taken into account as a deduction in computing the Total Purchase Price.

(g)            Nothing in this Agreement is intended to limit any obligation under applicable Law with respect to mitigation of damages.

Section 7.05        Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII (whether Buyer or any Seller Indemnifying Party) is referred to as the “Indemnifying Party”.

(a)            Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give prompt written notice (but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim) to the Seller Representative if the Third Party Claim is being made or brought against a Buyer Indemnitee, and to Buyer if the Third Party Claim is being made or brought against a Seller Indemnitee. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially and adversely impacted thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is an Ultimate Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim (w) for which the Indemnified Party has been reasonably advised by counsel that there exists a reasonable likelihood of a conflict of interest between the Indemnified Party and the Indemnifying Party, (x) that is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, (y) that seeks an injunction or other equitable relief against the Indemnified Parties or (z) that is with respect to a criminal action against the Indemnified Parties. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if the Indemnified Party has been reasonably advised by counsel that (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to (or is not permitted to, as set forth above) assume the defense of, compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, settle and defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Ultimate Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)            Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)            Specific Indemnities. The procedures in Section 7.05(a) and Section 7.04(b) shall not apply to the Specific Indemnities. Subject to the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Seller Representative shall have authority to defend, contest, resolve, settle and otherwise deal with any Third Party Claim arising from the Specific Indemnities. If Buyer consents to the Seller Representative’s management of any such Third Party Claim, the Seller Representative shall (i) keep Buyer reasonably informed of all material developments with respect to such Third Party Claim, (ii) promptly provide Buyer with copies of all material pleadings, correspondence, notices and other written communications relating to such Third Party Claim, (iii) consult with Buyer in good faith regarding the strategy and conduct of the defense of such Third Party Claim, and (iv) not settle, compromise or consent to the entry of any judgment with respect to such Third Party Claim without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

(d)            Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially and adversely impacted thereby. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted such claim.

Section 7.06        Payments; Recovery.

(a)            After the date (the “Determination Date”) a Loss is agreed or otherwise finally determined to be payable pursuant to this Article VII (in either case, a “Determined Loss”), the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of the Determination Date by the methods set forth in this ARTICLE VII (the “Election Period”). The parties hereto agree that should an Indemnifying Party not make full payment or other satisfaction of the Determined Loss in any method permitted under Section 7.06(b) by the expiration of the Election Period, any amount payable shall accrue interest from the expiration of such fifteen (15) Business Day period at a rate per annum equal to the lesser of (i) the Prime Rate then in effect plus two percent (2%) per annum, or (ii) ten percent (10%) per annum. Such interest shall be non-compounding and calculated daily on the basis of a 365 day year and the actual number of days elapsed. Notwithstanding the foregoing in this Section 7.06(a), if the Seller Representative does not make a timely election under Section 7.06(b) by the expiration of the Election Period, the Seller’s Representative shall be deemed to have elected to have the applicable Determined Loss satisfied by Buyer modifying the applicable Convertible Note to reduce the number of Buyer Shares (rounded up to the nearest whole number) issuable upon exercise under Section 7.06(b)(ii).

(b)            Without limitation of Section 7.06(a), any Determined Loss payable to a Buyer Indemnitee pursuant to this Article VII shall be satisfied, at the Seller Representative’s election in its sole discretion:

(i)            in cash, by wire transfer of immediately available funds to an account designated by Buyer or its designee (or by release of a portion of the Tariff Refund Holdback to Buyer), or

(ii)            if the Convertible Note has not yet been converted into Buyer Shares, by Buyer modifying the applicable Convertible Note to reduce the number of Buyer Shares (rounded up to the nearest whole number) issuable upon exercise equal to the quotient of (x) the Canadian dollar equivalent (based on the average exchange rate posted by the Bank of Canada as of the end of each trading date during the period described in the following clause (y)) of the amount of the Determined Loss, divided by (y) the twenty (20)-day volume weighted average price of the Buyer Shares ending on the Determination Date, as reported by Bloomberg Finance L.P. (and the Seller Representative will, as among all Seller Indemnifying Parties, coordinate the proportionate reduction of the indemnifying Seller Indemnifying Parties in such applicable Convertible Note as reasonably agreed by Buyer), or

(iii)            if the Convertible Note has been converted into shares of Buyer Shares, then by the applicable Seller Indemnifying Parties transferring to Buyer a number of Buyer Shares (rounded up to the nearest whole share) equal to the quotient of (x) the Canadian dollar equivalent (based on the average exchange rate posted by the Bank of Canada as of the end of each trading day during the period described in the following clause (y)) of the amount of the Determined Loss, divided by (y) the twenty (20)-day volume weighted average price of the Buyer Shares ending on the Determination Date), as reported by Bloomberg Finance L.P.

(c)            Without limitation of Section 7.06(a), any Losses determined to be payable to a Seller Indemnitee pursuant to Article VII shall be satisfied by Buyer issuing to the applicable Ultimate Seller a number of Buyer Shares (or, if not yet exercised, modifying such Ultimate Seller’s Convertible Note to increase the number of Buyer Shares issuable upon exercise) (rounded up to the nearest whole share) equal to the quotient of (i) the Canadian dollar equivalent (based on the average exchange rate posted by the Bank of Canada as of the end of each trading day during the period described in the following clause (ii)) of the Determined Loss, divided by (ii) the twenty (20)-day volume weighted average price of the Buyer Shares ending on the day prior to the Determination Date), as reported by Bloomberg Finance L.P.

Section 7.07        Tax Treatment of Indemnification Payments. To the extent permitted by applicable Law, the parties agree to treat all payments made under this Article VII, or under any other indemnity provision contained in this Agreement, as adjustments to the Total Purchase Price for all Tax purposes.

Section 7.08        Exclusive Remedies. Subject to Section 2.04, Section 5.06 and Section 8.11, the parties acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the provisions set forth in Article VI and this Article VII. Nothing in this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s Fraud or intentional misconduct. Notwithstanding the foregoing, Section 8.16 will govern the liability as among the Ultimate Sellers and the Seller Representative.

Article VIII.
MISCELLANEOUS

Section 8.01        Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the foregoing, in the event of any Action or other litigation arising out of this Agreement, the Prevailing Party (as hereinafter defined) shall be entitled to receive from the non-Prevailing Party an amount equal to the Prevailing Party’s costs incurred in such Action or other litigation, including, without limitation, the Prevailing Party’s attorneys’ fees, costs and disbursements. For purposes of this Section 8.01: (a) the term “Prevailing Party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment, or otherwise and (b) the term “attorneys’ fees” shall include, without limitation, the actual attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal, and any other legal proceeding, including mediation and arbitration. The provisions of this Section 8.01 shall survive the Closing.

Section 8.02        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission and copy by other method of notice provided by this Section 8.02) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to the Seller Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email: [***]

Telephone: [***]

If to an Ultimate Seller, as set forth opposite such Ultimate Seller’s name on Schedule I;

If to Buyer (or Agribusiness Holdings, BWAB Holdings, or the Company after Closing):

Vireo Growth Inc.
207 South 9th St.
Minneapolis, Minnesota 55402
Attention: Sean Apfelbaum, General Counsel
Email: [***]

with a copy to (which shall not constitute notice):

Eversheds Sutherland (US) LLP
227 W. Monroe St., Suite 6000
Chicago, IL 60606
Attention: Craig T. Alcorn and Hunter D. Raines
Email: [***] and [***]

Section 8.03        Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 8.04        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05        Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06        Entire Agreement. This Agreement and the Ancillary Documents (together with any confidentiality agreement agreed upon by the parties in connection with the transactions contemplated hereby) constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.07        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of (i) Buyer, on the one hand, and (ii) the Seller Representative, on behalf of each other party other than Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, at any time at or following the Closing, Buyer may assign this Agreement or any of its obligations hereunder to another Person, or elect to have another Person perform any or all of Buyer’s obligations hereunder, without the consent of any party hereto.

Section 8.08        No Third-party Beneficiaries. Except as provided in Section 5.02, Section 6.03 and Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09        Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer, the Seller Representative and the Company; provided, however, that, if such amendment, modification or supplement materially and adversely affects the rights of Eric Brooks as compared to all other Ultimate Sellers, then the signature of Eric Brooks shall also be required in such case. Any failure to comply with any obligation, covenant, agreement or condition herein may be waived after the Closing by the Seller Representative (with respect to any failure by Buyer) or by Buyer (with respect to any failure by the Ultimate Sellers or the Seller Representative), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. If at any time prior to the conversion of any Convertible Note, any change in the authorized share structure of Buyer shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock. Without limiting the foregoing, because of the share consolidation of Buyer occurring on the Closing Date, immediately following the Closing under this Agreement the Conversion Shares (as defined in the Convertible Notes) issuable upon conversion of such Convertible Note shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement and such Convertible Note prior to such event.

Section 8.10        Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MUST BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.10(c).

Section 8.11        Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, in each case without the necessity of posting any bond or similar requirement in respect thereof (which each party hereby waives).

Section 8.12        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.13        Federal Cannabis Laws. THE PARTIES AGREE AND ACKNOWLEDGE THAT NO PARTY MAKES, WILL MAKE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE COMPLIANCE OF THIS AGREEMENT WITH ANY FEDERAL CANNABIS LAWS. NO PARTY SHALL HAVE ANY RIGHT OF RESCISSION OR AMENDMENT ARISING OUT OF OR RELATING TO ANY NON-COMPLIANCE WITH FEDERAL CANNABIS LAWS UNLESS SUCH NON-COMPLIANCE ALSO CONSTITUTES A VIOLATION OF APPLICABLE CANADIAN OR STATE LAW AS DETERMINED IN ACCORDANCE WITH THE ACT OR BY THE REGULATOR OR ANY OTHER GOVERNMENTAL AUTHORITY.

Section 8.14        Privileged Matters.

(a)            Each of the parties hereby agrees, on its own behalf and on behalf of its directors, officers, members, stockholders, employees, agents and Affiliates, that Office of General Counsel Network LLC, Stoel Rives LLP and Clark Wilson LLP (each, “Counsel”) may serve as counsel to the Seller Representative, the Ultimate Sellers and their respective Affiliates and their respective Representatives (individually and collectively, the “Seller Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Counsel (or any successor) may serve as counsel to Seller Group, or any director, officer, member, stockholder, manager, member, partner, employee or Affiliate of any member of Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation. In connection with any representation of the Company expressly permitted pursuant to the prior sentence, Buyer hereby irrevocably waives and agrees not to assert, and agrees to cause the Company and its Affiliates to irrevocably waive and not to assert any conflict of interest arising from or in connection with (i) Counsel’s prior representation of the Company, and (ii) Counsel’s representation of Seller Group prior to and after the Closing. As to any privileged attorney-client communications between Counsel and the Seller Group, Counsel and the Company, or between Counsel and the Company’s Affiliates prior to the Closing (collectively, the “Privileged Communications”), Buyer and the Company, collectively with any of their respective Affiliates, subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing.

(b)            Buyer further agrees on its behalf and, after the Closing, on behalf of the Company, and any of their respective Affiliates, Subsidiaries, successors or assigns, that all privileged communications and attorney work product in any form or format whatsoever between or among Counsel, on the one hand, and the Seller Group, or any of their respective directors, officers, members, stockholders, employees or other agents, representatives or Affiliates, on the other hand, that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement, any alternative transactions to the transactions contemplated by this Agreement presented to or considered by the Company or Seller Group, or any dispute arising under this Agreement (collectively, the “Privileged Deal Communications”), shall remain privileged after the Closing and that the Privileged Deal Communications and the expectation of client confidence relating thereto shall belong solely to Seller Group, shall be controlled by Seller Group and shall not pass to or be claimed by Buyer, the Company, or any of their respective Subsidiaries, successors or assigns. For purposes of this Agreement, “Counsel” includes any successor counsel, co-counsel, and any attorneys or law firms engaged by or on behalf of Seller Group in connection with the transactions contemplated hereby. The Seller Group intends that the sharing of any Privileged Deal Communications among Seller Group, the Company and their respective Representatives in connection with the transactions contemplated hereby is subject to a common interest / joint defense understanding and not constitute a waiver of any applicable privilege or protection. Buyer agrees that it will not, and that it will cause the Company, and its Subsidiaries, successors or assigns, not to, (i) access or use the Privileged Deal Communications, (ii) seek to have Seller Group waive the attorney client privilege or any other privilege or protection, or otherwise assert that Buyer, the Company, or any of their respective Subsidiaries, successors or assigns, has the right to waive the attorney client privilege or other privilege or protection applicable to the Privileged Deal Communications, or (iii) seek to obtain the Privileged Deal Communications or Non-Privileged Deal Communications from Seller Group or Counsel.

(c)            Buyer further agrees, on its behalf and, after the Closing, on behalf of the Company, and any of their respective Affiliates, subsidiaries, successors or assigns, that all communications in any form or format whatsoever between or among any of Counsel, the Company, Seller Group, or any of their respective directors, officers, members, stockholders, employees or other agents, representatives or Affiliates that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement, any alternative transactions to the transactions contemplated by this Agreement presented to or considered by the Company or Seller Group, or any dispute arising under this Agreement and that are not Privileged Deal Communications (collectively, the “Non-Privileged Deal Communications”), shall also belong solely to Seller Group, shall be controlled by Seller Group and ownership thereof shall not pass to or be claimed by Buyer, the Company, or any of their respective Subsidiaries, successors or assigns.

(d)            Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Company, or any of their respective Subsidiaries, successors or assigns, on the one hand, and a third party other than Seller Group, on the other hand, then Buyer, the Company, and their respective Subsidiaries, successors and assigns, may assert the attorney client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that to the extent such dispute relates in any way to this Agreement or the transactions contemplated hereby, none of Buyer, the Company, nor their respective Subsidiaries, successors or assigns, may waive such privilege without the prior written consent of the Seller Representative. If Buyer, the Company or any of their respective Subsidiaries, successors or assigns, is legally required by Governmental Order or otherwise to access or obtain a copy of all or a portion of the Privileged Deal Communications, then, to the extent legally permitted, Buyer shall promptly notify the Seller Representative in writing (including by making specific reference to this Section 8.14) so that Seller Group can seek at Seller Group’s sole cost and expense, a protective order, and Buyer, the Company or any of their respective Subsidiaries, successors or assigns, agree to use all commercially reasonable efforts to assist therewith. Buyer shall produce only that portion of the Privileged Deal Communications that, on the advice of Buyer’s legal counsel, is legally required to be produced, shall reasonably cooperate with the Seller Representative (at the Seller Group’s sole cost and expense) to seek confidential treatment and redactions, and shall provide the Seller Representative, to the extent legally permissible and practicable under the circumstances, with a reasonable opportunity to review any proposed production and any privilege log entries relating thereto.

Section 8.15        Transaction Personal Information. The parties confirm that the Personal Information that the Buyer receives from the Company in connection with this Agreement before the Closing that is governed by Canadian privacy laws (the “Transaction Personal Information”) is necessary for the Buyer to determine whether to proceed with the transactions contemplated by this Agreement and, if those transactions proceed, to complete them, and is necessary for carrying on the Business. Before the Closing, the Buyer may use the Transaction Personal Information solely for purposes related to the transactions contemplated by this Agreement and as is necessary to determine whether (and on what terms) to proceed with those transactions and, if this Agreement is not terminated as provided herein, for the completion of those transactions. Before the Closing, the Buyer will protect the confidentiality of Transaction Personal Information in its custody or control in a manner consistent with security safeguards appropriate to the information’s sensitivity. After the consummation of the transactions contemplated by this Agreement, the parties will: (i) not use or disclose the Transaction Personal Information for any purposes other than the carrying on of the Business (with Processing of the Transaction Personal Information being restricted to those purposes for which the information was initially collected or for which additional consent was or is obtained) or as otherwise permitted or required by applicable laws; (ii) protect the confidentiality of all Transaction Personal Information in a manner consistent with security safeguards appropriate to the information’s sensitivity; (iii) give effect to any withdrawal of consent with respect to the Transaction Personal Data; and (iv) if and to the extent required by applicable law, work with each other to notify the individuals to whom the Transaction Personal Information relates that the information has been transferred to the Buyer. If the transactions contemplated by this Agreement do not proceed, the Buyer will return to the Company or, at the Company’s request, securely destroy the Transaction Personal Information in the Buyer’s custody or control within a reasonable period of time.

Section 8.16        Seller Representative.

(a)            Each Ultimate Seller hereby irrevocably authorizes and appoints Shareholder Representative Services LLC as such Person’s representative, agent and attorney-in-fact to act on behalf of such Ultimate Seller as of the Closing for all purposes in connection with this Agreement and any related agreements and to take any and all actions and make any decisions required or permitted to be taken by the Seller Representative pursuant to this Agreement and any related agreements, including the exercise of the power to, in the name and on behalf of such Ultimate Seller:

(i)            give and receive notices and communications;

(ii)            review, dispute, decline to dispute, agree to, negotiate, enter into settlements and compromises of, and comply with Governmental Orders or otherwise handle any purchase price calculation matters described in Section 2.04;

(iii)           review, agree to, negotiate, enter into settlements and compromises of, and comply with Governmental Orders with respect to claims for indemnification made by any Buyer Indemnitee pursuant to Article VII;

(iv)           litigate, arbitrate, resolve, settle or compromise any claim in connection with this Agreement, including for indemnification pursuant to Article VII and any purchase price calculation matters described in Section 2.04;

(v)           execute and deliver all documents necessary or desirable to carry out the intent of this Agreement, the Convertible Note and Investor Rights Agreement;

(vi)          amend this Agreement (subject to Section 8.09, with respect to the consent of Eric Brooks);

(vii)         engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Seller Representative in complying with its duties and obligations; and

(viii)        take all actions necessary or appropriate in the good faith judgment of the Seller Representative for the accomplishment of the foregoing.

(b)            Buyer shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any such Ultimate Seller by the Seller Representative and on any other action taken or purported to be taken on behalf of any such Ultimate Seller by the Seller Representative, as being fully binding upon such Ultimate Seller. Notices or communications to or from the Seller Representative shall constitute notice to or from each Ultimate Seller. Any decision or action by the Seller Representative hereunder, including any agreement between the Seller Representative and Buyer relating to the defense, payment or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Ultimate Sellers and shall be final, binding and conclusive upon each such Person. No Ultimate Seller shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section 8.16, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any Ultimate Seller or by operation of Law, whether by death or other event.

(c)            The Seller Representative may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Ultimate Sellers based on each Ultimate Seller’s Adjusted Pro Rata Share (provided that such vote or written consent must also include Eric Brooks to be effective) (such majority in interest, including Eric Brooks, the “Majority Holders”); provided, however, in no event shall the Seller Representative be removed without the Majority Holders having first appointed a new Seller Representative who shall assume such duties immediately upon the resignation or removal of the Seller Representative. Notice of such vote or a copy of the written consent appointing such new Seller Representative shall be sent to Buyer, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Buyer; provided, however, that until such notice is received, Buyer shall be entitled to rely on the decisions and actions of the prior Seller Representative as described herein.

(d)            The Seller Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Seller Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Ultimate Sellers shall, on a several basis based on their respective Adjusted Pro Rata Share, indemnify, defend and hold harmless the Seller Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Seller Representative, the Seller Representative will reimburse the Ultimate Sellers the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Seller Representative from (i) the Tariff Refund Holdback and (ii) any other funds that become payable to the Ultimate Sellers under this Agreement at such time as such amounts would otherwise be distributable to the Ultimate Sellers; provided, that while the Seller Representative may be paid from the aforementioned sources of funds, this does not relieve the Ultimate Sellers from their obligation to promptly pay such Representative Losses as they are suffered or incurred. The Seller Representative may, upon receipt of a claim notice or similar that is reasonably likely to give rise to a Representative Loss (as determined in good faith by the Seller Representative), withhold from any distribution of the Tariff Refund Holdback an amount as may be reasonably expected to cover such Representative Loss until such matter is resolved. In no event will the Seller Representative be required to advance its own funds on behalf of the Ultimate Sellers or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Ultimate Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Seller Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Seller Representative or the termination of this Agreement.

(e)            If the Seller Representative shall resign when permitted in its engagement agreement or be removed by the Majority Holders, the Majority Holders shall within 10 days after such resignation or removal, appoint a successor to the Seller Representative. Any such successor shall succeed the former Seller Representative as the Seller Representative hereunder, including with such successor acquiring the Expense Fund subject to its required uses under this Agreement.

(f)            The Seller Representative may withdraw a portion of the Tariff Refund Holdback pursuant to Section 6.11(b)(ii)  (the “Expense Fund”) to the extent reasonably anticipated to be used for reasonable expenses incurred or to be incurred by the Seller Representative on behalf of the Ultimate Sellers. The Ultimate Sellers will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Seller Representative any ownership right that they may otherwise have had in any such interest or earnings. The Seller Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Seller Representative’s responsibilities, the Seller Representative will deliver any remaining balance of the Expense Fund to the Ultimate Sellers based on their respective Adjusted Pro Rata Share. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Ultimate Sellers at the time of the establishment of the Expense Fund.

(g)            All fees, costs and expenses incurred by or on behalf of the Seller Representative in connection with the performance of its duties and obligations under this Agreement (including any compensation payable to the Seller Representative and all reasonable out-of-pocket expenses incurred in connection therewith) shall be borne by the Ultimate Sellers and may be paid from amounts then remaining in the Tariff Refund Holdback upon the Seller Representative’s written notice to the Buyer. For the avoidance of doubt, no such fees, costs or expenses shall be borne by Buyer, the Company or any of their respective Affiliates.

(h)            Notwithstanding the foregoing, any claim for indemnification pursuant to Section 7.02(b) shall be addressed between the applicable Buyer Indemnitee and the particular Ultimate Seller alleged to owe indemnification obligations under Section 7.02(b) with respect to himself or itself, and the Seller Representative will have no authority or responsibility for claims under Section 7.02(b).

(i)            Notwithstanding any other provision of this Agreement requiring notice to or consent by any other party to this Agreement, the Seller Representative shall be entitled to act for and on behalf of the Ultimate Sellers as provided in this Section 8.16.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

Bridgewell AGRibusiness LLC

By:	/s/ Patrick R. McCauley
Name: Patrick R. McCauley
Title: Chief Executive Officer

AGRIBUSINESS HOLDINGS:

AGRIBUSINESS HOLDINGS LIMITED PARTNERSHIP

By:	/s/ Patrick R. McCauley
Name: Patrick R. McCauley
Title: Chief Executive Officer

BWAB HOLDINGS:

BWAB HOLDINGS LLC

By:	/s/ Patrick R. McCauley
Name: Patrick R. McCauley
Title: Chief Executive Officer

ULTIMATE SELLER:

By:	/s/ Patrick R. McCauley
Name: Patrick R. McCauley

[Signature Page to Securities Purchase Agreement]

ULTIMATE SELLER:

PETERSEN TRUST, DATED MARCH 3, 2022

By: Washington Trust Bank, Trustee

By:	/s/ Time Donnelly
Name: Tim Donnelly
Title: SVP & Market Leader

By:	/s/ Danielle Fischer
Name: Danielle Fischer
Title: VP & Trust Officer

ULTIMATE SELLER:

By:	/s/ Craig Mullen
Name: Craig Mullen

ULTIMATE SELLER:

CHICAGO BASIN TRUST

By:	/s/ Rick Kellogg
Name: Rick Kellogg
Title: Trustee

ULTIMATE SELLER:

By:	/s/ Casey Kaiser
Name: Casey Kaiser

ULTIMATE SELLER:

By:	/s/ Eric Brooks
Name: Eric Brooks

ULTIMATE SELLER:

BRIDGEWELL MANAGEMENT CO.

By:	/s/ Patrick R. McCauley
Name: Patrick R. McCauley
Title: President

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Directors

BUYER:

VIREO GROWTH INC.

By:	/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit A

Specific Accounting Principles

[***]

Exhibit B

Inventory Accounting Principles

[***]

Exhibit C

Form of Investor Rights Agreement

See attached.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of June 5, 2026, by and among Vireo Growth Inc., a British Columbia corporation (the “Buyer”), and the partners of Agribusiness Holdings Limited Partnership, an Oregon limited partnership (“Agribusiness Holdings”), signatory hereto (each an “Ultimate Seller” and collectively, the “Ultimate Sellers”) in connection with the Securities Purchase Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Purchase Agreement”), by and among Buyer, Bridgewell Agribusiness LLC, an Oregon limited liability company, BWAB Holdings LLC, an Oregon limited liability company, the Ultimate Sellers, Agribusiness Holdings and certain other parties thereto.

In connection with the Purchase Agreement, Buyer has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to each Ultimate Seller a Convertible Note (as defined in the Purchase Agreement), which amount under such Convertible Note will be convertible into Buyer Shares (as defined in the Purchase Agreement) in accordance with the terms of the Convertible Notes.

NOW THEREFORE IN CONSIDERATION of the mutual covenants contained in this Agreement, the Purchase Agreement and the Convertible Notes, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer and each of the Ultimate Sellers agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. Notwithstanding the foregoing, as used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 8.

“Controlling Person” means any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act).

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” has the meaning set forth in Section 4(c).

“Indemnifying Party” has the meaning set forth in Section 4(c).

“Losses” has the meaning set forth in Section 4(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 1(a).

“Piggyback Registration Statement” has the meaning set forth in Section 1(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 1(a).

“Principal Market” means the Trading Market on which the Subordinate Voting Shares are primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Canadian Securities Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Buyer Shares underlying the Convertible Notes issuable to Ultimate Sellers pursuant to the Purchase Agreement, and (ii) any securities issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that, with respect to a particular Ultimate Seller, such Ultimate Seller’s Buyer Shares shall not be Registrable Securities upon becoming eligible for resale by such Ultimate Seller under Rule 144, as determined by counsel to the Buyer, without volume, or manner-of-sale restrictions.

“Registration Statements” means any one or more registration statements of the Buyer filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Ultimate Seller Questionnaire” means a questionnaire related to the registration of the Buyer Shares in a form provided by the Buyer to the Ultimate Sellers.

“Subordinate Voting Shares” means the Subordinate Voting Shares in the authorized share structure of Buyer and any securities into which such Subordinate Voting Shares may hereinafter be reclassified.

“Trading Day” means (i) a day on which the Subordinate Voting Shares are listed or quoted and traded on its Principal Market, or (ii) if the Subordinate Voting Shares are not listed on its Principal Market, a day on which the Subordinate Voting Shares are traded on a Trading Market, or (iii) if the Subordinate Voting Shares are not listed on any Trading Market, a day on which the Subordinate Voting Shares are quoted on the OTCQX, OTCQB or Pink Market over-the-counter markets; provided, that in the event that the Subordinate Voting Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Canadian Securities Exchange, the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or other stock exchange on which the Subordinate Voting Shares are listed or quoted for trading on the date in question.

ARTICLE II
REGISTRATION RIGHTS

1.             Piggyback Registration

(a)            If Rule 144 is or becomes unavailable for resale of the Buyer Shares issued upon conversion of the Convertible Notes, whenever the Buyer proposes to register the offer and sale of any Buyer Shares under the Securities Act (other than (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Buyer pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) pursuant to a registration statement filed in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more Ultimate Sellers and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Buyer shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such registration statement) to the holders of Registrable Securities (by way of written notice to the Seller) of its intention to effect such a registration and, subject to Section 1(b) and Section 1(c), shall include in such registration all Registrable Securities with respect to which the Buyer has received written requests for inclusion from the holders of such Registrable Securities within ten (10) days after the Buyer’s notice has been sent to the Ultimate Seller. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of (through notice to the Ultimate Seller) and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b)            If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Buyer and the managing underwriter advises the Buyer and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of Buyer Shares proposed to be included in such registration or takedown, including all Registrable Securities and all other Buyer Shares proposed to be included in such underwritten offering, exceeds the number of Buyer Shares which can be sold in such offering and/or that the number of Buyer Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Buyer Shares to be sold in such offering, the Buyer shall include in such registration or takedown (i) first, the Buyer Shares that the Buyer proposes to sell; and (ii) second, the Buyer Shares requested to be included therein by the holders of Registrable Securities and holders of Buyer Shares other than holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities and the number of Buyer Shares other than Registrable Securities (on a fully diluted, as converted basis), as applicable, owned by all such holders or in such manner as they may otherwise agree.

(c)            If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Buyer Shares other than Registrable Securities, and the managing underwriter advises the Buyer in writing that in its reasonable and good faith opinion the number of Buyer Shares proposed to be included in such registration or takedown, including all Registrable Securities and all other Buyer Shares proposed to be included in such underwritten offering, exceeds the number of Buyer Shares which can be sold in such offering and/or that the number of Buyer Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Buyer Shares to be sold in such offering, the Buyer shall include in such registration or takedown (i) first, the Buyer Shares requested to be included therein by the holder(s) requesting such registration or takedown; and (ii) second, the Registrable Securities requested by the holders of Registrable Securities and the Buyer Shares requested to be included therein by other holders of Buyer Shares, allocated pro rata among all such holders on the basis of the number of Buyer Shares other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree.

(d)            If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Buyer, the Buyer shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e)            Each Ultimate Seller agrees to furnish to the Buyer a completed Selling Ultimate Seller Questionnaire in accordance with this Section 1(e). At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Buyer will notify the Ultimate Sellers of the information the Buyer requires from the applicable Ultimate Seller, including the information contained in the Selling Ultimate Seller Questionnaire, which shall be completed by the applicable Ultimate Seller and delivered to the Buyer promptly upon request and, in any event, within five (5) Trading Days prior to the applicable anticipated filing date. Each Ultimate Seller further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Ultimate Seller has returned to the Buyer a completed and signed Selling Ultimate Seller Questionnaire and a response to any requests for further information as described in the previous sentence. If an Ultimate Seller holding Registrable Securities returns a Selling Ultimate Seller Questionnaire or a request for further information, in either case, after its respective deadline, the Buyer shall use its commercially reasonable efforts to take such actions as are required to name such Ultimate Seller as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Ultimate Seller Questionnaire or request for further information. Each Ultimate Seller acknowledges and agrees that the information in the Selling Ultimate Seller Questionnaire or request for further information as described in this Section 1(e) will be used by the Buyer in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

2.            Registration Procedures

If the Buyer elects to undertake any registration obligations hereunder:

(a)            The Buyer shall, not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than two (2) Trading Day prior to the filing of any amendment or supplement thereto, (i) furnish to each Ultimate Seller via electronic mail address at the address noted on the latest Selling Ultimate Seller Questionnaire or supplement thereto (if any) received by the Buyer (or if none, the contact information of the Seller Representative) copies of such Registration Statement or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Ultimate Seller with respect to information that pertains to the Ultimate Sellers as “Selling Stockholders” or the “Plan of Distribution” (it being acknowledged and agreed that if an Ultimate Seller does not object to the aforementioned documents within such five (5) Trading Day or two (2) Trading Day period, as the case may be, then the Ultimate Seller shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Buyer, to conduct a reasonable investigation within the meaning of the Securities Act. The Buyer shall consider in good faith an Ultimate Seller’s reasonable objections to the form of any Registration Statement or amendment or supplement thereto, provided that the Buyer is notified of such objection in writing within the five (5) Trading Day or two (2) Trading Day period described above, as applicable.

(b)            (i) The Buyer shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities until one year following the Maturity Date (as defined in the Convertible Note) of the Convertible Note (or sooner, if the time when the Ultimate Sellers have sold or otherwise no longer hold any Registrable Securities) (the “Effectiveness Period”); (ii) the Buyer shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) the Buyer shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide the Ultimate Sellers true and complete copies of all correspondence from and to the SEC relating to such Registration Statement solely to the extent that such correspondence pertains to the Ultimate Sellers as “Selling Stockholders” but shall not be required to provide any comments or other correspondence that would result in the disclosure to the Ultimate Sellers of material non-public information concerning the Buyer; and (iv) the Buyer shall comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Ultimate Sellers thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Ultimate Seller shall be responsible for the delivery of the Prospectus to the Persons to whom such Ultimate Seller sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Ultimate Seller agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c)            The Buyer shall notify the Ultimate Sellers (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend, subject to the limitations on suspensions set forth in Section 2(d), the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Buyer whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Buyer shall provide to each of the Ultimate Sellers true and complete copies of all comments that pertain to the Ultimate Sellers as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Buyer believes would constitute material non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Ultimate Sellers as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceeding for that purpose; (iv) of the receipt by the Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Buyer that the Buyer believes may be material and that, in the determination of the Buyer, makes it not in the best interest of the Buyer to allow continued availability of a Registration Statement or Prospectus, provided that the Buyer shall not disclose the content of any of any material non-public information to the Ultimate Sellers.

(d)            The Buyer shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)            The Buyer shall, if requested by an Ultimate Seller, furnish to such Ultimate Seller, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Buyer shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(f)            The Buyer shall, prior to any resale of Registrable Securities by an Ultimate Seller, use its commercially reasonable efforts to register or qualify or cooperate with the selling Ultimate Sellers in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by such Ultimate Sellers under the securities or Blue Sky laws of such jurisdictions within the United States as any Ultimate Seller reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Buyer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Buyer to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g)            If requested by an Ultimate Seller, the Buyer shall cooperate with the Ultimate Sellers to facilitate the timely preparation and delivery of certificates or other evidence representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or other evidence shall be free, to the extent permitted by the Purchase Agreement, the Convertible Notes and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Ultimate Sellers may reasonably request.

(h)            The Buyer shall, following the occurrence of any event contemplated by Section 2(c), as promptly as reasonably practicable (taking into account the Buyer’s good faith assessment of any adverse consequences to the Buyer and its shareholders of the premature disclosure of such event), prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(i)            The Buyer may require each selling Ultimate Seller to furnish to the Buyer a certified statement as to (i) the number of Subordinate Voting Shares beneficially owned by such Ultimate Seller and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Subordinate Voting Shares and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.

(j)            The Buyer agrees to promptly deliver to each Ultimate Seller, without charge, a reasonable number of copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto. The Buyer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Ultimate Sellers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. Each selling Ultimate Seller agrees to sell its shares in the manner described in the applicable Registration Statement under the section “Plan of Distribution.”

(k)            If requested by an Ultimate Seller, the Buyer shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such material information as the Buyer reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Buyer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(l)            The Buyer shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act, notify the Ultimate Sellers promptly if the Buyer no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

3.            Registration Expenses. All fees and expenses incident to the Buyer’s performance of or compliance with its obligations under this Agreement (excluding (x) any brokerage fees or commissions and (y) all legal fees and expenses of legal counsel for the Ultimate Sellers) shall be borne by the Buyer whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Subordinate Voting Shares are then listed for trading, and (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Buyer in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such U.S. jurisdictions as reasonably requested by an Ultimate Seller), (ii) printing expenses, (iii) fees and disbursements of counsel for the Buyer, and (iv) fees and expenses of all other Persons retained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Buyer shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Buyer be responsible for any underwriting, broker or similar fees or commissions of any Ultimate Seller or, except to the extent provided for herein, any legal fees or other costs of the Ultimate Sellers.

4.            Indemnification.

(a)            Indemnification by the Buyer. The Buyer shall indemnify, defend and hold harmless each Ultimate Seller, the officers, directors, agents, partners, members, managers, shareholders, Affiliates and employees of each of them, each Person who controls any such Ultimate Seller (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, agents and employees of each such Controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Buyer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage, liability, except to the extent, but only to the extent, that (A) such untrue statements, omissions or alleged omissions are based solely upon information regarding such Ultimate Seller furnished in writing to the Buyer by such Ultimate Seller expressly for use therein, or to the extent that such information relates to such Ultimate Seller or such Ultimate Seller’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Ultimate Seller expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Section 2(b)(iii)-(vi), related to the use by an Ultimate Seller of an outdated or defective Prospectus after the Buyer has notified such Ultimate Seller in writing that the Prospectus is outdated or defective and prior to the receipt by such Ultimate Seller of the Advice contemplated and defined in Section 8 below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected or (C) to the extent that any such Losses arise out of the Ultimate Seller’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The indemnification provided for under this Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the transfer of the Registrable Securities by the Ultimate Sellers pursuant to Section 12. The indemnity set forth in this Section 4(a) shall be in addition to any liability the Buyer may otherwise have.

(b)            Indemnification by Ultimate Sellers. Each Ultimate Seller shall, severally and not jointly, indemnify and hold harmless the Buyer, its directors, officers, agents and employees, each Person who controls the Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such Controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding such Ultimate Seller furnished in writing to the Buyer by such Ultimate Seller expressly for use therein or (ii) in the case of an occurrence of an event of the type specified in Section 2(b)(iii)-(vi), to the extent related to the use by such Ultimate Seller of an outdated or defective Prospectus after the Buyer has notified such Ultimate Seller in writing that the Prospectus is outdated or defective and prior to the receipt by such Ultimate Seller of the Advice contemplated in Section 8, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Ultimate Seller hereunder be greater in amount than the dollar amount of the net proceeds received by such Ultimate Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 4) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 4, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

5.            Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Buyer to the public without registration, the Buyer shall:

(a)            use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)            use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act, at any time after the date hereof;

(c)            furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents so filed or furnished by the Buyer as such holder may reasonably request that are required in connection with the sale of Registrable Securities without registration; and

(d)            deliver any instructions, certificates or legal opinions required by the Buyer’s transfer agent in connection with a disposition of Registrable Securities pursuant to Rule 144, in each case if, as requested by the Buyer, customary representation letters are executed and delivered by the seller of the Registrable Securities to the Buyer to confirm factual matters having a bearing on the availability of Rule 144.

ARTICLE III
MISCELLANEOUS

6.            Remedies. In the event of a breach by the Buyer or by an Ultimate Seller of any of their obligations under this Agreement, each Ultimate Seller or the Buyer, as the case may be, in addition to being entitled to exercise all rights granted under this Agreement, will be entitled to specific performance of its rights under this Agreement. The Buyer and each Ultimate Seller agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.

7.            Compliance. Each Ultimate Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

8.            Discontinued Disposition. By its acquisition of Registrable Securities, each Ultimate Seller agrees that, upon receipt of a notice from the Buyer of the occurrence of any event of the kind described in Section 2(b)(iii)-(vi), such Ultimate Seller will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Buyer that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. In such event, the Buyer shall be entitled to suspend the availability of a Registration Statement and Prospectus for a period not to exceed twenty (20) consecutive calendar days or forty (40) calendar days (which need not be consecutive days) in any twelve (12) month period.

9.            No Inconsistent Agreements. Neither the Buyer nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Buyer or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Ultimate Sellers in this Agreement or otherwise conflicts with the provisions hereof.

10.            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Buyer and Ultimate Sellers holding a majority of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Ultimate Sellers and that does not directly or indirectly affect the rights of other Ultimate Sellers may be given by Ultimate Sellers of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, if any such amendment, modification or waiver would adversely affect in any material respect any Ultimate Seller or group of Ultimate Sellers who have comparable rights under this Agreement disproportionately to the other Ultimate Sellers having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Ultimate Seller(s) so adversely affected.

11.            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Ultimate Seller; provided, however, the rights under this Agreement shall not be assignable if the Registrable Securities are transferred pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Buyer may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Buyer’s assets) or obligations hereunder without the prior written consent of all the Ultimate Sellers holding outstanding Registrable Securities. Each Ultimate Seller may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement or the applicable Convertible Note; provided in each case that (i) the Ultimate Seller agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Buyer within a reasonable time (not to exceed ten (10) calendar days) after such assignment, (ii) the Buyer is, within a reasonable time (not to exceed ten (10) calendar days) after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Buyer received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Buyer to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and executes and delivers any certificates or other documentation evidencing this fact to the Buyer.

13.            Execution and Counterparts. This Agreement may be executed electronically (including by Docusign or similar service) and in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were the original thereof.

14.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the laws of the State of Delaware.

15.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.            Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

17.            Independent Nature of Ultimate Sellers’ Obligations and Rights. The obligations of each Ultimate Seller under this Agreement are several and not joint with the obligations of any other Ultimate Seller hereunder, and no Ultimate Seller shall be responsible in any way for the performance of the obligations of any other Ultimate Seller hereunder. The decision of each Ultimate Seller to purchase the securities has been made independently of any other Ultimate Seller. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Ultimate Seller pursuant hereto or thereto, shall be deemed to constitute the Ultimate Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Ultimate Sellers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Ultimate Seller acknowledges that no other Ultimate Seller has acted as agent for such Ultimate Seller in connection with making its investment hereunder and that no Ultimate Seller will be acting as agent of such Ultimate Seller in connection with monitoring its investment in the Buyer’s securities or enforcing its rights hereunder. Each Ultimate Seller shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Ultimate Seller to be joined as an additional party in any Proceeding for such purpose. The Buyer acknowledges that each of the Ultimate Sellers has been provided with the same investor rights agreement for the purpose of closing a transaction with multiple Ultimate Sellers and not because it was required or requested to do so by any Ultimate Seller.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

VIREO GROWTH INC.

By:
Name:
Title:

13

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

ULTIMATE SELLERS:

Patrick R. McCauley

Craig Mullen

Casey Kaiser

Eric Brooks

PETERSEN TRUST, DATED MARCH 3, 2022

By: Washington Trust Bank, Trustee

By:
Name:	Tim Donnelly
Title:	SVP & Market Leader

By:
Name:	Danielle Fischer
Title:	VP & Trust Officer

CHICAGO BASIN TRUST

By:
Name:	Rick Kellogg
Title:	Trustee

BRIDGEWELL MANAGEMENT CO.

By:
Name:	Patrick R. McCauley
Title:	President

14

Exhibit D

Forms of Employment Agreements

See attached.

15

Exhibit E

Historical Accounting Principles Exceptions

[***]

16

Exhibit F

Form of Convertible Note

See attached.

17

Schedule I

Ultimate Sellers and Pro Rata Shares

[***]

18

Schedule II

A. Assumed Indebtedness (to remain outstanding at Closing)

Lender	Amount Outstanding	Debt Documents
Chicago Atlantic Financial Services, LLC, as Administrative Agent	$22,000,000

Loan and Security Agreement, dated as of April 21, 2026, among Agribusiness Holdings Limited Partnership, BWAB Holdings, LLC, the Company, each person party thereto as a guarantor from time to time, the creditors which are now or which thereafter become a party thereto, and Chicago Atlantic Financial Services, LLC, as administrative agent.

Eric Brooks	$3,066,147.82	Subordinated Promissory Note, dated as of the Closing Date, issued by Agribusiness Holdings in favor of Eric Brooks in the original principal amount of $3,066,147
Chicago Basin Trust	$4,298,727.66	Third Amended and Restated Subordinated Promissory Note, dated April 11, 2025 issued by Agribusiness Holdings to Chicago Basin Trust in the principal amount of $4,000,000
Randy Petersen Trust	$588,270.44	Amended and Restated Subordinated Promissory Note, dated as of June 24, 2024, issued by Agribusiness Holdings in favor of the Petersen Trust, in the original principal amount of $500,000.00
Craig Mullen	$108,224.47	Subordinated Promissory Note, dated as of April 17, 2025, issued by Agribusiness Holdings in favor of Craig Mullen in the original principal amount of $100,000.00
AFCO Direct (Insurance Premium Financing)	$286,437.54	Loan number 1170691 between insured Bridgewell Agribusiness, LLC and agent Digital Insurance, LLC
Total:	$30,347,807.93

19

B. Assumed Transaction Expenses (to be paid off at Closing)

[***]

20

Schedule 2.05(d)(iii)(D)

1.	In Alberta, the FOIP Coordinator, Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, Toll free in Canada: 1-877-355-0585, Facsimile: (403) 297-2082;

2.	In British Columbia, FOI Inquiries, British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, Toll free in Canada: 1-800-373-6393, Facsimile: (604) 899-6581, Email: FOI-privacy@bcsc.bc.ca;

3.	In Manitoba, the Director, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, Toll free in Manitoba 1-800-655-5244, Facsimile: (204) 945-0330;

4.	In New Brunswick, the Chief Executive Officer and Privacy Officer, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, Toll free in Canada: 1-866-933-2222, Facsimile: (506) 658-3059, Email: info@fcnb.ca;

5.	In Newfoundland and Labrador, the Superintendent of Securities, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189, Facsimile: (709) 729-6187;

6.	In the Northwest Territories, the Superintendent of Securities, Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Telephone: (867) 767-9305, Facsimile: (867) 873-0243;

7.	In Nova Scotia, the Executive Director, Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768, Facsimile: (902) 424-4625;

8.	In Nunavut, the Superintendent of Securities, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590, Facsimile: (867) 975-6594;

9.	In Ontario, the Inquiries Officer, Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, Toll free in Canada: 1-877-785-1555, Facsimile: (416) 593-8122, Email: exemptmarketfilings@osc.gov.on.ca;

10.	In Prince Edward Island, the Superintendent of Securities, Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569, Facsimile: (902) 368-5283;

11.	In Québec, the Secrétaire Générale, Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Facsimile: (514) 873-6155 (For filing purposes only), Fax: (514) 864-6381 (For privacy requests only), Email: financementdessocietes@lautorite.qc.ca;

12.	In Saskatchewan, the Director, Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5842, Facsimile: (306) 787-5899; and

13.	In Yukon, the Superintendent of Securities, Government of Yukon, Department of Community Services, Office of the Superintendent of Securities, 307 Black Street, Whitehorse, Yukon Y1A 2N1, Telephone: 867-667-5466, Facsimile: (867)393-6251, Email: securities@gov.yk.ca.

21

Schedule 5.02

None.

Schedule 6.11

Transaction Bonuses

[***]

Schedule 6.14

Tax Allocation Schedule

[***]

Schedule 7.02(a)(v)

Specific Indemnities

[***]